FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-02

FREE WRITING PROSPECTUS, DATED JUNE 1, 2022

CITIGROUP COMMERCIAL MORTGAGE TRUST 2022-GC48
Commercial Mortgage Pass-Through Certificates, Series 2022-GC48,
Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB,

Class X-A, Class A-S, Class B and Class C

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., BMO Capital Markets Corp. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The certificates offered by the Preliminary Prospectus (as defined below), and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Citigroup Global Markets Inc., BMO Capital Markets Corp. or any other underwriter is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein is in addition to information delivered to you as part of the preliminary prospectus relating to the Citigroup Commercial Mortgage Trust 2022-GC48, Commercial Mortgage Pass-Through Certificates, Series 2022-GC48 (the “Preliminary Prospectus”). The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties that is contained in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

Certain capitalized terms used but not otherwise defined in this free writing prospectus are defined in the Preliminary Prospectus.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

ii

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

iii

On May 12, 2022 (the “Origination Date”), (i) Bank of Montreal (“BMO”), acting through its Chicago branch, and Citi Real Estate Funding Inc. (“CREFI”) originated the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, and (ii) BMO, CREFI and Starwood Mortgage Capital LLC (“SMC” and, collectively with BMO and CREFI, with respect to the Yorkshire & Lexington Towers Whole Loan, the “Originators”) originated the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans.

The Yorkshire & Lexington Towers Mortgage Loan is part of the Yorkshire & Lexington Towers Whole Loan comprised of multiple promissory notes, each of which is secured by the same mortgage instrument on the Mortgaged Property identified on Annex A to the Preliminary Prospectus as the Yorkshire & Lexington Towers (the “Yorkshire & Lexington Towers Mortgaged Property”).

As further described under “Description of the Yorkshire & Lexington Tower Whole Loan—General” in this free writing prospectus, the Yorkshire & Lexington Towers Whole Loan, in the initial aggregate principal balance of $539,500,000.00, is evidenced by:

(i) three senior pari passu A Notes, with an aggregate Cut-off Date Balance of $60,000,000, that collectively evidence the “Yorkshire & Lexington Towers Mortgage Loan”), which will be contributed to Citigroup Commercial Mortgage Trust 2022-GC48 (the “Issuing Entity”) by BMO, SMC and CREFI, respectively;

(ii) fifteen senior pari passu A Notes, with an aggregate Cut-off Date Balance of $258,000,000, that collectively evidence the “Yorkshire & Lexington Towers Pari Passu Companion Loans”, each of which is held by one of BMO, SMC or CREFI, and none of which will be contributed to the Issuing Entity (but they are expected to be contributed to other commercial mortgage loan securitizations). The Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans are collectively referred to as the “Yorkshire & Lexington Towers Senior Loan”; and

(iii) two pari passu B Notes, with an aggregate principal balance as of the Cut-off Date of $221,500,000, that together evidence a subordinate Companion Loan (the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”), which B Notes are generally subordinate to the Yorkshire & Lexington Towers Senior Loan and which will be contributed to the Issuing Entity by BMO and CREFI, respectively.

The holder of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan is referred to as the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder”. The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans, and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan are collectively referred to as the “Yorkshire & Lexington Towers Whole Loan”. The Yorkshire & Lexington Towers Trust Subordinate Companion Loan is also referred to as a “Trust Subordinate Companion Loan”. The characteristics of the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mortgaged Property are described under “Description of the Mortgage Pool” in the Preliminary Prospectus and in Annex A thereto.

Description of Property Manager, the Management Agreement and Assignment of Management Agreement

Property Manager

Jumeaux Management LLC, a Delaware limited liability company (the “Property Manager”), is the property manager for the Yorkshire & Lexington Towers Mortgaged Property, which is comprised of the Lexington Property and the Yorkshire Property. Property Manager is affiliated with Borrower.

Lexington Property Management Agreement

Property Manager has entered into that certain Property Management Agreement, dated as of September 22, 2014, between the East 88 Borrower, and Property Manager, as amended by the

Amendment to Property Management Agreement dated as of October 3, 2017 (as the same may be amended, restated or otherwise modified from time to time in accordance with the terms of the Mortgage Loan Agreement, the “Lexington Management Agreement”), pursuant to which Property Manager is to provide management and other services with respect to the Lexington Property.

Compensation Under the Lexington Management Agreement

As compensation for management services, Property Manager is entitled to (a) a monthly management fee equal to two and one-half percent (2.5%) of the Gross Receipts for each month, and (b) reimbursement of expenses permitted under the Lexington Management Agreement.

Termination of the Lexington Management Agreement

The term of the Lexington Management Agreement is expected to remain in full force and effect until October 3, 2022 and will be automatically extended for one year periods until terminated by East 88 Borrower with written notice to Property Manager of its unanimous intent to terminate the Lexington Management Agreement.

The Lexington Management Agreement provides East 88 Borrower with the following termination rights: (i) at any time, effective immediately, by written notice to Property Manager for any or no reason; (ii) upon an event of default under the Lexington Management Agreement, for other than as set forth in clause (iii) of this sentence, where Property Manager has been given notice and the event or circumstance remains uncured for a period of (1) 30 days following East 88 Borrower’s delivery of notice to Property Manager of the non-monetary default, or if the cure, notwithstanding the exercise of Property Manager’s diligent efforts, cannot be reasonably effectuated within the 30 day period, then for a longer period as may be required to effectuate the cure with the exercise of diligent, good faith efforts, but in no event longer than 90 days from East 88 Borrower’s delivery of notice to Property Manager and (y) the end of the cure period provided pursuant to other terms of any Security Document; and (2) 15 days after delivery of the notice to Property Manager for any monetary default; (iii) upon an event of default under the Lexington Management Agreement that is based solely on the gross negligence fraud, defalcation or willful misconduct by a non-managerial employee of Property Manager, if (1) within five days after discovery by Property Manager of the event or circumstance, Property Manager does not disclose the occurrence of the event or circumstance to East 88 Borrower in writing; (2) within 10 days after discovery by Property Manager of the event or circumstance, Property Manager does not reimburse East 88 Borrower in immediately available funds for the total damage or loss (it being agreed that nay insurance proceeds received in connection with the event or circumstance will first go to reimburse Property Manager for payments to East 88 Borrower and (3) Property Manager does not terminate the non-managerial employee.

Assignment of Lexington Management Agreement

Neither East 88 Borrower, nor Property Manager may assign or otherwise transfer their interest under the Lexington Management Agreement without the prior written consent of the other party, the consent may be withheld in that party’s sole discretion.

Management Duties under the Lexington Management Agreement

Property Manager’s duties under the Lexington Management Agreement are to manage and operate the Lexington Property in accordance with the terms of the Lexington Management Agreement in a faithful, professional, diligent, careful and efficient manner consistent with the management and operation of comparable properties in similar locations, and to provide services that are customarily provided by a manager of properties of comparable class and standing subject to the availability of funds provided by East 88 Borrower. Property Manager is to consult, and conduct meetings, with East 88 Borrower to enable Property Manager to perform its duties and obligations under the Lexington Management Agreement and promptly respond to all requests for information by East 88 Borrower related to the Lexington Property, including, subject to the availability of funds provided by East 88 Borrower, furnishing all documents and services relating to the availability of funds required by East 88 Borrower in accordance with the terms of the Lexington Management Agreement in connection with the management, leasing, maintenance, repair and operation of the Lexington Property. Property Manager is to perform, or cause to be performed, services and duties for East 88 Borrower, including, but not limited to the following:

(i)       maintain businesslike relations with residents of the Lexington Property whose service requests will be received, considered, and acted upon, in Property Manager’s reasonable judgment. Upon East 88 Borrower’s request, Property Manager will make appropriate recommendations to enable East 88 Borrower to determine how to address the complaints;

(ii)       use commercially reasonable good faith efforts, which include the obligation to institute appropriate legal action at East 88 Borrower’s sole cost and expense, to collect all rents and other sums and charges due from residents, subresidents, licensees, and concessionaries of the Lexington Property and all other receipts, if any, derived from the operation of the Lexington Property;

(iii)       prepare or cause to be prepared for execution and filing by East 88 Borrower all forms, reports, and returns, if any, required by all federal, state, or local laws in connection with unemployment insurance, workmen’s compensation insurance, disability benefits, Social Security, and other similar taxes now in effect or later imposed, and also any other requirements relating to the employment of personnel for Property Manager, however, Property Manager is not obligated to prepare any of East 88 Borrower’s local, state, or federal tax returns;

(iv)       pay all real estate taxes and assessments levied against the Lexington Property that Property Manager has knowledge of, or any part, prior to delinquency subject to the limitations of the approved Budget adopted pursuant to the Lexington Management Agreement; and

(v)       perform other acts as are reasonable, necessary and proper in the discharge of its duties under the Lexington Management Agreement subject to the limitations of the approved Budget adopted pursuant to the Lexington Management Agreement.

Yorkshire Property Management Agreement

Property Manager has entered into that certain Property Management Agreement, dated as of September 22, 2014, between East 86 Borrower and Property Manager, as amended by the Amendment to Property Management Agreement dated as of October 3, 2017 (as the same may be amended, restated or otherwise modified from time to time in accordance with the terms of the Mortgage Loan Agreement, the “Yorkshire Management Agreement”), pursuant to which Property Manager is to provide management and other services with respect to the Yorkshire Property.

Compensation Under the Yorkshire Management Agreement

As compensation for management services, Property Manager is entitled to (a) a monthly management fee equal to two and one-half percent (2.5%) of the Gross Receipts for each month and (b) reimbursement of expenses permitted under the Yorkshire Management Agreement.

Termination of the Yorkshire Management Agreement

The term of the Yorkshire Management Agreement is expected to remain in full force and effect until October 3, 2022 and will be automatically extended for one year periods until terminated by East 86 Borrower with written notice to Property Manager of its unanimous intent to terminate the Yorkshire Management Agreement.

The Yorkshire Management Agreement provides East 86 Borrower with the following termination rights: (i) at any time, effective immediately, by written notice to Property Manager for any or no reason; (ii) upon an event of default under the Yorkshire Management Agreement, other than as set forth in clause (iii) of this sentence, where Property Manager has been given notice and the event or circumstance remains uncured for a period of (1) 30 days following East 86 Borrower’s delivery of notice to Property Manager of the non-monetary default, or if the cure, notwithstanding the exercise of Property Manager’s diligent efforts, cannot be reasonably effectuated within the 30 day period, then for a longer period as may be required to effectuate the cure with the exercise of diligent, good faith efforts, but in no event longer than 90 days from East 86 Borrower’s delivery of notice to Property Manager and (y) the end of the cure period provided pursuant to other terms of any Security Document; and (2) 15 days after delivery of the notice to Property Manager for any monetary default; (iii) upon an event of default under the Yorkshire Management Agreement that is based solely on the gross negligence fraud, defalcation or willful misconduct by a non-managerial employee of Property Manager, if (1) within five days after discovery by Property Manager of the event or circumstance, Property Manager does not disclose the occurrence of the event or circumstance to East 86 Borrower in writing; (2) within 10 days after discovery by Property Manager of the event or circumstance, Property Manager does not reimburse East 86 Borrower in immediately available funds for the total damage or loss (it being agreed that nay insurance proceeds received in connection with the event or circumstance will first go to reimburse Property Manager for payments to East 86 Borrower and (3) Property Manager does not terminate the non-managerial employee.

Assignment of Yorkshire Management Agreement

Neither East 86 Borrower, nor Property Manager may assign or otherwise transfer their interest under the Yorkshire Management Agreement without the prior written consent of the other party, the consent may be withheld in that party’s sole discretion.

Management Duties under the Yorkshire Management Agreement

Property Manager’s duties under the Yorkshire Management Agreement are to manage and operate the Yorkshire Property in accordance with the terms of the Yorkshire Management Agreement in a faithful, professional, diligent, careful and efficient manner consistent with the management and operation of comparable properties in similar locations, and to provide services that are customarily provided by a manager of properties of comparable class and standing subject to the availability of funds provided by East 86 Borrower. Property Manager is to consult, and conduct meetings, with East 86 Borrower to enable Property Manager to perform its duties and obligations under the Yorkshire Management Agreement and promptly respond to all requests for information by East 86 Borrower related to the Yorkshire Property, including, subject to the availability of funds provided by East 86 Borrower, furnishing all documents and services relating to the availability of funds required by East 86 Borrower in accordance with the terms of the Yorkshire Management Agreement in connection with the management, leasing, maintenance, repair and operation of the Yorkshire Property. Property Manager is to perform, or cause to be performed, services and duties for East 86 Borrower, including, but not limited to the following:

(i)       maintain businesslike relations with residents of the Yorkshire Property whose service requests will be received, considered, and acted upon, in Property Manager’s reasonable judgment. Upon East 86 Borrower’s request, Property Manager will make appropriate recommendations to enable East 86 Borrower to determine how to address the complaints;

(ii)       use commercially reasonable good faith efforts, which include the obligation to institute appropriate legal action at East 86 Borrower’s sole cost and expense, to collect all rents and other sums and charges due from residents, subresidents, licensees, and concessionaries of the Yorkshire Property and all other receipts, if any, derived from the operation of the Yorkshire Property;

(iii)       prepare or cause to be prepared for execution and filing by East 86 Borrower all forms, reports, and returns, if any, required by all federal, state, or local laws in connection with unemployment insurance, workmen’s compensation insurance, disability benefits, Social Security, and other similar taxes now in effect or later imposed, and also any other requirements relating to the employment of personnel for Property Manager, however, Property Manager is not obligated to prepare any of East 86 Borrower’s local, state, or federal tax returns;

(iv)       pay all real estate taxes and assessments levied against the Yorkshire Property that Property Manager has knowledge of, or any part, prior to delinquency subject to the limitations of the approved Budget adopted pursuant to the Yorkshire Management Agreement; and

(v)       perform other acts as are reasonable, necessary and proper in the discharge of its duties under the Yorkshire Management Agreement subject to the limitations of the approved Budget adopted pursuant to the Yorkshire Management Agreement.

Assignment and Subordination of Management Agreement

In connection with the origination of the Yorkshire & Lexington Towers Whole Loan, Borrower is expected to enter into an Assignment of Management Agreement and Subordination of Management Fees (the “Assignment of Management Agreement”) with Property Manager and Lender, pursuant to which Borrower will conditionally transfer, set over and assign to Lender its right, title and interest in the Lexington Management Agreement and the Yorkshire Management Agreement. Such transfer and assignment automatically becomes a present, unconditional assignment at Lender’s option upon the occurrence and during the continuance of a Mortgage Loan Event of Default by Borrower under the Mortgage Loan Agreement.

Each Management Agreement and any and all liens, rights and interests owed, claimed or held, by Property Manager in and to the Individual Property, are and will be in all respects subordinate and inferior to the liens and security interests created, or to be created, for the benefit of Lender, and securing the repayment of the Notes and the performance of Borrower’s obligations under the Mortgage Loan Agreement and the other Mortgage Loan Documents, and all renewals, extensions, increases, supplements, amendments, modifications or replacements of the Mortgage Loan Agreement and Mortgage Loan Documents.

Lender may assign or transfer its rights under each Assignment of Management Agreement in connection with any assignment of Yorkshire & Lexington Towers Whole Loan and the Mortgage Loan Documents. Neither Property Manager nor Borrower may assign or transfer their rights or obligations under the Assignment of Management Agreement without the prior written consent of the lender.

Description of the Yorkshire & Lexington Towers Whole Loan

The following is a summary of the principal provisions of the Yorkshire & Lexington Towers Whole Loan made pursuant to the Mortgage Loan Agreement, dated as of May 12, 2022 (the “Mortgage Loan Agreement”), between the Originators and the Borrower. The Mortgage Loan Agreement and the other documents were executed and/or delivered by the Lender and the Borrower on or before the Origination Date to evidence and/or secure the Yorkshire & Lexington Towers Whole Loan (collectively, “Mortgage Loan Documents”).

The Yorkshire & Lexington Towers Whole Loan is also referred to in this free writing prospectus as the “Whole Loan”.

Certain defined terms used in this “Description of The Yorkshire & Lexington Towers Whole Loan” section reflect defined terms used in the Mortgage Loan Documents for the purpose of determining the occurrence of certain events or compliance with certain covenants in the Mortgage Loan Documents. The results of these calculations will differ, and may differ substantially, from similar numerical information and statistics regarding the Mortgaged Property and the Whole Loan presented elsewhere in this free writing prospectus.

All capitalized terms used under this “Description of the Yorkshire & Lexington Towers Whole Loan” section that are not defined in this free writing prospectus or the Preliminary Prospectus have the meanings ascribed to such terms in the Mortgage Loan Agreement.

General

The Whole Loan was originated by the Originators, as lenders, on May 12, 2022 (the “Origination Date”). On the closing date for the securitization contemplated by the Preliminary Prospectus (the “Closing Date”), the Originators will assign the Trust Subordinate Companion Loan to Citigroup Commercial Mortgage Securities Inc. (the “Depositor”), including all interest that accrues during the initial Interest Accrual Period, and the Depositor will subsequently assign the Trust Subordinate Companion Loan to the Issuing Entity. As of the Cut-off Date, the Outstanding Principal Balance of the Whole Loan is expected to be $539,500,000.00.

The Whole Loan is a five (5) year interest-only fixed rate loan, and is evidenced by 20 promissory notes: (i)”Note A-1” means that certain Promissory Note (Note A-1) in the principal amount of $25,000,000.00, made by Borrower in favor of BMO Lender, (ii) “Note A-2” means that certain Promissory Note (Note A-2) in the principal amount of $25,000,000.00 made by Borrower in favor of Starwood Lender, (iii) “Note A-3” means that certain Promissory Note (Note A-3) in the principal amount of $25,000,000.00 made by Borrower in favor of CREFI Lender, (iv) “Note A-4” means that certain Promissory Note (Note A-4) in the principal amount of $20,000,000.00 made by Borrower in favor of BMO Lender, (v) “Note A-5” means that certain Promissory Note (Note A-5) in the principal amount of $20,000,000.00 made by Borrower in favor of Starwood Lender, (vi) “Note A-6” means that certain Promissory Note (Note A-6) in the principal amount of $20,000,000.00 made by Borrower in favor of CREFI Lender, (vii) “Note A-7” means that certain Promissory Note (Note A-7) in the principal amount of $20,000,000.00 made by Borrower in favor of BMO Lender, (viii) “Note A-8” means that certain Promissory Note (Note A-8) in the principal amount of $20,000,000.00 made by Borrower in favor of Starwood Lender, (ix) “Note A-9” means that certain Promissory Note (Note A-9) in the principal amount of $20,000,000.00 made by Borrower in favor of CREFI Lender, (x) “Note A-10” means that certain Promissory Note (Note A-10) in the principal amount of $20,000,000.00 made by Borrower in favor of BMO Lender, (xi) “Note A-11” means that certain Promissory Note (Note A-11) in the principal amount of $20,000,000.00 made by Borrower in favor of Starwood Lender, (xii) “Note A-12” means that certain Promissory Note (Note A-12) in the principal amount of $20,000,000.00 made by Borrower in favor of CREFI Lender, (xiii) “Note A-13” means that certain Promissory Note (Note A-13) in the principal amount of $10,000,000.00 made by Borrower in favor of BMO Lender, (xiv) “Note A-14” means that certain Promissory Note (Note A-14) in the principal amount of $10,000,000.00 made by Borrower in favor of Starwood Lender, (xv) “Note A-15” means that certain Promissory Note (Note A-15) in the principal amount of $10,000,000.00 made by Borrower in favor of CREFI Lender, (xvi) “Note A-16”

means that certain Promissory Note (Note A-16) in the principal amount of $12,000,000.00 made by Borrower in favor of BMO Lender, (xvii) “Note A-17” means that certain Promissory Note (Note A-17) in the principal amount of $10,000,000.00 made by Borrower in favor of Starwood Lender, (xviii) “Note A-18” means that certain Promissory Note (Note A-18) in the principal amount of $11,000,000.00 made by Borrower in favor of CREFI Lender, (xix) “Note B-1” means that certain Promissory Note (Note B-1) in the principal amount of $147,666,666.67 made by Borrower in favor of BMO Lender, and (xx) “Note B-2”“ means that certain Promissory Note (Note B-2) in the principal amount of $78,833,333.33 made by Borrower in favor of CREFI Lender (individually and collectively, as the context may require, the “Note”).

“A Notes” means, for purposes of the Mortgage Loan Documents, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note A-17 and Note A-18.

“B Notes” means, for purposes of the Mortgage Loan Documents, collectively, Note B-1 and Note B-2.

“Outstanding Principal Balance” means, for purposes of the Mortgage Loan Documents, as of any date, the outstanding principal balance of the Whole Loan (inclusive of the outstanding principal balance of Note A-1, the outstanding principal balance of Note A-2, the outstanding principal balance of Note A-3, the outstanding principal balance of Note A-4, the outstanding principal balance of Note A-5, the outstanding principal balance of Note A-6, the outstanding principal balance of Note A-7, the outstanding principal balance of Note A-8, the outstanding principal balance of Note A-9, the outstanding principal balance of Note A-10, the outstanding principal balance of Note A-11, the outstanding principal balance of Note A-12, the outstanding principal balance of Note A-13, the outstanding principal balance of Note A-14, the outstanding principal balance of Note A-15, the outstanding principal balance of Note A-16, the outstanding principal balance of Note A-17, the outstanding principal balance of Note A-18, the outstanding principal balance of Note B-1, and the outstanding principal balance of Note B-2); provided, that when used with respect to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9 Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note A-17, Note A-18, Note B-1, and Note B-2, “Outstanding Principal Balance” means the outstanding principal balance of such Note(s), as applicable.

The Trust Subordinate Companion Loan has an initial principal balance equal to the aggregate initial Certificate Balances of the Yorkshire & Lexington Towers Loan-Specific Certificates. The scheduled maturity date with respect to the Whole Loan will be the Payment Date occurring June 6, 2027 (the “Stated Maturity Date”) (or if that date is not a Business Day, the immediately preceding Business Day), or such earlier date as may result from prepayment or acceleration of the Whole Loan in accordance with the terms of the Mortgage Loan Agreement (the “Maturity Date”).

“Agent” means Bank of Montreal, a Canadian chartered bank acting through its Chicago Branch, having an address at c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, together with its successors and/or assigns, in such capacity as the initial administrative agent for Lenders under the Mortgage Loan Documents.

“BMO Lender” means Bank of Montreal, a Canadian chartered bank acting through its Chicago Branch, having an address at c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, together with its successors and/or assigns.

“CREFI Lender” means Citi Real Estate Funding Inc., a New York corporation, having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013, together with its successors and/or assigns.

“Lender” means BMO Lender, Starwood Lender and CREFI Lender, individually or collectively, as the context may require, each together with its successors and assign.

“Starwood Lender” means Starwood Mortgage Capital LLC, a Delaware limited liability company, together with its successors and/or assigns.

Security

The Whole Loan is secured by, among other things, the Mortgaged Property, the revenues from the Mortgaged Property, and all other tangible and intangible property in respect of which Lender is granted a lien under the Mortgage Loan Documents, and all proceeds of the foregoing.

Principal and Interest Payments

Payments on the Whole Loan are required to be made on the sixth (6th) day of each calendar month in which the Mortgage Loan Interest Accrual Period ends without any grace periods (or if the sixth (6th) day is not a Business Day, the immediately preceding Business Day) (each, a “Payment Date”).

“Business Day” means, with respect to any references to “Business Day” in any Mortgage Loan Document, any day other than a Saturday, Sunday, or any other day on which any of the following institutions is not open for business: (i) banks and savings and loan institutions in New York, New York, (ii) the trustee under a Securitization (or, if no Securitization has occurred, Lender), (iii) any Servicer, (iv) the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds, (v) the New York Stock Exchange or (vi) the Federal Reserve Bank of New York.

On the Origination Date, Borrower is required to make a payment of interest only for the period commencing on and including the Origination Date through and including June 5, 2022. On July 6, 2022, and each subsequent Payment Date up to and including the Maturity Date, Borrower must make payments to Lender of interest on the outstanding principal balance of the Whole Loan accruing at the Interest Rate through the last day of each Mortgage Loan Interest Accrual Period in which the Payment Date occurs (the “Monthly Interest Payment”). The Monthly Interest Payment on the Whole Loan will be applied as further described under “—Cash Management” in this free writing prospectus. Provided no Mortgage Loan Event of Default is continuing, all payments of the Monthly Interest Payment Amount made under the Mortgage Loan Agreement will be applied (i) first, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the A Notes and (ii) second, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the B Notes. During the continuance of any Event of Default, any payment of principal from whatever source and any payment of interest may be applied by Lender among the A Notes and the B Notes in Lender’s sole discretion.

The entire principal balance of the Whole Loan will be due and payable by Borrower on the Maturity Date. No payments of principal will be due and payable by either Borrower prior to the Maturity Date, except in connection with certain casualties or condemnations, and permitted prepayments, in each case, subject to certain conditions contained in the Mortgage Loan Documents. See “—Prepayment”.

The entire outstanding principal balance of the Mortgage Loan, together with all interest thereon and any other amounts due under the Mortgage Loan Documents, will be due and payable by Borrower on the Maturity Date or such earlier date as may result from prepayment or acceleration of the Whole Loan in accordance with the terms of the Mortgage Loan Agreement. Except for in connection with a casualty or condemnation, or prepayment of the Whole Loan in whole as described in “Prepayment” below, Borrower will not be required to make any scheduled payments of principal prior to the Maturity Date.

If a Mortgage Loan Event of Default occurs and is continuing, the outstanding principal balance of the Whole Loan and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Mortgage Loan Documents, will accrue interest at the Default Rate, calculated from the date the payment was due without regard to any grace or cure periods contained in the Mortgage Loan Documents.

Interest on the outstanding principal balance of the Whole Loan will be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Whole Loan in effect for the applicable period as calculated by Lender.

Provided no Mortgage Loan Event of Default is continuing, (A) any payments (including prepayments) of principal of the Whole Loan made under the Mortgage Loan Agreement will be applied by Lender among the A Notes and the B Notes as follows: (i) first, to the reduction of the outstanding principal balance of the A Notes on a pro rata and pari passu basis until the outstanding principal balance of each such Note is reduced to zero, and (ii) second, to the reduction of the outstanding principal balance of the B Notes on a pro rata and pari passu basis until the outstanding principal balance of each such Note is reduced to zero and (B) any payments of interest payable in connection with a prepayment will be applied (i) first, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the A Notes and (ii) second, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the B Notes. During the continuance of any Event of Default, any payment of principal from whatever source and any payment of interest may be applied by Lender among the A Notes and the B Notes in Lender’s sole discretion.

“Default Rate” means, with respect to any Note, a rate per annum equal to the lesser of (a) the maximum rate permitted by law and (b) five percent (5%) above the Interest Rate

“Interest Rate” means, with respect to each Mortgage Loan Interest Accrual Period, with respect to each Note, an assumed fixed rate of 3.04000% per annum.

“Mezzanine A Borrower” means, for purposes of the Mortgage Loan Documents, individually or collectively as the context may require, CF E 88 Mezz 1 LLC, a Delaware limited liability company, SM E 88 Mezz 1 LLC, a Delaware limited liability company, CF E 86 Mezz 1 LLC, a Delaware limited liability company, SM E 86 Mezz 1 LLC, a Delaware limited liability company, and LSG E 86 Mezz 1 LLC, a Delaware limited liability company.

“Mezzanine A Lender” means, for purposes of the Mortgage Loan Documents, the “Lender” as defined in the Mezzanine A Loan Agreement.

“Mezzanine A Loan” means, for purposes of the Mortgage Loan Documents, the loan in the amount of Eighty Million and No/100 Dollars ($80,000,000.00) made by Mezzanine A Lender to Mezzanine A Borrower as of the date hereof.

“Mezzanine A Loan Agreement” means, for purposes of the Mortgage Loan Documents, that certain Mezzanine a Loan Agreement between Mezzanine A Lender and Mezzanine A Borrower dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine A Loan Documents” means, for purposes of the Mortgage Loan Documents, the “Loan Documents” as defined in the Mezzanine A Loan Agreement.

“Mezzanine A Loan Outstanding Principal Balance” means, for purposes of the Mortgage Loan Documents, the “Outstanding Principal Balance” as defined in the Mezzanine A Loan Agreement.

“Mezzanine B Borrower” means, for purposes of the Mortgage Loan Documents, individually or collectively as the context may require, CF E 88 Mezz 2 LLC, a Delaware limited liability company, SM E 88 Mezz 2 LLC, a Delaware limited liability company, CF E 86 Mezz 2 LLC, a Delaware limited liability company, SM E 86 Mezz 2 LLC, a Delaware limited liability company, and LSG E 86 Mezz 2 LLC, a Delaware limited liability company.

“Mezzanine B Loan” means, for purposes of the Mortgage Loan Documents, the loan in the amount of Twenty Three Million One Hundred Thousand and No/100 Dollars ($23,100,000.00) made by Mezzanine B Lender to Mezzanine B Borrower as of the date hereof.

“Mezzanine B Loan Agreement” means, for purposes of the Mortgage Loan Documents, that certain Mezzanine B Loan Agreement between Mezzanine B Lender and Mezzanine B Borrower dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine B Loan Documents” means, for purposes of the Mortgage Loan Documents, the “Loan Documents” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Outstanding Principal Balance” means, for purposes of the Mortgage Loan Documents, the “Outstanding Principal Balance” as defined in the Mezzanine B Loan Agreement.

“Mezzanine Borrower” means, for purposes of the Mortgage Loan Documents, Mezzanine A Borrower, Mezzanine B Borrower, Mezzanine C Borrower and Mezzanine D Borrower, individually or collectively as the context may require.

“Mezzanine C Borrower” means, for purposes of the Mortgage Loan Documents, individually or collectively as the context may require, CF E 88 Mezz 3 LLC, a Delaware limited liability company, SM E 88 Mezz 3 LLC, a Delaware limited liability company, CF E 86 Mezz 3 LLC, a Delaware limited liability company, SM E 86 Mezz 3 LLC, a Delaware limited liability company, and LSG E 86 Mezz 3 LLC, a Delaware limited liability company.

“Mezzanine C Loan” means, for purposes of the Mortgage Loan Documents, the loan in the amount of Twenty Five Million and No/100 Dollars ($25,000,000.00) made by Mezzanine C Lender to Mezzanine C Borrower as of the date hereof.

“Mezzanine C Loan Agreement” means, for purposes of the Mortgage Loan Documents, that certain Mezzanine C Loan Agreement between Mezzanine C Lender and Mezzanine C Borrower dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine C Loan Documents” means, for purposes of the Mortgage Loan Documents, the “Loan Documents” as defined in the Mezzanine C Loan Agreement.

“Mezzanine C Loan Outstanding Principal Balance” means, for purposes of the Mortgage Loan Documents, the “Outstanding Principal Balance” as defined in the Mezzanine C Loan Agreement.

“Mezzanine D Borrower” means, for purposes of the Mortgage Loan Documents, individually or collectively as the context may require, CF E 88 Mezz 4 LLC, a Delaware limited liability company, SM E 88 Mezz 4 LLC, a Delaware limited liability company, CF E 86 Mezz 4 LLC, a Delaware limited liability company, SM E 86 Mezz 4 LLC, a Delaware limited liability company, and LSG E 86 Mezz 4 LLC, a Delaware limited liability company.

“Mezzanine D Loan” means, for purposes of the Mortgage Loan Documents, the loan in the amount of Forty Six Million Four Hundred Thousand and No/100 Dollars ($46,400,000.00) made by Mezzanine D Lender to Mezzanine D Borrower as of the date hereof.

“Mezzanine D Loan Agreement” means, for purposes of the Mortgage Loan Documents, that certain Mezzanine D Loan Agreement between Mezzanine D Lender and Mezzanine D Borrower dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine D Loan Documents” means, for purposes of the Mortgage Loan Documents, the “Loan Documents” as defined in the Mezzanine D Loan Agreement.

“Mezzanine D Loan Outstanding Principal Balance” means, for purposes of the Mortgage Loan Documents, the “Outstanding Principal Balance” as defined in the Mezzanine D Loan Agreement.

“Mezzanine Loan” means, for purposes of the Mortgage Loan Documents, the Mezzanine A Loan, the Mezzanine B Loan, the Mezzanine C Loan and the Mezzanine D Loan, individually or collectively as the context may require.

“Mezzanine Loan Agreement” means, for purposes of the Mortgage Loan Documents, the Mezzanine A Loan Agreement, the Mezzanine B Loan Agreement, the Mezzanine C Loan Agreement and the Mezzanine D Loan Agreement, individually or collectively as the context may require.

“Mezzanine Loan Documents” means, for purposes of the Mortgage Loan Documents, the Mezzanine A Loan Documents, the Mezzanine B Loan Documents, the Mezzanine C Loan Documents and the Mezzanine D Loan Documents, individually or collectively as the context may require.

“Mezzanine Note” means, for purposes of the Mortgage Loan Documents, the Mezzanine A Note, the Mezzanine B Note, the Mezzanine C Note and the Mezzanine D Note, individually or collectively as the context may require.

“Mezzanine Monthly Debt Service Payment Amount” means, for purposes of the Mortgage Loan Documents, the “Monthly Debt Service Payment Amount” (as defined in the applicable Mezzanine Loan Agreement) payable by applicable Mezzanine Borrower on such Payment Date.

“Mezzanine Loan Outstanding Principal Balance” means, for purposes of the Mortgage Loan Documents, as of any date, the sum of (i) Mezzanine A Loan Outstanding Principal Balance, (ii) Mezzanine B Loan Outstanding Principal Balance, (iii) Mezzanine C Loan Outstanding Principal Balance, and (iv) Mezzanine D Loan Outstanding Principal Balance.

“Mortgage Loan Default” means, for purposes of the Mortgage Loan Documents, the occurrence of any event under any Mortgage Loan Document which, but for the giving of notice or passage of time, or both, would be a Mortgage Loan Event of Default.

“Mortgage Loan Event of Default” has the meaning specified under the heading “—Mortgage Loan Events of Default”.

“Mortgage Loan Interest Accrual Period” means, for purposes of the Mortgage Loan Documents, (i) initially, the period commencing on and including the Origination Date and ending on and including the fifth (5th) day of the calendar month following the Origination Date, and (ii) thereafter, for any specified Payment Date including the Maturity Date, the period commencing on and including the sixth (6th) day of the calendar month prior to such Payment Date and ending on and including the fifth (5th) day of the calendar month in which such Payment Date occurs.

Prepayment

So long as no Mortgage Loan Event of Default has occurred and is continuing, on the Payment Date occurring four (4) months prior to the Stated Maturity Date (the “Open Prepayment Date”) or on any Business Day thereafter, the Whole Loan may be voluntarily prepaid in whole, but not in part on any Business Day. The Borrower must provide written notice to Lender of such prepayment no less than thirty (30) days prior to the date of the prepayment. Any voluntary prepayments will be required to be accompanied by (i) all accrued and unpaid interest on the outstanding principal balance prepaid (provided that if the Whole Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower is required to pay interest on the principal amount so prepaid up to the next succeeding Payment Date; and (ii) all other amounts then due under the Note, the Mortgage Loan Agreement and the other Mortgage Loan Documents. If a notice of prepayment is given by Borrower to Lender, the amount designated for prepayment and all other sums required to be paid under the Mortgage Loan Agreement will be due and payable on the proposed prepayment date unless Borrower notifies Lender on or prior to such proposed prepayment date that either Borrower no longer wishes to prepay the Whole Loan in accordance with the prior notice of Borrower or Borrower wishes to schedule a different prepayment date, provided, in each case, Borrower is required to promptly pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with Lender’s preparation for such proposed prepayment and any adjournment thereof.

Following any Casualty or Condemnation, on the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for restoration, Borrower is required to prepay, or may authorize Lender to apply such Net Proceeds as a prepayment of, the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if a Mortgage Loan Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the outstanding principal balance of the Whole Loan (together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Whole Loan under the Note, the Mortgage Loan Agreement or any other Mortgage Loan Documents (the “Debt”) until paid in full) in any order or priority in Lender’s sole discretion. Notwithstanding anything in the Mortgage Loan Agreement to the contrary, so long as no Mortgage Loan Event of Default has occurred and is continuing, no Yield Maintenance Premium or any other prepayment fee or penalty will be due in connection with any prepayment described in this paragraph.

If, following the occurrence and during the continuance of a Mortgage Loan Event of Default, payment of all or any part of the Whole Loan is tendered by Borrower for any reason or is otherwise recovered by Lender (including, without limitation, through acceleration or the application of any Reserve Funds or Net Proceeds), such tender or recovery will include all of: (i) the interest calculated at the Default Rate on the principal amount of the Whole Loan from the date the Mortgage Loan Event of Default occurred through the end of the Mortgage Loan Interest Accrual Period related to the Payment Date next occurring following the date of such tender or recovery, or if such tender or recovery occurs on a Payment Date, through and including the Mortgage Loan Interest Accrual Period related to such Payment Date, and (ii) if prior to the Open Prepayment Date, the applicable Yield Maintenance Premium.

In the event of any voluntary repayment or partial prepayment of the Mezzanine Loan, Lender shall have the right to cause Borrower to prepay a portion of the Whole Loan or defease the Mortgage Loan, as applicable, in an amount equal to the product of (x) the Outstanding Principal Balance of the Whole Loan and (y) a fraction, the numerator of which is then Mezzanine Loan Outstanding Principal Balance being repaid or prepaid and the denominator of which is the then-outstanding principal balance of the Mezzanine Loan (i.e., without taking into account the repayment or prepayment of the Mezzanine Loan), which repayment or prepayment is required to include the payment of any applicable Yield Maintenance Premium, if such prepayment occurs before the Open Prepayment Date.

Notwithstanding anything to the contrary set forth in the Mortgage Loan Agreement, so long as no Mortgage Loan Event of Default is continuing, in connection with any repayment or partial prepayment of the Mortgage Loan, Borrower is permitted to prepay the Mezzanine Loan in accordance with the express terms of the Mezzanine Loan Documents, on a pari passu basis, in an amount equal to the product of (x) the Mezzanine Loan Outstanding Principal Balance and (y) a fraction, the numerator of which is the amount of the Whole Loan being repaid or prepaid and the denominator of which is the then Outstanding Principal Balance of the Whole Loan being repaid or prepaid (i.e., without taking into account the repayment or prepayment of the Mortgage Loan).

“Casualty” means, for purposes of the Mortgage Loan Documents, if the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty.

“Condemnation” means, for purposes of the Mortgage Loan Documents, a temporary or permanent taking by any governmental authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Mortgaged Property, or any interest in the Mortgaged Property or right accruing to the Mortgaged Property, including any right of access to the Mortgaged Property or any change of grade affecting the Mortgaged Property or any part of the Mortgaged Property.

“Condemnation Proceeds” means, for purposes of the Mortgage Loan Documents, the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same.

“Insurance Proceeds” means, for purposes of the Mortgage Loan Documents, the amount of all insurance proceeds received by Lender pursuant to clauses (A), (D), (F), (I) and (J) of “—Insurance; Casualty; Condemnation—Insurance” as a result of damage or destruction of the Mortgaged Property, after deduction of Lender’s reasonable costs and expenses, if any, in collecting same.

“Net Proceeds” means, for purposes of the Mortgage Loan Documents, (i) Insurance Proceeds or (ii) Condemnation Proceeds.

“Prepayment Rate” means, for purposes of the Mortgage Loan Documents, the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate

Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has a remaining term, the “Prepayment Rate” will be the yield on such United States Treasury Security most recently issued as of such Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in the Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” means, for purposes of the Mortgage Loan Documents, the date which is five (5) Business Days prior to the date that a prepayment described under the third paragraph of “—Prepayment” is received by Lender.

“Security Instrument” or “Mortgage” means, for purposes of the Mortgage Loan Documents, each first priority mortgage, deed of trust, deed to secure debt or similar security agreement, dated the Origination Date, executed and delivered by Borrower as security for the obligations which encumbers the Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Yield Maintenance Premium” means, with respect to each Note, an amount equal to the greater of (a) three percent (3%) of the outstanding principal balance of such Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under such Note to be prepaid or satisfied assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such Note is paid on the Maturity Date (with each payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of the present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event the payment is not made on a Payment Date), over (ii) the principal amount of such Note being prepaid or satisfied.

Defeasance

Provided no Mortgage Loan Event of Default then exists under the Mortgage Loan, Borrower will have the right at any time after the Permitted Release Date and prior to the Open Prepayment Date, to cause the release of the entire Property (such event being referred to herein as a “Defeasance Event”):

(i)       Borrower will be required to provide not less than thirty (30) days nor more than ninety (90) days prior written notice to Lender specifying the Business Day (the “Defeasance Date”) on which the Defeasance Event occurs (provided Borrower will be permitted to revoke the notice (and Borrower will be required to pay to Lender any out-of-pocket costs incurred by Lender in connection with the revocation of such notice);

(ii)      Borrower will be required to pay to Lender all accrued and unpaid interest on the principal balance of the Whole Loan to and including the Defeasance Date; if for any reason the Defeasance Date is not a Payment Date, Borrower will also be required to pay interest that would have accrued on the Note through and including the next Payment Date, unless the Defeasance Deposit will include (or if the U.S. Obligations purchased with the Defeasance Deposit will provide for payment of) all principal and interest computed from the Payment Date prior to the Defeasance Date through the next succeeding Payment Date;

(iii)     Borrower will be required to pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, the Mortgage Loan Agreement and the other Mortgage Loan Documents;

(iv)      Borrower will be required to deliver to Lender the Defeasance Deposit;

(v)       Borrower will be required to execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this “—Defeasance” section (the “Security Agreement”);

(vi)      Borrower will be required to deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Borrower has legally and validly transferred and assigned the Defeasance Deposit and U.S. Obligations purchased with the Defeasance Deposit and all obligations, rights and duties under and to the Note to the Successor Borrower, (B) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower, (C) any REMIC or grantor trust formed pursuant to a securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or as a “grantor trust” within the meaning of Subpart E, Part I of Subchapter J of the Code, as applicable, as a result of such Defeasance Event, (D) such Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for Federal income tax purposes, and (E) delivery of the Defeasance Deposit and the grant of a security interest therein to Lender will not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law;

(vii)      Borrower will be required to deliver a Rating Agency Confirmation from each of the Approved Rating Agencies with respect to such Defeasance Event and, if required by the Approved Rating Agencies, Borrower will also be required to deliver or cause to be delivered (from counsel satisfactory to Lender) a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the Approved Rating Agencies;

(viii)     Borrower will be required to deliver an Officer’s Certificate certifying that the requirements set forth in this “—Defeasance” section have been satisfied;

(ix)      Borrower will be required to deliver a certificate of Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x)      Borrower will be required to deliver such other certificates, documents or instruments as Lender may reasonably request;

(xi)      Borrower will be required to pay all reasonable, out-of-pocket costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Security Instrument, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Approved Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees and expenses; and

(xii)      Borrower will be required to provide Lender with evidence satisfactory to Lender that the Mezzanine Loan will be concurrently prepaid in accordance with the terms and provisions of the Mezzanine Loan Agreement.

In connection with each Defeasance Event, Borrower will be required to use, or cause to be used, the Defeasance Deposit to purchase U.S. Obligations which provide (A) on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date through and including the Open Prepayment Date and (B) in amounts sufficient to the corresponding installments of principal and interest required under the Note (including, without limitation, interest, servicing fees (if any), and any other amount due under the Mortgage Loan Documents on the dates) on each Payment Date together with the entire outstanding principal balance of the Note on the Open Prepayment Date (assuming the Note is prepaid in full on the Open Prepayment Date) (the “Scheduled Defeasance Payments”). Borrower, pursuant to the Security Agreement or other appropriate document, must authorize and direct that the payments received from the U.S. Obligations to pay all related costs and expenses may be made directly to the Clearing Account (unless otherwise directed by Lender) and applied to satisfy the Debt. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this “—Defeasance” section will be remitted to Borrower.

In connection with any Defeasance Event, Borrower is required to transfer and assign all obligations, rights and duties under and to the Note, the Mortgage Loan Agreement and the Security Agreement together with the pledged Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit to a newly-created successor entity, which entity is required to be a single purpose, bankruptcy remote entity and which entity will be designated or established by Borrower and reasonably approved by Lender (the “Successor Borrower”). Such Successor Borrower is required to assume the obligations under the Note and any Security Agreement and will be bound by and obligated under the Mortgage Loan Agreement. Upon such assumption by Successor Borrower with respect to a Defeasance Event, Borrower will be relieved of its obligations under the Mortgage Loan Agreement, the Security Agreement and the other Mortgage Loan Documents, other than any obligations which are specifically intended to survive the repayment, defeasance, satisfaction of the Whole Loan and/or a transfer of the Mortgaged Property in connection with Lender’s exercise of its remedies under the Mortgage Loan Agreement and the other Mortgage Loan Documents. Borrower is required to pay all out-of-pocket costs and expenses incurred by Lender, Lender’s attorney’s reasonable fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

If Borrower has defeased the Whole Loan in accordance with the terms of the Mortgage Loan Documents, upon the written request and at the expense of Borrower, Lender will either release the Lien of the Security Instrument or, so long as no change in legal requirements applicable to any REMIC prohibits the same, cooperate with Borrower to effect an assignment of the Note and the Security Instrument to a new lender (or its designee).

“Defeasance Deposit” means, for purposes of the Mortgage Loan Documents, an amount equal to the remaining principal amount of the Note, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of such Note to a Successor Borrower, if applicable, or otherwise required to accomplish the agreements described in “—Defeasance” above (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

“Defeasance Payment Amount” means, for purposes of the Mortgage Loan Documents, the amount which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

“Lien” means, for purposes of the Mortgage Loan Documents, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Mortgaged Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Officer’s Certificate” means, for purposes of the Mortgage Loan Documents, a certificate delivered to Lender by Borrower which is signed by an authorized officer of (i) Borrower, or the general partner or managing member of Borrower or (ii) Property Manager, provided Borrower has agreed that such will be deemed to be signed and bind Borrower.

“Permitted Release Date” means, for purposes of the Mortgage Loan Documents, the date that is the earlier of (i) the date that is the third (3rd) anniversary of the First Payment Date, or (ii) the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC which holds the portion of the Note last contributed to a Securitization.

“U.S. Obligations” means, for purposes of the Mortgage Loan Documents, non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Cash Management

At origination, Borrower established, and will be required to maintain, a separate segregated Eligible Account (each, a “Clearing Account”) with the Clearing Bank in trust for the benefit of Lender, which Clearing Account is required to be under the sole dominion and control of Lender. Borrower is required to, or must cause Property Manager to, deliver tenant direction letters to all commercial tenants to deliver all rents payable thereunder to the Clearing Account. Borrower is required, and is required to cause Property Manager, to deposit into the Clearing Account within three (3) Business Days after receipt all amounts received by Property Manager constituting rents, including without limitation, all rents from end user residential tenants under leases at the Mortgaged Property. The Clearing Bank is required to transfer to the cash management account in immediately available funds by federal wire transfer all amounts on deposit in the Clearing Account once every Business Day. Upon the occurrence of a Mortgage Loan Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct the Clearing Bank to immediately pay over all funds on deposit in the Clearing Account to Lender and to apply any such funds to the payment of the Debt in any order in its sole discretion.

Lender will be required to establish and maintain a segregated Eligible Account (each, a “Cash Management Account”) to be held by Deposit Bank in trust for the benefit of Lender, which Cash Management Account will be under the sole dominion and control of Lender. Lender and Servicer will have the sole right to make withdrawals from the Cash Management Account and the subaccounts and all costs and expenses for establishing and maintaining the Cash Management Account and the subaccounts are required to be paid by Borrower. All monies now or hereafter deposited into the Cash Management Account and the subaccounts will be deemed additional security for the Debt.

Provided that no Mortgage Loan Event of Default has occurred and is continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account are required to be applied by Lender (or by the Deposit Bank at Lender’s direction) to the payment of the following items in the order indicated:

(i)       First, payment to Lender (for deposit in the Tax and Insurance Escrow Account) in respect of the Tax and Insurance Escrow Funds in accordance with “—Reserves—Tax and Insurance Escrow Account” below;

(ii)      Second, payment to the Deposit Bank of the fees and expenses of the Deposit Bank then due and payable pursuant to the Cash Management Agreement;

(iii)     Third, payment to Lender of the Monthly Interest Payment;

(iv)      Fourth, payment to Lender of any other amounts then due and payable under the Mortgage Loan Documents (other than the outstanding principal balance of the Mortgage Loan);

(v)       Fifth, payment to Borrower in an amount equal to the aggregate of (A) operating expenses due and payable by Borrower during the succeeding month as set forth in the Approved Annual Budget, and (B) Extraordinary Expenses, if any, approved by Lender;

(vi)      Sixth, provided that (A) no Mortgage Loan Event of Default has occurred and is continuing, and (B) Lender has received the monthly notice setting forth the debt service amount payable by Mezzanine Borrower from the Mezzanine Lender with respect to such Payment Date or to the extent that the previously delivered monthly notice from Mezzanine Lender otherwise remains in effect, to Mezzanine Lender (at an account designated in writing by Mezzanine Lender to Lender), funds in an amount equal to the debt service payment amount for the Mezzanine Loan payable on such Payment Date; and

Lastly, all amounts then remaining after payment of items (i) through (vi) (all amounts then remaining after payment of items (i) through (vi) being hereinafter referred to as “Excess Cash”), (i) during the continuance of a Cash Trap Period, into the Excess Cash Reserve Account in accordance with “—Reserves –Excess Cash Reserve Account” below and (ii) if no Cash Trap Period is then continuing, to Borrower.

“Capital Expenditures” means, for purposes of the Mortgage Loan Documents, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Agreement” means with respect to the Mortgage Loan, that certain cash management agreement, dated as of the Origination Date, by and among Borrower, Deposit Bank and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Trap Period”, for purposes of the Mortgage Loan Documents, will be deemed to (a) commence upon: (i) the occurrence of any Mortgage Loan Event of Default; (ii) any bankruptcy action by or against Borrower, Principal, Guarantor or Property Manager has occurred; (iii) the failure of Borrower, after Stabilization, to maintain a Debt Yield of at least 4.25%; or (v) the occurrence of a Mezzanine Loan Event of Default under any Mezzanine Loan relating to the Mortgage Loan; and (b) have terminated, if ever: (i) in the case of the foregoing clause (a)(i), Lender accepts a cure of the Mortgage Loan Event of Default giving rise to such Cash Trap Period and no other Mortgage Loan Event of Default has occurred which is continuing (provided that no other Cash Trap Period is then continuing under the Mortgage Loan); (ii) in the case of a bankruptcy action by or against Property Manager only, if Borrower replaces Property Manager with a Qualified Manager under a Replacement Management Agreement (and no other Cash Trap Period is then continuing under the Mortgage Loan); (iii) in the case of the foregoing clause (a)(iii), for one (1) calendar quarter since the commencement of the existing Cash Trap Period, the Debt Yield is greater than 4.75% (tested as of the last day of each such calendar quarter) (provided that no other Cash Trap Period is then continuing under the Mortgage Loan); or (v) in the case of the foregoing clause (a)(v), the Mezzanine Lender accepts a cure of the Mezzanine Loan Event of Default giving rise to such Cash Trap Period (provided that no other Cash Trap Period is then continuing under the Mortgage Loan).

“Clearing Bank” means Capital One, National Association, or any successor Eligible Institution acting as “Clearing Bank” under the Clearing Account Agreement.

“Debt Service Coverage Ratio” means, for purposes of the Mortgage Loan Documents, as of any date of determination, the ratio reasonably calculated by Lender of (i) Net Cash Flow for the twelve (12) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing underwritten Operating Expenses (including, without limitation, underwritten replacement reserve, actual taxes and actual insurance premiums and excluding non-monthly contributions to the Reserve Funds) as reasonably determined by Lender over the next succeeding twelve (12) month period), to (ii) the aggregate of the debt service with respect to such period and the Mezzanine Loan debt service with respect to such period.

“Debt Yield” means, for purposes of the Mortgage Loan Documents, as of the applicable calculation date, the ratio conveyed as a percentage and calculated by Lender in which (i) the numerator is the Net Cash Flow for the twelve (12) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing underwritten Operating Expenses (including, without limitation, underwritten replacement reserve, actual taxes and the actual or underwritten insurance premiums and excluding non-monthly contributions to the Reserve Funds) as reasonably determined by Lender over the next succeeding twelve (12) month period), and (ii) the denominator is the Outstanding Principal Balance of the Loan and the Mezzanine Loan Outstanding Principal Balance at the time of such calculation. Lender’s computation of same will be final absent manifest error.

“Deposit Bank” means PNC Bank, National Association, or any successor Eligible Institution acting as “Deposit Bank” under Cash Management Agreement.

“Eligible Account” means, for purposes of the Mortgage Loan Documents, a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, as applicable, and the long-term unsecured debt obligations of which are rated at least “A” by DBRS Morningstar. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means, for purposes of the Mortgage Loan Documents, (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation: (i) in the case of accounts in which funds are held for 30 days or less, (1) if rated by KBRA, the short-term unsecured debt or deposit rating or credit assessment of which is at least “K3” by KBRA or the long-term unsecured debt or deposit rating or credit assessment of which is at least “BBB-” by KBRA and (2) the short-term unsecured debt or deposit obligations or commercial paper of which are rated at least “A-1” by S&P; (ii) in the case of letters of credit and accounts in which funds are held for 30 days or less, if rated by DBRS Morningstar, the short-term unsecured debt or deposit obligations or commercial paper of which are rated at least “R-1(low)”; (iii) in the case of letters of credit and accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations or deposit accounts of which are rated at least “A” by DBRS Morningstar; (iv) in the case of accounts in which funds are held for more than 30 days but no more than 90 days, (1) if rated by KBRA, the short-term unsecured debt or deposit rating or credit assessment of which is at least “K3” by KBRA or the long-term unsecured debt or deposit rating or credit assessment of which is at least “BBB-” by KBRA and (2) the long-term unsecured debt or deposit obligations of which are rated at least “A” by S&P; and (v) in the case of accounts in which funds are held for more than 90 days but no more than 365 days, (1) if rated by KBRA, the short-term unsecured debt or deposit rating or credit assessment of which is at least “K1” by KBRA or the long-term unsecured debt or deposit rating or credit assessment of which is at least “A-” by KBRA and (2) the long-term unsecured debt or deposit obligations of which are rated at least “A” by S&P, or (b) such other depository institution (otherwise approved by the Rating Agencies from time to time).

“Extraordinary Expense” means, for purposes of the Mortgage Loan Documents, an extraordinary operating expense or capital expenditure not set forth in the Approved Annual Budget.

“Gross Income from Operations” means, for purposes of the Mortgage Loan Documents, for any period, all income, computed in accordance with the federal income tax basis method of accounting consistently applied, derived from the ownership and operation of the Mortgaged Property from whatever source during such period, including, but not limited to, rents from tenants that are in occupancy, open for business and paying full contractual rent without right of offset or credit, utility charges, escalations, forfeited security deposits, interest (if any) on credit accounts and on Reserve Funds, business interruption or other loss of income or rental insurance proceeds, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the leases of any nature but excluding (i) rents from month-to-month tenants (provided, however, that up to 5% of Gross Income from Operations may include rents from month-to month tenants under residential leases), from tenants during a free rent period (except to the extent that Lender is holding Reserve Funds attributable to same) or from tenants that are included in any bankruptcy action, (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any governmental authority, (iii) refunds and uncollectible accounts (except to the extent such accounts are paid, at which time such amounts may be counted towards Gross Income from Operations), (iv) proceeds from the sale of furniture, fixtures and equipment, (v) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance), and (vi) any disbursements to Borrower from any of the Reserve Funds.

“Loan to Value Ratio” means, for purposes of the Mortgage Loan Documents, as of the date of its determination, the ratio of (a) the numerator of which is equal to the sum of the outstanding principal balance of the Whole Loan and the outstanding principal balance of the Mezzanine Loan as of the date of such calculation and (b) the denominator of which is equal to the aggregate appraised value of the Mortgaged Property based on the most recent appraisals (or updates of appraisals) obtained by Lender, provided such appraisals or updates must be dated within six (6) months of the applicable date of determination. Lender’s computation of same will be final absent manifest error.

“Material Adverse Change” means, for purposes of the Mortgage Loan Documents, the business, operations, prospects, property, assets, liabilities or financial condition of any applicable Person and each of its subsidiaries, taken as a whole, or in the ability of such Person to perform its obligations under the Mortgage Loan Documents has changed in a materially adverse manner which impairs or would reasonably be expected to impair the value of Lender’s security for the Whole Loan or prevent timely repayment of the Whole Loan or otherwise prevent the applicable Person or its subsidiaries from timely performing any of its material obligations under the Mortgage Loan Documents as determined by Lender in its reasonable discretion.

“Mezzanine Loan Event of Default” means, with respect to each Mezzanine Loan, an “Event of Default” under such Mezzanine Loan and as defined in the Mezzanine Loan Documents and Lender may conclusively rely on any notice from the applicable Mezzanine Lender of such Mezzanine Loan Event of Default without any inquiry into the validity thereof.

“Net Cash Flow” means, for purposes of the Mortgage Loan Documents, for any period, the amount obtained by subtracting Operating Expenses for such period, from Gross Income from Operations for such period.

“Operating Expenses” means, for purposes of the Mortgage Loan Documents, for any period, the greater of (a) the total of all expenditures, computed in accordance with the federal income tax basis method of accounting, consistently applied, of whatever kind relating to the operation, maintenance and management of the Mortgaged Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, taxes, Other Charges, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, debt service payable under the Whole Loan and the Mezzanine Loan, Capital Expenditures and contributions to any of the Reserve Funds and (b) the Underwritten Stabilized Expense Amount.

“Other Charges” means, for purposes of the Mortgage Loan Documents, all ground rents, maintenance charges, impositions other than taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mortgaged Property, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof.

“Rents” means, for purposes of the Mortgage Loan Documents, all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of its agents (on behalf of Borrower) or employees (on behalf of Borrower) from any and all sources arising from or attributable to the Mortgaged Property, and the improvements, including charges for oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues, if any, from telephone services, laundry, vending, television and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Mortgaged Property or rendering of services by Borrower, Property Manager, or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Stabilization” will occur, for purposes of the Mortgage Loan Documents, upon Lender determining that the Stabilization Debt Yield is at least 5.00% (without taking into account any disbursement of any Supplemental Income Reserve Funds) or higher for one (1) calendar quarter and no Mortgage Loan Event of Default has occurred and is continuing.

“Stabilization Debt Yield” means, for purposes of the Mortgage Loan Documents, as of any date, the ratio conveyed as a percentage and calculated by Lender in which (i) the numerator is the Net Cash Flow for the six (6) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing the greater of (a) actual Operating Expenses for the twelve (12) month period ending with the most recently completed calendar month or (b) the underwritten Operating Expenses (including, without limitation, actual taxes and actual insurance premiums and excluding non-monthly contributions to the Reserve Funds) as determined by Lender over the next succeeding twelve (12) month period), and (ii) the denominator is the sum of the outstanding principal balance of the Whole Loan and the outstanding principal balance of the Mezzanine Loan at the time of such calculation. Lender’s computation of same will be final absent manifest error.

“Underwritten Stabilized Expense Amount” means, $15,914,456.00.

Reserves

Pursuant to the Mortgage Loan Documents, certain reserve accounts described below (each, a “Reserve Account” and collectively, the “Reserve Accounts”) were required to be established on or before the Origination Date and are required to be funded upon the occurrence of specified events as described below and are required to be maintained as set forth below.

Tax and Insurance Escrow Account

On the Origination Date, Borrower is required to deposit with Lender $5,390,917 for the payment of real estate taxes and $367,868 for the payment of insurance premiums, to be held in the Tax and Insurance Escrow Account.

Additionally, Borrower must pay to Lender on each Payment Date (i) one-twelfth (1/12) of the real estate taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such real estate taxes at least thirty (30) days prior to their respective due dates and (ii) one-twelfth (1/12) of the insurance premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration of the insurance policies in order to accumulate with Lender sufficient funds to pay all of such insurance premiums at least thirty (30) days prior to the expiration of the insurance policies (the “Tax and Insurance Escrow Funds”). Lender holds the Tax and Insurance Escrow Funds in the tax and insurance escrow account (the “Tax and Insurance Escrow Account”).

Notwithstanding the preceding paragraph to the contrary, so long as (i) no Mortgage Loan Event of Default has occurred and is continuing, (ii) the liability and casualty policies maintained by Borrower covering the Mortgaged Property constitute a blanket or umbrella policy approved by Lender in its sole discretion, including, without limitation, approval of the schedule of locations and values and (iii) Borrower provides Lender evidence of renewal of such policy and paid receipts for the payment of the insurance premiums by no later than ten (10) days prior to the expiration of such policy and thirty (30) days prior to the delinquency of payment on such policy, as applicable (the foregoing clauses (i), (ii) and (ii) are hereinafter referred to as the “Insurance Escrow Waiver Requirements”), then Borrower will not be obligated to make deposits to the Tax and Insurance Escrow Account on account of insurance premiums; provided however, from and after the date that any of the foregoing Insurance Escrow Waiver Requirements fails to be satisfied and until such time as all of the Insurance Escrow Waiver Requirements are satisfied again, Borrower will be required to make deposits in the Tax and Insurance Escrow Account on account of insurance premiums in accordance with the provisions set forth in this section.

Replacement Reserve

On the Origination Date, Borrower is required to deposit with Lender $1,100,000 for replacements and repairs required to be made to the Mortgaged Property during the term of the Mortgage Loan. Amounts so deposited are referred to as Borrower’s “Replacement Reserve Funds” and the account in which such amounts are held is referred to as Borrower’s “Replacement Reserve Account”.

Rollover Reserve Account

On the Origination Date, Borrower is required to deposit with Lender $1,000,000.00, which amount will be held by Lender for Approved Leasing Expenses incurred following the Origination Date. In addition, Borrower is required to deposit with Lender those additional funds described in the following paragraph. Amounts so deposited are referred to as the “Rollover Reserve Funds” and the account to which such amounts are held is referred to as the “Rollover Reserve Account”.

In addition, the following items are required to be deposited into the Rollover Reserve Account and held as Rollover Reserve Funds, which Rollover Reserve Funds will be held by Lender and disbursed only in accordance with terms set forth below. Borrower is required to advise Lender at the time of receipt thereof of the nature of such receipt:

(i)       all sums paid with respect to (A) a modification of any lease or otherwise paid in connection with Borrower taking any action under any lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of Borrower against third parties in connection with any lease; (C) any rejection, termination, surrender or cancellation of any lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions), and (D) any sum received from any tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any tenant or former tenant (to the extent not being paid for use and occupancy or holdover rent); and

(ii)       any other extraordinary event pursuant to which Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Mortgaged Property not otherwise covered by the Mortgage Loan Agreement or the Cash Management Agreement.

“Approved Leasing Expenses” means, for purposes of the Mortgage Loan Documents, actual out-of-pocket expenses incurred by Borrower, on arms-length terms and conditions, in leasing space at the Mortgaged Property pursuant to leases entered into in accordance with the Mortgage Loan Documents, including reasonable legal fees and expenses, brokerage commissions comparable to existing local market rates, tenant improvements (including related soft costs) and tenant improvement allowances, which expenses (a) are (i) specifically approved by Lender in connection with approving the applicable lease where Lender’s consent is specifically required in connection therewith under the Mortgage Loan Documents, (ii) included in the Approved Annual Budget, (iii) incurred in the ordinary course of business and on market terms and conditions in connection with leases that do not require Lender’s approval under the Mortgage Loan Documents, and with respect to which Lender has received a proposed budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or (iv) otherwise approved in writing by Lender, such approval not to be unreasonably withheld, conditioned or delayed, and (b) are substantiated by executed lease documents and brokerage agreements. Notwithstanding the foregoing, to the extent that the Approved Annual Budget includes a line item for legal fees incurred in connection with lease negotiations, Borrower will be permitted to request disbursement for such legal fees as an “Approved Leasing Expenses”, even in the event the lease subject to such negotiation was not executed by such proposed tenant and Borrower, provided such disbursements shall not in the aggregate exceed the amount set forth in the Approved Annual Budget.

Excess Cash Reserve Account

Upon the occurrence and during the continuance of a Cash Trap Period, all Excess Cash will be collected by Lender and such amounts will be held by Lender in an account (the “Excess Cash Reserve Account” as additional security for the Mortgage Loan.

Upon the conclusion of any Cash Trap Period, Lender will be required to remit any funds held in the Excess Cash Reserve Account to the Mezzanine Lender, to be applied in accordance with the terms of the Mezzanine Loan Documents before any remainder is disbursed to Borrower.

“Excess Cash” means, if a Cash Trap Period is continuing, amounts remaining after the payment of the amounts specified in clauses (i) through (vi) of the third paragraph under the heading “—Cash Management”.

Supplemental Income Reserve

With respect to the Mortgage Loan, on the Origination Date, Borrower is required to deposit with Lender an amount equal to $5,900,000.00 (the “Initial Supplemental Income Reserve Deposit”), which amount will be deposited with and held by Lender as a reserve for the funding of monies to supplement amounts in the Cash Management Account. Amounts so deposited are hereinafter be referred to as the “Supplemental Income Reserve Funds” and the account in which such amounts are held is referred to as the “Supplemental Income Reserve Account”.

In addition, if Lender determines, in its reasonable discretion, on the Payment Date occurring in May 2023 and on each calendar quarter thereafter during the term of the Whole Loan until Stabilization (the “Supplemental Income Reserve Recalculation Date”), that the Mortgaged Property has not achieved a 5.00% Transient Debt Yield for the applicable Supplemental True-Up Period (taking into account Supplemental Income Reserve Funds anticipated to be on deposit for such period), Lender is required to promptly notify Borrower of such determination and the Supplemental Income Reserve Additional Deposit Amount, in which case Borrower is required to deposit the Supplemental Income Reserve Additional Deposit Amount within fifteen (15) Business Days of receipt of such notice. Lender may reassess its calculation of the Supplemental Income Reserve Additional Deposit Amount from time to time if Lender determines in its reasonable discretion that the Supplemental Income Reserve Funds on deposit in the Supplemental Income Reserve Account (taking into account Supplemental Income Reserve Funds anticipated to be on deposit for the next succeeding calendar month) are insufficient to achieve a 5.00% Transient Debt Yield for the applicable Supplemental True-Up Period, in which case Borrower is required to deposit the reassessed Supplemental Income Reserve Additional Deposit Amount within fifteen (15) Business Days of receipt of such notice.

Provided no Mortgage Loan Event of Default is continuing, on each Payment Date Lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount from the Supplemental Income Reserve Subaccount to the Cash Management Account, which amounts will be applied with all other funds deposited during the Mortgage Loan Interest Accrual Period immediately preceding such Payment Date and in the order of priority set forth in the second paragraph under the heading “—Cash Management”.

Provided no Mortgage Loan Event of Default is continuing, upon such time as Lender has reasonably determined that Stabilization has occurred, then upon Borrower’s written request, the balance of Supplemental Income Reserve Funds on deposit in the Supplemental Income Reserve Subaccount are required to be disbursed to Borrower; provided, however, if a Cash Trap Period is then continuing, then such funds will instead be deposited into the Excess Cash Reserve Account, to be applied in accordance with the terms of the Mortgage Loan Agreement.

“Monthly Supplemental Income Reserve Disbursement Amount” equals, for purposes of the Mortgage Loan Documents, one-twelfth (1/12) of (x) the Initial Supplemental Income Reserve Deposit with respect to the first twelve (12) Payment Dates occurring during the term of the Loan, and (y) each Supplemental Income Reserve Additional Deposit Amount with respect to the twelve (12) Payment Dates following the date that Borrower is required to deposit such Supplemental Income Reserve Additional Deposit Amount pursuant to the terms set forth in this section; provided that, if at any time Lender reassesses the Supplemental Income Reserve Additional Deposit Amount, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of the Supplemental Income Reserve Funds then on deposit in the Supplemental Income Reserve Account are disbursed in equal monthly installments ending on the Supplemental Income Reserve Recalculation Date (i.e., so that there will be no Supplemental Income Reserve Funds on deposit in the Supplemental Income Reserve Account on the Supplemental Income Reserve Recalculation Date).

“Supplemental Income Reserve Additional Deposit Amount” means, for purposes of the Mortgage Loan Documents, the amount, reasonably determined by Lender, that if added to the numerator of the Transient Debt Yield calculation would result in a 5.00% Transient Debt Yield.

“Supplemental True-Up Period” means, for purposes of the Mortgage Loan Documents, for the purposes of determining the Supplemental Income Reserve Additional Deposit Amount, if the determination is made (w) on the 12th, 24th, 36th, and 48th Payment Date, the following twelve (12) month period, (x) on the 15th, 27th, 39th, and 51st Payment Date, the following nine (9) month period, (y) on 18th, 30th, 42nd, and 54th Payment Date, the following six (6) month period, and (z) on 21st, 33rd, 45th, and 57th Payment Date, the following three (3) month period.

“Transient Debt Yield” means, for purposes of the Mortgage Loan Documents, as of any date, the ratio conveyed as a percentage and calculated by Lender in which (i) the numerator is the Net Cash Flow for the three (3) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing underwritten Operating Expenses (including, without limitation, underwritten replacement reserve, underwritten taxes and actual insurance premiums and excluding non-monthly contributions to the Reserve Funds) as reasonably determined by Lender over the next succeeding twelve (12) month period) and (ii) the denominator is the outstanding principal balance of the Whole Loan and the outstanding principal balance of the Mezzanine Loan at the time of calculation. Lender’s computation of same will be final absent manifest error.

Unit Update Reserve

On the Origination Date, Borrower is required to deposit with Lender an amount equal to $6,500,000.00 which amount will be deposited with and held by Lender for the costs toward Unit Upgrade Work and Unit Upgrade Permitted Deposits incurred by Borrower following the Origination Date. Amounts so deposited are hereinafter be referred to as the “Unit Update Reserve Funds” and the account to which such amounts are held is referred to as the “Unit Upgrade Reserve Account”.

“Unit Upgrade Permitted Deposits” means, for purposes of the Mortgage Loan Documents, Unit Upgrade Reserve Funds will be made available for the payment of a deposit with respect to labor and materials in connection with Unit Upgrade Work, so long as at any one time the outstanding disbursements from the Unit Upgrade Reserve Account on account of deposits does not exceed the lesser of (x) the deposit amount required under the agreement for such labor or materials or (y) 50% of the total amount of the contract under which such deposit is made.

Property Management

The Property is required to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of the Mortgage Loan Agreement), Borrower is required to promptly enter into a Replacement Management Agreement with Property Manager or another Qualified Manager, as applicable.

Borrower is required to (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by them under the Management Agreement and do all things necessary to preserve and to keep unimpaired their material rights under the Management Agreement; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Property Manager under the Management Agreement, in a commercially reasonable manner.

If (i) a Mortgage Loan Event of Default occurs and is continuing, (ii) Property Manager becomes the subject of a bankruptcy action or becomes insolvent, (iii) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, (iv) fifty percent (50%) or more of the direct or indirect ownership interest in Property Manager has changed or Control of Property Manager has changed from what it was on the Origination Date, (v) Property Manager engages in or commits fraud, gross negligence, willful misconduct or otherwise misappropriates funds, or (vi) any event occurs that will give rise to the right of Borrower to terminate such Management Agreement, including, without limitation (and whether or not set forth therein), if Property Manager commits any fraud, willful misconduct or gross negligence with respect to the operation and management of the Mortgaged Property or any property or assets of Borrower or misappropriates or intentionally misapplies any Rents, reserve funds or other funds from the Mortgaged Property or any other property or assets of Borrower, then Borrower will be required, at the request of Lender, to terminate the Management Agreement and replace Property Manager with a manager reasonably approved by or deemed approved by Lender, on terms and conditions satisfactory to Lender. The management fee for such replacement manager is not permitted to exceed then prevailing market rates (and in any event is not permitted to exceed the management fee in effect as of the Origination Date).

“Approved Rating Agencies” means, for purposes of the Mortgage Loan Documents, each of S&P, Moody’s, Fitch and DBRS Morningstar or any other nationally-recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Certificates and the Loan-Specific Certificates.

“Assignment of Management Agreement” means, for purposes of the Mortgage Loan Documents, that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Origination Date, among Lender, Borrower and Property Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“DBRS Morningstar” means DBRS, Inc.

“Embargoed Person” means, for purposes of the Mortgage Loan Documents, any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, the Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Whole Loan made by Lender is in violation of law.

“Fitch” means Fitch, Inc.

“KBRA” means Kroll Bond Rating Agency, LLC.

“Management Agreement” means (a) the Lexington Management Agreement and the Yorkshire Management Agreement (individually or collectively, as the context may require, as each of the same may be amended, restated, replaced, extended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of the Mortgage Loan Agreement; and (b) any Replacement Management Agreement entered into in accordance with the terms and provisions of the Mortgage Loan Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Property Manager” means Jumeaux Management LLC, a Delaware limited liability company, or, if the context requires, a Qualified Manager who is managing the Mortgaged Property in accordance with the terms and provisions of the Mortgage Loan Agreement pursuant to a Replacement Management Agreement.

“Qualified Manager” means, for purposes of the Mortgage Loan Documents, either (a) Property Manager; or (b) in the reasonable judgment of Lender, a Person which is reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Mortgaged Property, provided, that (i) Borrower has obtained a Rating Agency Confirmation from each Approved Rating Agency with respect to the change of management of the Mortgaged Property or, if a securitization has not occurred, Borrower has obtained the prior written consent of Lender, (ii) if such Person is an Affiliate of Borrower, Borrower has obtained an additional insolvency opinion in form acceptable to Lender and each Approved Rating Agency and (iii) such Person has entered into a Replacement Management Agreement and Assignment of Management Agreement.

“Rating Agency Confirmation” means, for purposes of the Mortgage Loan Documents, a written affirmation from a Rating Agency that the credit rating of the Certificates and the Loan-Specific Certificates issued by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of the event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, (a) no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation or (b) the Certificates and the Loan-Specific Certificates are not then rated, and, in each case, Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation will be deemed instead to require the written reasonable approval of Lender based on its good faith determination of whether the Approved Rating Agencies would issue a Rating Agency Confirmation, provided that the foregoing will be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of the Mortgage Loan Agreement.

“Rating Agencies” means, for purposes of the Mortgage Loan Documents, each of S&P, Moody’s, Fitch, KBRA and DBRS Morningstar or any other nationally recognized statistical rating agency which has assigned a rating to the Certificates and the Loan-Specific Certificates.

“Replacement Management Agreement” means, for purposes of the Mortgage Loan Documents,collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager which is reasonably acceptable to Lender in form and substance, provided that, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation from each Approved Rating Agency with respect to each such management agreement; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

See “DESCRIPTION OF THE PROPERTY MANAGER, THE MANAGEMENT AGREEMENT AND ASSIGNMENT OF MANAGEMENT AGREEMENT”.

Permitted Transfers

Without the prior written consent of Lender, Borrower is not permitted to, and is not permitted to permit any other Restricted Party to (i) sell (unless the Whole Loan is to be paid or defeased in full in accordance with the express provisions of the Mortgage Loan Agreement at the time that the closing of such sale is consummated), convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Mortgaged Property or any part of the Mortgaged Property or any legal or beneficial interest in the Mortgaged Property, (ii) permit a Sale or Pledge of any interest in any Restricted Party, (iii) enter into or subject the Mortgaged Property to a PACE Loan or (iv) transfer any interest in the Tenant in Common Agreement (any of the foregoing clauses (i), (ii), (iii) and (iv), “Transfer”) other than (A) pursuant to leases of space tenants at the Mortgaged Property in accordance with the provisions of the Mortgage Loan Agreement, (B) Permitted Transfers and (C) the pledge of any direct or indirect interest in Borrower or a Restricted Party in connection with any Mezzanine Loan or any transfer of such interests to the applicable Mezzanine Lender in connection with such Mezzanine Lender enforcing any remedy under the applicable Mezzanine Loan Documents.

A Transfer includes, but is not limited to, (i) an installment sales agreement in which a Borrower agrees to sell the Mortgaged Property, or any part of the Mortgaged Property, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Mortgaged Property for other than actual occupancy by a space tenant under such agreement, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any leases or any Rents; (iii) if a Restricted Party is a corporation (provided that, for the avoidance of doubt, neither Borrower nor Principal may be a corporation), any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with the provisions of “—Property Management”.

Notwithstanding the provisions set forth under this heading, but subject to the terms and conditions set forth below in the third succeeding paragraph, Lender’s consent is not required and no transfer fees are payable in connection with one or a series of Transfers of: (i) direct or indirect interests in Borrower among Borrower Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and any Borrower Sponsor Controlled Parties; (ii) not more than forty-nine percent (49%) of the direct or indirect stock, general partnership interests, the limited partnership interests, the managing member interests or non-managing membership interests (as the case may be) in Borrower; (iii) the sale, transfer or issuance of stock in any Restricted Party so long as such stock is listed on the New York Stock Exchange or another nationally recognized stock exchange; or (iv) direct or indirect interests in Borrower for estate planning purposes by any Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party to the spouse, child, parent, grandparent, grandchild, niece, nephew, aunt or uncle of such Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party, or to

a trust for the benefit of such Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party, or for the benefit of such spouse, child, parent, grandparent, grandchild, niece, nephew, aunt or uncle of such Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party.

No assumption of the Whole Loan is permitted during the period that is thirty (30) days prior to and continuing until thirty (30) days following the securitization of any portion of the Mortgage Loan. Other than as set forth in the preceding sentence, but subject to the remaining requirements set forth in this paragraph, Borrower will have the right to have the Whole Loan assumed in connection with unlimited Transfers of the Mortgaged Property in its entirety (a “Special Transfer”) with Lender’s consent, not to be unreasonably withheld, provided no Mortgage Loan Event of Default has occurred and is continuing, and Lender receives thirty (30) days’ prior written notice of such Transfer and a non-refundable application fee of $5,000 at the time Lender’s consent is sought, and further provided that the following additional requirements are satisfied:

(i)       Borrower pays Lender a transfer fee equal to (x) $500,000 with respect to the first (1st) Special Transfer, and (y) with respect to the any Special Transfer thereafter, one-quarter of one percent (0.25%) of the outstanding principal balance of the time of such subsequent Transfer;

(ii)      Borrower pays any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender’s counsel fees and disbursements, the fees and costs (including counsel fees and disbursements) of any Servicer, and all recording fees, title insurance premiums and mortgage and intangible taxes, and the fees and expenses of the Approved Rating Agencies pursuant to clause (x) below);

(iii)     the proposed Transferee (the “Transferee”) or Transferee’s Principals must have the creditworthiness, reputation and qualifications to Lender’s reasonable satisfaction;

(iv)     Transferee’s Principals must, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender, provided however that if Lender has received evidence reasonably acceptable to Lender that Transferee’s Principals have a net worth of at least $500,000,000 (exclusive of the Mortgaged Property), and liquidity of at least $50,000,000 (exclusive of the Mortgaged Property), then such Transferee’s Principals will be deemed to satisfy this clause (iv);

(v)      Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been party to any bankruptcy action within seven (7) years prior to the date of the proposed Transfer;

(vi)     Transferee must assume all of the obligations of Borrower under the Mortgage Loan Documents coming due from and after the date of such assumption in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(vii)     there must be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(viii)    Transferee, Transferee’s Principals and Related Entities must not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(ix)     Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in “—SPE Covenants” and certain other covenants relating to tax and ERISA matters set forth in the Mortgage Loan Agreement, no Mortgage Loan Default or Event of Default must otherwise occur as a result of such Transfer, and Transferee and Transferee’s Principals must deliver (A) all organizational documentation reasonably requested by Lender, which is required to be reasonably satisfactory to Lender and (B) all certificates, agreements and covenants reasonably required by Lender;

(x)     each Approved Rating Agency must have issued a Rating Agency Confirmation with respect to such Transfer; Borrower or Transferee, at its sole cost and expense, must deliver to Lender a non-consolidation opinion reflecting such Transfer satisfactory in form and substance to Lender and each Approved Rating Agency;

(xi)     one (1) or more substitute guarantors reasonably acceptable to Lender must have assumed all of the liabilities and obligations of Guarantor under the Guaranty of Recourse Obligations, the Carry Guaranty and the Environmental Indemnity arising from and after the date of the Transfer to Transferee or must have executed a replacement guaranty, carry guaranty and environmental indemnity in form and substance reasonably satisfactory to Lender (and upon delivery of such replacement guaranty, carry guaranty and environmental indemnity, Guarantor will have no further liability with respect to events arising from and after the delivery of such replacement guaranty, carry guaranty and environmental indemnity);

(xii)    Borrower must deliver, at its sole cost and expense, an endorsement to the title insurance policy, as modified by the assumption agreement, as to the continuing priority of the lien of the Security Instrument and naming the Transferee as owner of the Mortgaged Property, which endorsement must insure that, as of the date of the recording of the assumption agreement, the Mortgaged Property will not be subject to any additional exceptions or liens other than those contained in such title insurance policy issued on the Origination Date and the Permitted Encumbrances;

(xiii)    the Mortgaged Property must be managed by a Qualified Manager pursuant to a Replacement Management Agreement or self-managed by Transferee to the extent approved by Lender;

(xiv)    Borrower must deliver to Lender such information regarding any Persons and their respective Affiliates owning ten percent (10%) or more in the aggregate of direct or indirect interests in any successor Borrower as Lender reasonably requires in order to permit Lender to run background and credit searches and provided the results of such searches are reasonably satisfactory to Lender;

(xv)     if the Mezzanine Loan is outstanding at the time of such Transfer, the proposed Transfer will not constitute or cause a default by Mezzanine Borrower under the Mezzanine Loan under the applicable Mezzanine Loan Documents; and

(xvi)    immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor in the Mortgage Loan Agreement will be released from all liability under the Mortgage Loan Agreement and the other Mortgage Loan Documents accruing after such Transfer; provided that the Mortgage Loan Agreement will not release Guarantor or Borrower from any liability with respect to any claim arising or permitted to be asserted under the Mortgage Loan Agreement or any of the Mortgage Loan Documents with respect to any action or omission occurring prior to any such Permitted Transfer. Subject to the preceding sentence, the foregoing release will be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

The death or incapacity of Laurence Gluck will not constitute a change of Control of Stellar Borrower, Stellar Guarantor, Affiliated Manager of Stellar or any Principal of Stellar Borrower as described under this heading, so long as one or more Persons comprising Stellar and/or one or more Stellar Qualified Transferees, in the aggregate, own not less than twenty-five percent (25%) of the direct or indirect equity interests in, and Control, Stellar Borrower, Stellar Mezzanine Borrower, and any Principal of Stellar Borrower, and the Mortgaged Property is be managed by a Qualified Manager. Upon request from Lender, Borrower is required to promptly deliver to Lender an updated organizational chart reflecting each Transfer above under this heading. All out-of-pocket reasonable costs and expenses incurred by Lender in connection with its review of any of the foregoing Transfers are required to be paid by Borrower whether or not any such Transfer is consummated. Notwithstanding the foregoing, the direct or indirect Transfer of one hundred percent (100%) of the ownership interests in Borrower to an unaffiliated third party will be governed by the provisions relating to a Special Transfer.

In the event that during the term of the Whole Loan any Transfer results in Stellar or a Qualified Replacement Guarantor no longer having a direct or indirect ownership interest in Stellar Borrower, then a Stellar Qualified Replacement Guarantor that has a direct or indirect ownership interest in Stellar Borrower is required, as a condition precedent of any such Transfer, to execute and deliver to Lender a Guaranty of Recourse Obligations and an Environmental Indemnity, in each case in the form and substance of the corresponding Mortgage Loan Documents executed by Stellar Guarantor on the Origination Date. Upon execution of such replacement Guaranty, the previous Stellar Guarantor will be released of its obligations under the Mortgage Loan Documents to which it is a party from the date of such release, provided that Stellar Borrower or the prior Stellar Guarantor has provided Lender with not less than ten (10) Business Days prior written notice of such release along with such documentation as Lender reasonably requests related to the Transfer.

Notwithstanding anything to the contrary in the Mortgage Loan Agreement or any other Mortgage Loan Documents, each Permitted Transfer, other than a Special Transfer in compliance with the terms set forth under this heading, will be conditioned upon: (i) no such Transfer resulting in the change of Control of Borrower such that (a) each Chetrit Borrower is not Controlled by either (x) a Borrower Sponsor Controlled Party (Chetrit), or (y) (I) in the event of a Transfer of the direct or indirect interests in Chetrit Borrower to a Sponsor Control Party (Stellar) that results in a change of Control of Chetrit Borrower to Sponsor Control Party (Stellar), a Sponsor Control Party (Stellar) or (II) in the event of a Transfer of the direct or indirect interests in Chetrit Borrower to a Stellar ACP Controlled Party that results in a change of Control of Chetrit Borrower to a Stellar ACP Controlled Party, a Stellar ACP Controlled Party, and (b) each Stellar Borrower is not Controlled by either (x) a Borrower Sponsor Controlled Party (Stellar), (y) a Stellar Alternate Control Party, or (z) in the event of a Transfer of the direct or indirect interests in Stellar Borrower to a Sponsor Control Party (Chetrit) that results in a change of Control of Stellar Borrower to such Sponsor Control Party (Chetrit), a Sponsor Control Party (Chetrit), and (c) a Borrower Sponsor Controlled Party does not Control each of, any Affiliated Manager, and any Principal (as applicable to each of Chetrit Borrower and/or Stellar Borrower) and the day-to-day operation of the Mortgaged Property, (ii) other than a Transfer pursuant to clause (iii) of the fourth preceding paragraph, Lender receiving not less than thirty (30) days’ prior notice of such Transfer (or in the case of any Transfer pursuant to clause (a) or (b) in the definition of “Permitted Transfer”, Lender receiving notice within thirty (30) days of any such Transfer), (iii) the Mortgaged Property continuing to be managed by a Qualified Manager approved in accordance with the terms and conditions hereof both prior to and after such Transfer, (iv) (a) either (x) Chetrit Sponsor and/or Chetrit Sponsor Family Group continuing to directly or indirectly own at least a twenty five percent (25%), in the aggregate, equity interest in each of Chetrit Borrower and each Principal of Chetrit Borrower both prior to and after such Transfer, or (y) after giving effect to such Transfer, twenty five percent (25%) of the direct or indirect interests in Chetrit Borrower and each Principal of Chetrit Borrower are held by either (A) Stellar Sponsor and/or Stellar Sponsor Family Group or (B) Stellar Alternate Control Party, and (b) either (x) (A) Stellar Sponsor and/or Stellar Sponsor Family Group or (B) Stellar Alternate Control Party, continuing to directly or indirectly own at least a twenty five percent (25%) in the aggregate, equity interest in each of Stellar Borrower and each Principal of Stellar Borrower, both prior to and after such Transfer, or (y) after giving effect to such Transfer, twenty five percent (25%) of the direct or indirect interests in Stellar Borrower and each Principal of Stellar Borrower are held by Chetrit Sponsor and/or Chetrit Sponsor Family Group, (v) each proposed transferee (A) remaking the representations contained herein applicable to such proposed transferee, including those relating to Special Purpose Entity requirements, ERISA matters, the USA Patriot Act, OFAC and matters concerning Embargoed Persons and (B) satisfying, to Lender’s satisfaction, Lender’s “know your customer” requirements relating to the creditworthiness, reputation, background and qualifications of such proposed transferee, provided, however, that Lender’s “know your customer” requirements will not apply if such proposed transferee owns or will own less than a ten percent (10%) direct or indirect interests in any Borrower, (vi) if any Mezzanine Loan is outstanding at the time of such Transfer, the proposed Transfer shall not constitute or cause a default by Mezzanine Borrower under the applicable Mezzanine Loan Documents, and (vii) other than in the case of any Transfer pursuant to clause (a) or (b) in the definition of “Permitted Transfer”, no Mortgage Loan Event of Default continuing on the date such Transfer occurs and on the day after such Transfer occurs. Upon request from Lender, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Whole Loan reflecting any Permitted Transfer consummated in accordance with this Section 5.2.10. If after giving effect to any such Transfer, (i) more than forty-nine percent (49%) in the aggregate of direct or indirect interests in any Borrower are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in any Borrower as of the Closing Date, or (ii) any Person shall acquire Control of any Borrower and such Person did not have Control of any Borrower prior to such Transfer, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer (other than a Transfer pursuant to clause (iii) of the fourth preceding paragraph), deliver to Lender (x) an additional non-consolidation opinion acceptable to Lender and the Rating Agencies, and (y) a Rating Agency Confirmation.

Further notwithstanding anything to the contrary contained in the Mortgage Loan Agreement:

(i)       if, immediately following any Transfer of direct or indirect interests in any Borrower or Principal, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in any Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interest in any Borrower on the Origination Date, Borrower is required to deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and controlling Persons, the results of which must be reasonably acceptable to Lender, and such transferee, its owners and controlling Persons must otherwise satisfy Lender’s then current applicable underwriting criteria and requirements; and

(ii)      if, as a result of any Permitted Transfer, Guarantor no longer either Controls or owns any direct or indirect interest in Borrower, it will also be a condition that one or more Approved Replacement Guarantors are required to execute and deliver a guaranty of recourse obligations and a carry guaranty (in the same form as the Guaranty of Recourse Obligations and the Carry Guaranty delivered to Lender by Guarantor on the Origination Date) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the Origination Date) on or prior to the date of such Permitted Transfer (or, in the case of a death or incapacity of such Guarantor, within thirty (30) days after the date of such Permitted Transfer), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations, carry guaranty and environmental indemnity agreement from and after the date of such Permitted Transfer (whereupon such previous guarantor will be released from any further liability under the guaranty of recourse obligations from acts that arise from and after the date of such Permitted Transfer and such Approved Replacement Guarantor(s) will be “Guarantor” for all purposes of the Mortgage Loan Agreement. Notwithstanding the foregoing, in connection with a Transfer that results in a Transfer of either (x) (a) all of the direct and indirect interests in the Chetrit Borrowers to either (i) Stellar Sponsor, (ii) a Borrower Sponsor Controlled Party (Stellar), (iii) Stellar Alternate Control Party or (iv) Stellar Guarantor, and (b) Control of the Chetrit Borrower to either (i) Stellar Sponsor, (ii) Stellar Guarantor, or (iii) Stellar Alternate Control Party, or (y) all of (a) the direct and indirect interests in the Stellar Borrowers to Chetrit Sponsor a Borrower Sponsor Controlled Party (Chetrit), and (b) Control of the Stellar Borrower to Chetrit Sponsor, then so long as (i) in connection with clause (x) above Stellar Guarantor as a result of such Transfer either (A) owns a direct or indirect interest in all of the Chetrit Borrowers, or (B) Controls all of the Chetrit Borrower, and (ii) in connection with clause (y) above Chetrit Guarantor as a result of such Transfer either (A) owns a direct or indirect interest in all of the Stellar Borrowers, or (B) Controls all of the Stellar Borrowers, then in connection with such Transfer, Borrower will not be required to replace the Guarantor that no longer owns a direct or indirect interest Borrower, or Controls Borrower with an Approved Replacement Guarantor, so long as (I) the remaining Guarantor is not in default under the Guaranty of Recourse Obligations, the Carry Guaranty and the Environmental Indemnity, and (II) continues to satisfy the net worth and liquidity requirements set forth in the Guaranty of Recourse Obligations.

Notwithstanding anything in the Mortgage Loan Agreement to the contrary, (x) in no event will any additional Tenant in Common interests in the Mortgaged Property be granted after the Origination Date,

and (z) in no event will any individual Tenant in Common interests in the Mortgaged Property be Transferred after the Origination Date except in connection with a Transfer effectuated in accordance with the provisions set forth above relating to a Special Transfer.

For avoidance of doubt, for the purposes of this section, “Borrower” means any tenant in common entity comprising Borrower.

In addition, further notwithstanding anything contained in the Mortgage Loan Agreement to the contrary, the following transfers will not be deemed to be a Transfer in violation of the Mortgage Loan Agreement: (i) the pledge by the Mezzanine Borrower of its direct and/or indirect equity interests in Borrower (but not of any direct interest in the Mortgaged Property) to the Mezzanine Lender pursuant to the Mezzanine Loan Documents, as security for the Mezzanine Loan; and (ii) any Transfer of the membership interests in Borrower in connection with the exercise by Mezzanine Agent of its rights and remedies under the applicable Mezzanine Loan Documents, including without limitation, by assignment in lieu of foreclosure consummated in accordance with the applicable terms and conditions of the Intercreditor Agreement.

“Affiliated Manager” means, for purposes of the Mortgage Loan Documents, any Property Manager in which Borrower, Borrower Sponsor or Guarantor has, directly or indirectly, any legal, beneficial or economic interest or who is Controlled by or under common Control with Borrower or Guarantor.

“Approved Replacement Guarantor” means, for purposes of the Mortgage Loan Documents, a Person (i) that satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee”, (ii) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity (provided however, that upon Borrower delivering to Lender evidence reasonably acceptable to Lender that such proposed guarantor has a net worth of at least $500,000,000 (exclusive of the Mortgaged Property) and liquidity of at least $50,000,000 (exclusive of the Mortgaged Property), such proposed guarantor’s net worth and liquidity will be deemed acceptable to Lender), is acceptable to Lender in Lender’s sole discretion, (iii) for which Lender has received a Rating Agency Confirmation from each applicable Rating Agency and (iv) who either Controls Borrower or owns a direct or indirect interest in Borrower.

“Borrower Sponsor(s)” means, for purposes of the Mortgage Loan Documents, Meyer Chetrit, an individual, and The Gluck Family Trust U/A/D July 16, 2009, a trust created under the laws of the State of New York.

“Borrower Sponsor Controlled Party” means, for purposes of the Mortgage Loan Documents, an entity Controlled by Borrower Sponsor(s).

“Borrower Sponsor Controlled Party (Chetrit)” means, for purposes of the Mortgage Loan Documents, an entity Controlled by the Chetrit Sponsor(s).

“Borrower Sponsor Controlled Party (Stellar)” means, for purposes of the Mortgage Loan Documents, an entity Controlled by the Stellar Sponsor(s).

“Borrower Sponsor Family Group” means, for purposes of the Mortgage Loan Documents, Borrower Sponsor and/or his spouse, parents, siblings, children, grandchildren or other lineal descendants and/or family trusts for the benefit of Sponsor and his spouse, children, parents, siblings, grandchildren or other lineal descendants.

“Chetrit Borrower” means, for purposes of the Mortgage Loan Documents, individually and collectively, as the context may require, CF E 86 Borrower and CF E 88 Borrower.

“Chetrit Guarantor” means, for purposes of the Mortgage Loan Documents, Meyer Chetrit, an individual.

“Chetrit Sponsor” means, for purposes of the Mortgage Loan Documents, Meyer Chetrit, an individual.

“Chetrit Sponsor Family Group” means, for purposes of the Mortgage Loan Documents, Chetrit Sponsor and/or his spouse, parents, siblings, children, grandchildren or other lineal descendants and/or family trusts for the benefit of Chetrit Sponsor and his spouse, children, parents, siblings, grandchildren or other lineal descendants.

“Control” means, for purposes of the Mortgage Loan Documents, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” will have correlative meanings.

“OFAC” means, for purposes of the Mortgage Loan Documents, the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Permitted Transfer” means, for purposes of the Mortgage Loan Documents, any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto and any Transfer permitted under this heading.

“Qualified Transferee” means, for purposes of the Mortgage Loan Documents, a transferee for whom, prior to the Transfer, Lender has received: (x) evidence that the proposed transferee (1) has never been indicted for a felony involving a crime or crimes of dishonesty or fraud, or convicted of, or pled guilty or no contest to, a felony, (2) has never been indicted or convicted of, or pled guilty or no contest to, an offense under The USA Patriot Act (and the regulations thereunder), and is in compliance with the certain covenants relating to OFAC regulations and trade restrictions under U.S. law set forth in the Mortgage Loan Agreement, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (4) has no material outstanding judgments against such proposed transferee and (y) if the proposed transferee will obtain Control of Borrower or obtain a direct or indirect ownership interest of 10% or more in Borrower as a result of such proposed transfer, both a credit check and bankruptcy, litigation, judgment lien and other comparable searches against such proposed transferee, the results of which must be acceptable to Lender in its reasonable discretion.

“Restricted Party” means, for purposes of the Mortgage Loan Documents, collectively (a) Borrower, Principal, Guarantor and any Affiliated Manager, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent or employee of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager, provided that “Restricted Party” will not include any of the foregoing Persons or any Person if such Person is a publicly traded company.

“Sale or Pledge” means, for purposes of the Mortgage Loan Documents, a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Stellar” means, for purposes of the Mortgage Loan Documents, collectively or individually as the context may require, Laurence Gluck, an individual, his immediate family members and trusts for such persons.

“Stellar ACP Controlled Party” means, for purposes of the Mortgage Loan Documents, an entity Controlled by Stellar Alternate Control Party.

“Stellar Alternate Control Party” means, for purposes of the Mortgage Loan Documents, any one or more of (i) Laurence Gluck, a natural person, (ii) Amended and Restated 2013 LG Revocable Trust and/or (iii) certain irrevocable trust created pursuant to that certain Gluck Family Trust Agreement, dated as of July 16, 2009, by Laurence Gluck, as grantor.

“Stellar Borrower” means, for purposes of the Mortgage Loan Documents, individually and collectively, as the context may require, SM E 86 Borrower, LSG E 86 Borrower, and SM E 88 Borrower.

“Stellar Guarantor” means, for purposes of the Mortgage Loan Documents, that certain irrevocable trust created pursuant to that certain Gluck Family Trust Agreement, dated as of July 16, 2009, by Laurence Gluck, as grantor.

“Stellar Qualified Replacement Guarantor” means, for purposes of the Mortgage Loan Documents, (1) a proposed guarantor, that (A) satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee” and (B) in each case for whom Lender shall have received evidence reasonably acceptable to Lender that such proposed guarantor has a net worth of at least $500,000,000 (exclusive of the Mortgaged Property), and liquidity of at least $50,000,000 (exclusive of the Mortgaged Property), including, for the purposes of calculating liquidity only, (x) unconditional, third-party uncalled and unpledged capital commitments of creditworthy persons in the case of any pooled investment vehicle and (y) amounts available to be drawn under committed lines of credit from institutional lenders, subject only to customary draw conditions for syndicated credit facilities, or (2) that certain revocable trust, created pursuant to the Amended and Restated 2013 LG Revocable Trust, provided that (i) it has a net worth of at least $500,000,000 (exclusive of the Mortgaged Property) (ii) it satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee”, and (iii) if, at the time it becomes Stellar Guarantor, it is still a revocable trust (as opposed to an irrevocable trust), the grantor of such trust shall execute a joinder to the Guaranty and the Environmental Indemnity, pursuant to which such grantor or such estate, as applicable, shall automatically assume the obligations of Stellar Guarantor under the Guaranty and indemnitor under the Environmental Indemnity if at any time (x) such trust is revoked or (y) such trust has a net worth of less than $500,000,000. For purposes of determining net worth, real estate assets will be valued at fair value rather than book value. Notwithstanding the foregoing, any such entity shall qualify as a “Stellar Qualified Replacement Guarantor” only for so long as (A) such party has not been the subject of a voluntary or involuntary bankruptcy proceeding in the previous seven (7) years, (B) such party has not been, and is not Controlled by any party which has ever been, convicted of a felony involving theft, fraud, embezzlement or any related offense or violent crime or capital offense, and (C) such party is not an Embargoed Person.

“Stellar Qualified Transferee” means, for purposes of the Mortgage Loan Documents, any of the following Persons (other than individuals):

(i)       a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1,000,000,000 (exclusive of the Mortgaged Property) and (b) is managed by a Person who controls at least $1,000,000,000 of real estate equity assets (exclusive of the Mortgaged Property);

(ii)      a pension fund advisor who (a) immediately prior to such transfer, controls at least $1,000,000,000 of real estate equity assets (exclusive of the Mortgaged Property) and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition;

(iii)      an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of the date of the transfer, of at least $1,000,000,000 (exclusive of the Mortgaged Property) and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $2,000,000,000 (exclusive of the Mortgaged Property);

(iv)      a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $1,000,000,000 (exclusive of the property) and (b) who, immediately prior to such transfer, Controls real estate equity assets of at least $2,000,000,000 (exclusive of the Mortgaged Property); or

(v)      any Person (a) who has total real estate assets (in name or under management) in excess of $1,000,000,000 (exclusive of the Mortgaged Property) and net worth in excess of $500,000,000 (exclusive of the Mortgaged Property), and (b) has been regularly engaged (directly or through affiliates) in the business of owning or operating at least three (3) comparable properties (excluding the Mortgaged Property) totaling at least 2,000,000 rentable square feet.

“Stellar Sponsor” means, for purposes of the Mortgage Loan Documents, Laurence Gluck, an individual.

“Stellar Sponsor Family Group” means, for purposes of the Mortgage Loan Documents, Stellar Sponsor and/or his spouse, parents, siblings, children, grandchildren or other lineal descendants and/or family trusts for the benefit of Stellar Sponsor and his spouse, children, parents, siblings, grandchildren or other lineal descendants.

Additional Indebtedness and Liens

The Mortgage Loan Documents provide that Borrower is not permitted to incur any indebtedness other than the following: (i) the Mortgage Loan, (ii) unsecured trade and operations payables incurred in the ordinary course of business relating to the ownership and operation of the Mortgaged Property and the routine administration of Borrower, in amounts not to exceed two percent (2%) of the outstanding principal amount of the Mortgage Loan in the aggregate, which liabilities are not more than sixty (60) days past the later of (1) the date incurred or (2) the date invoiced (unless being properly contested in accordance with the terms of the Mortgage Loan Agreement), are not evidenced by a note and are paid when due, and which amounts are in the normal course of Borrower’s business and operations, and (iii) such other liabilities that are permitted pursuant to the Mortgage Loan Agreement.

Borrower is prohibited from creating, incurring, assuming or suffering to exist any lien on any portion of the Mortgaged Property or permitting any such action to be taken, except for Permitted Encumbrances.

“Permitted Encumbrances” means, for purposes of the Mortgage Loan Documents, collectively (a) the liens and security interests created by the Mortgage Loan Documents, (b) all liens, encumbrances and other matters disclosed in “Schedule B-I” of the title insurance policy, (c) liens, if any, for taxes or other charges imposed by any governmental authority that are not yet delinquent, (d) mechanics’ or materialmen’s liens that either (i) secure sums not yet due and payable, (ii) secure sums for which Borrower is not indebted, (iii) secure sums not in excess of $250,000.00 in the aggregate, or (iv) are bonded or insured over to Lender’s reasonable satisfaction; provided, however, that with respect to the foregoing subclauses (ii) and (iii), such sums will be deemed “Permitted Encumbrances” only if, after written notice to Lender, Borrower, at its own expense, is contesting the amount or validity of the same by appropriate legal proceedings in accordance with the Mortgage Loan Documents, promptly initiated and conducted in good faith and with due diligence, and provided further that the conditions set forth in the Security Instrument are also satisfied in respect of such contest, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Mortgaged Property or Borrower’s ability to repay the Mortgage Loan. Permitted Encumbrances expressly exclude any PACE Loans.

“PACE Loan” means, for purposes of the Mortgage Loan Documents, any Property-Assessed Clean Energy loan or other similar arrangement through which a property owner receives financing in exchange for voluntary special tax assessments or other liens or encumbrances on the Mortgaged Property for the purpose of financing energy-efficient improvements, renewable energy projects or otherwise. For the avoidance of doubt, PACE Loans are not permitted indebtedness and liens securing PACE Loans are not Permitted Encumbrances.

Leases and Material Agreements

Leases

Any Major Leases executed after the Origination Date (including any renewals or extensions of Major Leases in place on the Origination Date other than automatic extensions that are provided for in such Major Lease and do not require the consent or approval of Borrower) and any amendment or modification of any Major Lease after the Origination Date will require the prior written consent of Lender, which consent will not be unreasonably withheld, conditioned or delayed. Provided that no Mortgage Loan Event of Default is continuing, proposed leases and renewals, amendments and modifications of existing leases, will not be subject to the prior approval of Lender provided (i) the proposed lease would not be a Major Lease or the existing lease as amended or modified or the renewal lease would not be a Major Lease and (ii) the lease as amended or modified or the renewal lease or series of leases or proposed lease or series of leases: (A) is written substantially in accordance with the standard form of lease which has been approved by Lender, (B) provides for net effective rental rates comparable to existing local market rates, (C) such lease is not with an Affiliate of Borrower or Guarantor, (D) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Mortgaged Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Mortgage Loan Documents in any material respect, and (E) with respect to residential leases at the Mortgaged Property only, has a term (together with all extensions and renewal options) of not less than six (6) months nor more than two (2) years. Upon request, Borrower is required to furnish Lender with true, correct and complete executed copies of all commercial leases, amendments of leases and any related agreements (provided, however, if such request is made during the continuance of a Mortgage Loan Event of Default or in connection with the regulatory inquiry, if Lender requests same, Borrower is required to deliver copies of all residential leases. All renewals of leases and all proposed leases are required to provide for rental rates comparable to existing local market rates and is required to be written on the form of standard lease attached to Borrower’s closing certificate dated as of the Origination Date (subject to commercially reasonable changes made in the course of negotiations with the applicable tenant). All proposed leases are required to be on commercially reasonable market rate terms and shall not contain any terms which would materially affect Lender’s rights under the Mortgage Loan Documents. All leases executed after the Origination Date are required to provide that they are subordinate to the Security Instrument and the Lien created thereby and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale; provided that (i) Lender is required to deliver, a subordination, non-disturbance and attornment agreement (an “SNDA”) in favor of any tenant under a lease demising the lesser of (x) 15,000 square feet of the improvements, and (y) a full floor of the improvements, as approved by Lender as to both the proposed lease and the SNDA, which must be on Lender’s then-standard form of such agreement with such changes as may be requested by such tenant which are reasonably acceptable to Lender (and Borrower is required to pay Lender’s reasonable out-of-pocket costs and expenses in connection therewith, including, without limitation, reasonable legal fees and expenses) and (ii) any lease to a residential rent stabilized tenant will not be required to contain such subordination and attornment language if prohibited by applicable legal requirements, provided such lease does not contain any option to purchase, any right of first refusal to purchase, or any other provision which might adversely affect the rights of Lender under the Mortgage Loan Documents in any material respect. Borrower (a) will be required to observe and perform the obligations imposed upon the lessor under the leases in a commercially reasonable manner; (b) will be required to enforce and may amend (except for amendments to Major Leases, which require Lender’s consent as set forth above) or terminate the material terms, covenants and conditions contained in the leases upon the part of the tenant to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Mortgaged Property, except that Borrower may not terminate or accept the surrender by a tenant of any lease unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Mortgaged Property; provided, however, that no such termination or surrender of any Major Lease will be permitted without the prior written consent of Lender or unless such termination or surrender is specifically provided for in the Major Lease; (c) is not permitted to collect any of the rents more than one month in advance (other than security deposits required pursuant to such lease); (d) will not execute any other assignment of lessor’s interest in the leases or the rents (except as contemplated by the Mortgage Loan Documents); (e) will not alter, modify or change the terms of the leases in a manner inconsistent with the provisions of the Mortgage Loan Documents; and (f) will execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the leases as Lender from time to time reasonably requires. Notwithstanding anything to the contrary contained the Mortgage Loan Agreement, Borrower is not permitted to enter into a lease of all or substantially all of the Mortgaged Property without Lender’s prior written consent. Notwithstanding anything to the contrary, all new leases and all amendments, modifications, extensions, and renewals of existing leases with tenants that are Affiliates of Borrower will be subject to the prior written consent of Lender. Lender will have the right to require any new non-

residential tenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement in form, content and manner of execution reasonably acceptable to Lender.

“Major Lease” means, for purposes of the Mortgage Loan Documents, any lease which, (a) either individually, or when taken together with any other lease with the same tenant or its Affiliates, demises in excess of 25,000 square feet in the improvements at the Mortgaged Property, (b) leases space to any Affiliate of Borrower or Guarantor, (c) demises an entire building at the Mortgaged Property, (d) covers more than five percent (5%) of the residential units at an Individual Property or constitutes ten percent (10%) or more of the total annual rents applicable to an Individual Property, (e) contains an option or other preferential right to purchase all or any portion of the Mortgaged Property, (f) is a residential lease other than an Acceptable Residential Lease or (g) is entered into during the continuance of a Mortgage Loan Event of Default.

Lender is required to use good faith efforts to respond to a request for approval of a Major Lease within ten (10) Business Days after Lender’s receipt of Borrower written request for approval or consent with respect thereto. Such request is required to contain a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE WHOLE LOAN BY BANK OF MONTREAL AND STARWOOD MORTGAGE CAPITAL LLC TO CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC AND LSG E 86 LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED APPROVED”. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE WHOLE LOAN BY BANK OF MONTREAL BANK OF MONTREAL AND STARWOOD MORTGAGE CAPITAL LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GRANTED”, Lender will be deemed to have approved or consented to such Major Lease if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period. Any reasonable request by Lender for further information or documentation in relation to any proposed Major Lease will constitute a response by Lender for all purposes under the Mortgage Loan Agreement.

“Individual Property” means each of the Lexington Property and Yorkshire Property.

“Lexington Property” means, with respect to the Mortgage Loan, the property located at 160 East 88th Street, New York, New York.

“Yorkshire Property” means, with respect to the Mortgage Loan, the property located at 305 East 86th Street, New York, New York.

Material Agreements

All Material Agreements and all modifications thereof will be subject to the prior review and approval, not to be unreasonably withheld or delayed, of Lender.

“Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Mortgaged Property, other than the Management Agreement and the leases, as to which either (a) there is an obligation of Borrower to pay more than $750,000 per annum, or (b) the term of the agreement extends beyond one year (unless cancelable on 30 days or less notice without requiring the payment of termination fees or payments of any kind) or any agreement to be executed by Borrower entered into with an Affiliate or otherwise upon terms and conditions that are not intrinsically fair or substantially similar to those that would be available on an arms-length basis with third parties.

Violations

Borrower is required, within one hundred twenty (120) days from the Origination Date (the “Violations Deadline”), to (a) remove, or to the extent a tenant under a lease is responsible pursuant to the express provisions of the applicable lease, Borrower is required to exercise its rights under said lease and cause said tenant to remove, of record any and all violations (including, without limitation, the payment of any fines, charges or penalties required to remove same) listed on a schedule to the Mortgage Loan Agreement, presently existing, (b) complete (or cause any applicable tenant to complete) any and all repairs that are required to be made and work performed at the Mortgaged Property in order to remediate such Violations (such repairs and work are referred to herein as the “Violations Work”), and (c) deliver to Lender evidence in form and substance reasonably acceptable to Lender of the completion of all of the Violations Work and removal of record of all of the Violations (the foregoing clauses (a), (b) and (c) are referred to collectively as the “Completion Conditions”); provided that if, as of the end of such one hundred twenty (120) day period, Borrower (or the applicable tenant) has not completed, or caused to be completed, all of the Violations Work and removed, or caused to be removed, all of the Violations as aforesaid, then so long as (x) prior to the expiration of such one hundred twenty (120) day period, Borrower (or the applicable tenant) has commenced and used diligent, commercially reasonable efforts to complete all of the Violations Work and remove all of the Violations as aforesaid and (y) from and after the expiration of such one hundred twenty (120) day period, Borrower continues to use diligent, commercially reasonable efforts (as determined by Lender) to complete, or cause the applicable tenant to complete, all of the Violations Work and to remove, or cause to be removed, all of the Violations as aforesaid (and, from time to time upon Lender’s reasonable written request, delivers to Lender updates regarding the status and progress thereof), then the Violations Deadline will be extended for such additional period of time as is reasonably required for Borrower to complete, or cause to be completed, all of the Violations Work, and remove, or cause to be removed, all of the Violations, as aforesaid.

“Violations” means, for purposes of the Mortgage Loan Documents, those certain outstanding municipal violations identified on a schedule to the Mortgage Loan Agreement.

Certificate of Occupancy

With respect to the Mortgage Loan, Borrower is required to (i) (x) cause the applicable Governmental Authority to issue a permanent certificate of occupancy for the Yorkshire Property such that such permanent certificate of occupancy shall permit the use of the parking facilities for transient parking use, and (y) cause the applicable governmental authority to issue a permanent certificate of occupancy for the Lexington Property such that such permanent certificate of occupancy shall (a) permit the use of the parking facilities for transient parking use, and (b) reflect the approval and closing out of the two (2) “Alt-1” projects currently reflecting as open in the department of buildings website and, (ii) deliver to Lender, within four (4) Business Days after receipt thereof, such permanent certificate of occupancy, as applicable (and all subsequent renewals of thereof) and (iii) diligently prosecute to completion any and all additional actions necessary in order to obtain the permanent certificate of occupancy. Upon Lender’s request, Borrower shall provide Lender with periodic updates regarding the progress of obtaining the permanent certificate of occupancy for the Lexington Property and Yorkshire Property.

Borrower is required to cause all certificates of occupancy issued for the Lexington Property and Yorkshire Property to remain in full force and effect and in compliance with applicable law.

Unit Upgrade Work

Borrower is required to perform the Unit Upgrade Work and shall satisfy all of the following conditions in connection with the Unit Upgrade Work (in each case as reasonably determined by Lender):

Borrower has agreed that it will (1) perform the Unit Upgrade Work or cause the Unit Upgrade Work to be performed, in a good and workmanlike manner and in compliance with all applicable legal requirements; (2) prosecute the construction and completion of the Unit Upgrade Work with diligence and cause the Unit Upgrade Work to be completed free from any liens or claims of any and all persons or entities performing services or labor on the Mortgaged Property or furnishing materials thereto; and (3) pay and discharge any and all costs, expenses and liabilities for, or incurred in connection with, the construction and completion of the Unit Upgrade Work as and when the same become due and payable;

Lender must have: (1) received copies of all Project Permits, if applicable, and evidence that the same are in full force and effect; (2) with respect to Unit Upgrade Work, approval of the Unit Upgrade Scope with respect to the applicable residential apartment unit that is the subject of such Unit Upgrade Work (provided, however, that such Unit Upgrade Scope will be deemed approved if and to the extent (x)(a) the scope of renovations set forth therein is substantially similar to the scope of renovations previously performed by Borrower at the Mortgaged Property prior to the date hereof or previously approved by Lender, or (b) is a pre-approved renovation scope as set forth on a schedule to the Mortgage Loan Agreement, and (y) the same does not involve any alterations to any structural component of any Improvements); and (3) copies of all applicable Project Documents relating to the Unit Upgrade Work;

Borrower is required, at the request of Lender from time to time, furnish reports to Lender in form and substance reasonably acceptable to Lender on the progress of the construction of the Unit Upgrade Work.

“Plans and Specifications” means, with respect to Unit Upgrade Work, each of the plans and specifications for the completion of the Unit Upgrade Work (including, without limitation, a description of the materials, equipment and fixtures necessary for the completion of such Unit Upgrade Work).

“Project Documents” means, collectively, all Plans and Specifications (with respect to the Unit Upgrade Work), the Unit Upgrade Scope (with respect to any individual residential apartment unit being renovated pursuant to the Unit Upgrade Work), Project Permits, as any of the foregoing may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Mortgage Loan Agreement.

“Project Permits” means, collectively, all authorizations, consents and approvals, licenses and permits given or issued by governmental authorities which are required for the completion of the Unit Upgrade Work in accordance with all legal requirements, and for the performance and observance of all obligations and agreements of Borrower contained herein or in the other Mortgage Loan Documents relating to the completion of the Unit Upgrade Work, as the same may be amended, replaced, supplemented, assigned or otherwise modified from time to time in accordance with the terms of the Mortgage Loan Agreement and applicable legal requirements.

“Unit Upgrade Scope” means, with respect to any individual residential apartment unit being renovated pursuant to the Unit Upgrade Work, the scope and description of the renovations of such residential apartment unit.

“Unit Upgrade Work” means the improvement work to the Mortgaged Property required to renovate the Unit Upgrade Units substantially in accordance with the Unit Upgrade Scope and all applicable legal requirements.

Required Repairs

Borrower is required to perform the repairs at the Mortgaged Property as more particularly set forth on a schedule to the Mortgage Loan Agreement (such repairs hereinafter collectively referred to as “Required Repairs”). Borrower is required to complete the Required Repairs on or before the required deadline for each repair as set forth on a schedule to the Mortgage Loan Agreement, as such deadline may be extended by Lender in its sole discretion. Notwithstanding the foregoing, the inability of Borrower to complete any one or more of the Required Repairs within the applicable time periods set forth on a schedule to the Mortgage Loan Agreement shall not, in and of itself, constitute an Event of Default hereunder, provided that Borrower is and has diligently and continuously taken all commercially reasonable steps necessary to complete the Required Repair(s) in question.

Residential Apartments Status and Leases

Borrower is required to make all filings required by any and all rent regulatory laws, shall timely and properly file annual apartment registrations with the DHCR for all apartments for which such registrations are required to be filed, shall charge rents in accordance with law and shall make all necessary repairs and maintain all required services. Borrower is not permitted to harass any tenants, whether subject to rent regulation or otherwise. In the event any claim is made in writing or any administrative or judicial proceeding is commenced against Borrower (whether by a tenant or otherwise) asserting Borrower’s failure to maintain services, to charge proper and legal rents, or to properly reflect the regulated status of an apartment on a lease or in a New York State Division of Housing and Community Renewal (“DHCR”) registration, Borrower is required to notify Lender of such claim or complaint and provide Lender with a copy of the claim or complaint promptly.

Insurance; Casualty; Condemnation

Insurance

Borrower is required to obtain and maintain, or cause to be maintained, insurance for Borrower and the Mortgaged Property providing at least the following coverages:

(i)       comprehensive “All Risk” or “Special Form” insurance, including the peril of wind (named storms), on the improvements and the personal property (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of the Mortgage Loan Agreement means actual replacement value (exclusive of costs of excavations) with no depreciation; (B) containing an agreed amount endorsement with respect to the improvements and personal property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000.00) for all such insurance coverage. In addition, Borrower is required to obtain the following additional coverages: (x) if any portion of the improvements is currently (or at any time in the future is) located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Program as governed by the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended (the “Flood Insurance Acts”), with a deductible acceptable to Lender plus such excess limits as Lender may require with a deductible not greater than an amount equal to the maximum available under the Flood Insurance Acts; and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Mortgaged Property is located in an area with a high degree of seismic activity; provided that the insurance pursuant to clauses (x) and (y) of this subsection is required to be on terms consistent with the comprehensive “All Risk” or “Special Form” insurance policy required under this subsection (A);

(ii)       commercial general liability insurance, including terrorism, providing broad form comprehensive general liability coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000 in the aggregate per location and $1,000,000 per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement that is not subject to an aggregate policy cap or sublimit); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in the Security Instrument to the extent the same is available; and (D) providing for no deductible or self-insured retention;

(iii)      loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in clause (A) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the insurance policy may expire prior to the end of such period; and (D) business income coverage in an amount sufficient to reimburse Borrower for one hundred percent (100%) of the lost net profit, continuing expenses and necessary payroll while the Mortgaged Property is under restoration with such coverage to be available for a period of twenty-four (24) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the insurance policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance was determined prior to the Origination Date and will be determined at least once each year thereafter based on Borrower reasonable estimate of gross income from the Mortgaged Property for the succeeding twenty-four (24) month period. Notwithstanding anything to the contrary in the provisions relating to cash management contained in the Mortgage Loan Agreement, all proceeds payable to Lender under this clause (C) will be held by Lender and disbursed in accordance with the Mortgage Loan Agreement and applied at Lender’s sole discretion to pay (x) the Debt or (y) Operating Expenses approved by Lender in its sole discretion; provided, however, that nothing in the Mortgage Loan Agreement will be deemed to relieve Borrower of its obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)      at all times during which structural construction, repairs or alterations are being made with respect to the improvements, and only if the Mortgaged Property coverage forms do not otherwise apply, (A) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in clause (A) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to clause (A) above, (3) including permission to occupy the Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply;

(v)       if Borrower ever has any direct employees, worker’s compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement;

(vi)      comprehensive boiler and machinery insurance, if applicable, in amounts as will be reasonably required by Lender on terms consistent with the commercial property insurance policy required under clause (i) above;

(vii)     if applicable, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than $1,000,000;

(viii)     umbrella or excess liability insurance, including terrorism, in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under clause (B) above;

(ix)      containing “Ordinance or Law Coverage,” including coverage for loss to the undamaged portion of the building, demolition costs and increased costs of construction in amounts acceptable to Lender, if any of the Improvements or the use of the Mortgaged Property at any time constitute legal non-conforming structures or uses;

(x)       the commercial property and loss of rents/business interruption insurance required under clauses (i) and (iii) above provide coverage against acts of terrorism, whether caused by a foreign or domestic source (“Terrorism Coverage“) and Borrower is required to maintain Terrorism Coverage terms (including amounts) consistent with those required under clauses (i) and (iii) above at all times during the term of the Mortgage Loan; provided, however, in the event the insurance required under clauses (i) and (iii) above contains an exclusion for loss resulting from perils and acts of terrorism, Borrower is required to maintain a separate, stand-alone terrorism insurance policy on terms (including amounts) consistent with those required under clauses (i) and (iii) above; provided, that, for so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Authorization Acts of 2007 and 2015, respectively) (1) remains in full force and effect and (2) continues to cover both foreign and domestic acts of terror, the provisions of such law that defines “covered acts” will determine what is deemed to be included within the required terrorism coverage; and

(xi)     upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located.

All insurance required to be provided in the Mortgage Loan Agreement must be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and will be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies are required to be issued by financially sound and responsible insurance companies authorized to do business in the State of New York and having a claims paying ability rating of (y) “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A(low)” or better by DBRS Morningstar, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates and “BBB” by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates) and (z) a rating of “A:X” or better in the current Best’s Insurance Reports. (each such insurer is referred to below as a “Qualified Insurer”). No Policy may contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism (including bio-terrorism) or similar acts of sabotage. Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the renewal or successor Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder are required to be delivered by Borrower to Lender. Borrower is required to supply an original or certified copy of the original Policy within ten (10) days of request by Lender, provided that the Policy is available.

Borrower is permitted to obtain Policies required under this heading under a “blanket” insurance policy so long as such Policy specifically allocates to the Mortgaged Property the amount of coverage from time to time required under the Mortgage Loan Agreement and otherwise provides the same protection as would a separate policy insuring only the Mortgaged Property in compliance with the Mortgage Loan Agreement, subject to review and approval by Lender based on the schedule of locations and values, and such other documentation required by Lender. To the extent that the insurance policies are maintained pursuant to a blanket insurance policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius“), the limits of such blanket insurance policy must be sufficient to maintain coverage as set forth under clauses (A), (C) and (J) of the first paragraph under this heading for the Mortgaged Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis. Changes to any “blanket” insurance Policy are not permitted to be made without Lender’s prior written approval. Borrower is required to notify Lender of any material changes to the Policy, including changes to the limits under the policy as of Origination Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, windstorm / named storm and earthquake limits or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake and such changes will be subject to prior approval of Lender and the Rating Agencies.

All Policies provided for or contemplated by the first paragraph of this section are required to name Borrower as a named insured and, in the case of liability coverages (except for the Policy referenced in clauses (E) and (H) of the first paragraph of this section), shall name Lender (and its successors and assigns) as the additional insured and in the case of the property coverages , including but not limited to all risk, loss of rents and/or business interruption, boiler and machinery, terrorism, wind (named storms), flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder is payable to Lender.

All Policies provided for in the Mortgage Loan Agreement are required to contain clauses or endorsements to the effect that: (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, will in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) the Policies on which Lender has the protection of a mortgageholder clause must not be canceled without at least thirty (30) days’ notice to Lender, except ten (10) days’ notice for non-payment of premium; (iii) Lender must not be liable for any insurance premiums thereon or subject to any assessments thereunder; (iv) must contain a waiver of subrogation in favor of Lender; and (v) provide that the issuers thereof shall give notice to Lender if the Policies have not been renewed ten (10) days prior to its expiration.

If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender has the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect are required to be paid by Borrower to Lender upon demand and, until paid, will be secured by the Security Instrument and will bear interest at the Default Rate.

Casualty and Condemnation

If the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, Borrower is required to (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of restoration so that the Mortgaged Property resembles, as nearly as possible, the condition the Mortgaged Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (if such approval is required) and otherwise in accordance with the provisions of “—Restoration”. Borrower is required to pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but is not obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any casualty in which the Net Proceeds or the costs of completing restoration are equal to or greater than $1,000,000.00 and Borrower is required to deliver to Lender all instruments required by Lender to permit such participation.

Borrower is required to give prompt notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and is required to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any Condemnation proceedings, and Borrower is required from time to time to deliver to Lender all instruments requested by Lender to permit such participation. Borrower is required, at its expense, to diligently prosecute any such Condemnation proceedings, and must consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower is required to continue to perform the obligations at the time and in the manner provided in the Mortgage Loan Agreement and the other Mortgage Loan

Documents and the outstanding principal balance of the Whole Loan is not permitted to be reduced until any Award has been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the obligations. Lender is not limited to the interest paid on the Award by the applicable governmental authority but will be entitled to receive out of the Award interest at the rate or rates provided in the Mortgage Loan Agreement or in the Notes. If the Mortgaged Property or any portion of the Mortgaged Property is taken by a governmental authority, Borrower will be required to promptly commence and diligently prosecute Restoration and otherwise comply with the provisions described in “—Restoration” below. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender will have the right, whether or not a deficiency judgment on the Note has been sought, recovered or denied, to receive the Award, or a portion of the Award sufficient to pay the Debt. Notwithstanding the provisions described in this “—Casualty and Condemnation” section and “—Restoration” below, if the Whole Loan or any portion of the Whole Loan is included in a REMIC and, immediately following a release of any portion of the lien of the Security Instrument in connection with a Condemnation (but taking into account any proposed restoration on the remaining portion of the Mortgaged Property), the REMIC Loan to Value Ratio is greater than 125% (such value to be determined, in Lender’s sole discretion and at Borrower’s sole cost and expense, by any commercially reasonable method permitted to a REMIC), excluding personal property and going concern value, if any, the principal balance of the Whole Loan (or such portion included in the REMIC) must be paid down by an amount equal to the least of the following amounts: (i) the net Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the REMIC Loan to Value Ratio (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the related release of such portion of the lien of the Security Instrument.

“Award” means, for purposes of the Mortgage Loan Documents, any compensation paid by any governmental authority in connection with a Condemnation in respect of all or part of the Mortgaged Property.

“Casualty” means, for purposes of the Mortgage Loan Documents, if the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty.

“Condemnation” means, for purposes of the Mortgage Loan Documents, a temporary or permanent taking by any governmental authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Mortgaged Property, or any interest in the Mortgaged Property or right accruing to the Mortgaged Property, including any right of access the Mortgaged Property or any change of grade affecting the Mortgaged Property or any part of the Mortgaged Property.

“Condemnation Proceeds” means, for purposes of the Mortgage Loan Documents, the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same.

“Insurance Proceeds” means, for purposes of the Mortgage Loan Documents, the amount of all insurance proceeds received by Lender pursuant to clauses (A), (D), (F), (I) and (J) of “—Insurance; Casualty; Condemnation—Insurance” as a result of damage or destruction of the Mortgaged Property, after deduction of Lender’s reasonable costs and expenses, if any, in collecting same.

“Net Proceeds” means, for purposes of the Mortgage Loan Documents,(i) Insurance Proceeds or (ii) Condemnation Proceeds.

“REMIC Loan to Value Ratio” means, for purposes of the Mortgage Loan Documents, as of the date of its calculation, (i) the numerator of which is equal to the outstanding principal balance of the Whole Loan (or such portion included in the REMIC) as of the date of such calculation, and (ii) the denominator of which is equal to the appraised value of the Mortgaged Property based on the most recent appraisal (or updates thereof) obtained by Borrower at its sole cost and expense and satisfactory to Lender, provided such appraisal or update must be dated within six (6) months of the applicable date of determination. Lender’s computation of the same will be final absent manifest error.

“Restoration” means, for purposes of the Mortgage Loan Documents, the repair and restoration of the Mortgaged Property after a Casualty or Condemnation as nearly as reasonably possible to the condition the Mortgaged Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

Restoration

If the Net Proceeds are less than $1,000,000.00 and the costs of completing the Restoration are less than $1,000,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in “—Casualty and Condemnation” above are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of the Mortgage Loan Agreement. If the Net Proceeds are equal to or greater than $1,000,000.00, but less than 20% of the Allocated Loan Amount applicable to such Individual Property or the costs of completing the Restoration is equal to or greater than $1,000,000 but less than twenty percent (20%) of the Allocated Loan Amount applicable to such Individual Property, the Net Proceeds will be held by Lender and Lender will make the Net Proceeds available for Restoration in accordance with the provisions of the Mortgage Loan Agreement. The Net Proceeds will be made available to Borrower for Restoration upon the approval of Lender in its sole discretion provided that the following conditions are met: (A) no Mortgage Loan Event of Default has occurred and is continuing; (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the improvements on the affected Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the affected Individual Property is taken, and such land is located along the perimeter or periphery of the affected Individual Property, and no portion of the improvements is located on such land; (C) leases demising in the aggregate a percentage amount equal to or greater than eighty percent (80%) of the total rentable space in the affected Individual Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, remain in full force and effect during and after the completion of Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense; (D) Borrower commences or causes to be commenced such Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and diligently pursues the same to satisfactory completion subject to extension for a period of time, which will, in no event, exceed sixty (60) additional days, to the extent necessary to account for any delay caused by fire, earthquake, or other acts of God, strike, lockout, acts of public enemy or terrorism, riots, insurrection, government regulation of the sale or transportation of materials, supplies or labor, or any other similar event outside of Borrower reasonable control (but Borrower lack of funds in and of itself will not be deemed a cause beyond the reasonable control of Borrower); (E) Lender is satisfied that any operating deficits, including all debt service which will be incurred with respect to the Mortgaged Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in clause (C) of “Insurance; Casualty; Condemnation—Insurance”, if applicable, or (3) by other funds of Borrower; (F) Lender is satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any leases, (3) such time as may be required under all applicable legal requirements in order to repair and restore the Mortgaged Property to the condition it was in immediately prior to such Casualty or to substantially the same condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in clause (C) of “Insurance; Casualty; Condemnation—Insurance”; (G) the Mortgaged Property and the use of the Mortgaged Property after Restoration are in compliance with and permitted under all applicable legal requirements; (H) Restoration is done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable legal requirements; (I) such Casualty or Condemnation, as applicable, does not result in a material loss of access to the Mortgaged Property or the related improvements unless such access is restored during such proposed Restoration; (J) the Debt

Service Coverage Ratio for the Mortgaged Property, after giving effect to Restoration, as reasonably determined by Lender, must be equal to or greater than Debt Service Coverage Ratio as of (i) the Origination Date or (ii) the last day of the calendar quarter immediately preceding such Casualty or Condemnation, whichever is greater; (K) the Loan to Value Ratio based on the after giving effect to Restoration, must be equal to or less than 72.50%) and in the event the Whole Loan or any portion thereof is included in a REMIC and the REMIC Loan to Value Ratio would exceed one hundred twenty five percent (125%) (such value to be determined, in Lender’s sole discretion and at Borrower’s sole cost any expense, by any commercially reasonable method permitted to a REMIC, excluding personal property and going concern value, if any) immediately after such Condemnation or Casualty (taking into account any planned Restoration), no Net Proceeds will be released to Borrower unless the principal balance of the Whole Loan (or such portion included in the REMIC) is paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, as the same may be modified, supplemented, superseded or amended, from time to time, unless Lender receives an opinion of counsel that, if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as a REMIC as a result of such release; (L) Borrower delivers, or causes to be delivered, to Lender a signed detailed budget approved in writing by Borrower architect or engineer stating the entire estimated cost of completing Restoration, which will be reasonably acceptable to Lender; and (M) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

If Net Proceeds are (i) equal to or greater than twenty percent (20%) of the Allocated Loan Amount applicable to such Individual Property, (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy certain conditions set forth in the Mortgage Loan Agreement), or (iii) not to be returned to Borrower as excess Net Proceeds pursuant to the applicable terms of the Mortgage Loan Agreement, then in any such event all Net Proceeds are permitted to be retained and applied by Lender in accordance with the Mortgage Loan Agreement toward reduction of the outstanding principal balance of the Whole Loan whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion deems proper and to remit any remaining Net Proceeds, if any, if the Mezzanine Loan is outstanding to Mezzanine Lender, in the order of seniority of the respective Mezzanine Loan, to be applied in accordance with the terms of the Mezzanine Loan Documents, or in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender approves, in its sole discretion. So long as no Mortgage Loan Event of Default has occurred and is continuing, no Yield Maintenance Premium or other prepayment charge will be payable to Borrower by reason of a Casualty or Condemnation.

“Allocated Loan Amount” means, with respect to the Lexington Property, $464,286,688.00, and with respect to the Yorkshire Property, $75,213,312.

Annual Budget

For each partial year commencing on the Origination Date and for each fiscal year thereafter Borrower will be required to submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or fiscal year in form reasonably satisfactory to Lender. The Annual Budget will be subject to Lender’s approval (each such Annual Budget once approved, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender under the Mortgage Loan Agreement, Lender will be required to advise Borrower of such objections within fifteen (15) days after receipt of the proposed Annual Budget (and deliver to Borrower a reasonably detailed description of such objections) and Borrower will be required to promptly revise such Annual Budget and resubmit the same to Lender. Lender will be required to advise Borrower of any objections to the revised Annual Budget within ten (10) days after receipt of such revised Annual Budget (and deliver to Borrower a reasonably detailed description of such objections) and Borrower will be required to promptly revise the same in accordance with the process described above in this paragraph until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender under the Mortgage Loan Agreement, the most recently Approved Annual Budget will apply; provided that, such Approved Annual Budget will be adjusted to reflect actual increases in taxes, insurance premiums and certain Other Charges.

“Annual Budget” means the operating budget, including all planned Capital Expenditures, for the Mortgaged Property prepared by Borrower for the applicable fiscal year or other period.

Financial Reporting

Annual Financial Statements

Within ninety (90) days after the close of each fiscal year of Borrower’s operations, Borrower will be required to furnish to Lender a complete copy of Borrower’s and Guarantor’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Bernath & Rosenberg, P.C., Citrin Cooperman or Fuoco Group will be deemed an acceptable accountant so long as (x) such accountant is not the subject of a bankruptcy or insolvency proceeding, (y) a material adverse change does not occur with respect to such accountant and (z) the financial statements and reports provided by such accountant under the Mortgage Loan Agreement continue to comply in all material respects with the requirements of the Mortgage Loan Agreement with respect thereto) in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis selected by Borrower and reasonably acceptable to Lender)) and the requirements of Regulation AB covering the Mortgaged Property for such fiscal year and containing statements of profit and loss for Borrower, Guarantor and the Mortgaged Property and a balance sheet for Borrower and Guarantor. Such statements of Borrower will set forth the financial condition and the results of operations for the Mortgaged Property for such fiscal year, and will include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses and accompanied by an annual rent roll. Borrower’s annual financial statements are required to be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year, (ii) an unqualified opinion of an independent certified public accountant reasonably acceptable to Lender, (iii) with respect to a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which are required to itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, and (iv) an officer’s certificate certifying that each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Mortgaged Property subject to the reporting, and that such financial statements have been prepared in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis selected by Borrower and reasonably acceptable to Lender), and as of the date thereof whether, to such officer’s knowledge, there exists an event or circumstance which constitutes a Mortgage Loan Default or Mortgage Loan Event of Default under the Mortgage Loan Documents executed and delivered by, or applicable to, Borrower, and if the Mortgage Loan Default or Mortgage Loan Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Such annual financial statements must be in the form of an annual combined balance sheet of Borrower (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combined balance sheet and statement of income for the Mortgaged Property on a combined basis. Guarantor’s annual financial statements are required to be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Bernath & Rosenberg, P.C., Citrin Cooperman or Fuoco Group will be deemed an acceptable accountant for so long as (x) such accountant is not the subject of a bankruptcy or insolvency proceeding, (y) a material adverse change does not occur with respect to such accountant and (z) the financial statements and reports provided by such accountant under the Mortgage Loan Agreement continue to comply in all material respects with the requirements of the Mortgage Loan Agreement with respect thereto), and (ii) an officer’s certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis acceptable to Lender) and as of the date thereof whether, to such officer’s knowledge, there exists an event or circumstance which constitutes a Mortgage Loan Default or Mortgage Loan Event of Default under the Mortgage Loan Documents executed and delivered by, or applicable to, Guarantor, and if the Mortgage Loan Default or an Mortgage Loan Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

“Net Operating Income” means, for purposes of the Mortgage Loan Documents, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

Monthly and Quarterly Financial Statements

Borrower is required to furnish, or cause to be furnished, to Lender within thirty (30) days after the end of each calendar month from the Origination Date until sixty (60) days after the last securitization of any portion of the Mortgage Loan, and thereafter on or before thirty (30) days after the end of each calendar quarter, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Mortgaged Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month or quarter for each Individual Property; (ii) monthly (if applicable), quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month or quarter, as applicable, noting Net Operating Income, Gross Income from Operations and Operating Expenses, and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Mortgaged Property during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio as of the last day of such month or quarter, as applicable; and (iv) a Net Cash Flow Schedule. In addition, the Officer’s Certificate must also state that the representations and warranties of Borrower relating to its status as a special purpose entity are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days in excess of two percent (2%) of the original principal amount of the Whole Loan unless being contested in good faith in accordance with the Mortgage Loan Agreement.

SPE Covenants

Borrower will covenant under the Mortgage Loan Agreement that Borrower is a Special Purpose Entity and will deliver to Lender additional representations which will be set forth in certificates delivered to Lender on the Origination Date (each, a “Recycled Entity Certificate”) in connection with the origination of the Mortgage Loan. A “Special Purpose Entity” under the Mortgage Loan Agreement is a limited partnership or limited liability company which at all times prior to, on and after the Origination Date:

(i)       was, is and will be organized solely for the purpose of (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Mortgaged Property (and no other property), entering into the Mortgage Loan Agreement with Lender and performing its obligations under the Mortgage Loan Documents, refinancing the Mortgaged Property in connection with a permitted repayment of the Mortgage Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (ii) in the case of the Principal, acting as a general partner of the limited partnership that owns the Mortgaged Property or member of the limited liability company that owns the Mortgaged Property;

(ii)      has not been, is not, and will not be engaged, in any business unrelated to (i) in the case of Borrower, the acquisition, development, ownership, leasing, management or operation of the Mortgaged Property, and (ii) in the case of the Principal, acting as general partner of the limited partnership that owns the Mortgaged Property, or acting as a member of the limited liability company that owns the Mortgaged Property, as applicable;

(iii)      has not had, does not have, and will not have, any assets other than (i) in the case of Borrower, those related to the Mortgaged Property or (ii) in the case of the Principal, its partnership interest in the limited partnership or the membership interest in the limited liability company that owns the Mortgaged Property or acts as the general partner or managing member of such limited liability company, as applicable;

(iv)      has not engaged, sought or consented to, and will not engage in, seek or consent to, to the fullest extent permitted by law, any dissolution, winding up, liquidation, consolidation, merger, division (under Section 18-217 of the Delaware Limited Liability Company Act, whether pursuant to a plan of division or otherwise), sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or at any time after the Origination Date, entered into an amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition, except as may be permitted pursuant to the Mortgage Loan Documents;

(v)      if such entity is a limited partnership, has, had, now has, and will have as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company or multimember Delaware limited liability company treated as a single member limited liability company that complies with the requirements set forth in clause (g), (B) has two independent directors, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.50% (or 0.10%, if the limited partnership is a Delaware entity);

(vi)      if such entity is a limited liability company with more than one member (unless such entity is a limited liability company organized in the State of Delaware that otherwise satisfies the requirements of subclauses (A) through (C) of clause (vii) below), has had, now has and will have at least one member that is a Special Purpose Entity (A) that is a single-member Delaware limited liability company, (B) that has at least two independent directors, and (C) that directly owns at least 0.50% of the equity of the limited liability company (or 0.10% if the limited liability company is a Delaware entity);

(vii)     if such entity is a limited liability company with only one member organized in the State of Delaware, has been, now is, and will be a limited liability company organized in the State of Delaware that (A) has at least two independent directors, (B) has not caused or allowed, and will not cause or allow the members or managers of such entity to take any bankruptcy action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless the two independent directors then serving as managers of the company consented in writing to such action, and (C) has and have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(viii)    has been, is and intends to remain solvent, (B) has paid and must pay its debts and liabilities from its then available assets (including a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same becomes due, and (C) intends to maintain and must maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing must not require any member, partner or shareholder of such entity to make any additional capital contributions to such entity.

(ix)      has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity and has not and does not identify itself as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) of any other Person;

(x)      has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(xi)     has maintained and will maintain its own records, books, resolutions and agreements;

(xii)    other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(xiii)    has held and will hold its assets in its own name;

(xiv)    has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as Property Manager, or equivalent of Property Manager, under such business management services agreement holds itself out as an agent of Borrower;

(xv)     has maintained and will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by the federal income tax basis method of accounting, consistently applied; provided, however, that appropriate notation must be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets must be listed on its own separate balance sheet;

(xvi)    has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations; provided, however, that the foregoing will not require any member, partner or shareholder of such entity to make any capital contributions or loan to such entity;

(xvii)   has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xviii)  has had no indebtedness which remains outstanding and will have no indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (i) the Whole Loan or mortgage loans secured by the Mortgaged Property that have been paid in full on or prior to the Origination Date and any liens and encumbrances granted pursuant thereto have been fully released, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Mortgaged Property and the routine administration of Borrower, in amounts not to exceed two percent (2%) of the outstanding principal amount of the Mortgage Loan, in the aggregate, which liabilities are not more than sixty (60) days past the later of (1) the date incurred or (2) the date invoiced (unless being properly contested in accordance with the terms of the Mortgage Loan Agreement), are not evidenced by a note and are paid when due, and which amounts are in the normal course of Borrower’s business and operations, and (iii) such other liabilities that are permitted pursuant to the Mortgage Loan Agreement;

(xix)   has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to the Mortgage Loan Agreement;

(xx)    has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(xxi)   has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(xxii)   has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, which stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne, must bear its own name and have not borne and must not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent; and

(xxiii)  except pursuant to the Mortgage Loan Documents and to lenders under mortgage loans secured by the Mortgaged Property or any portion thereof which has been repaid in full as of the Origination Date and any liens and encumbrances granted pursuant thereto have been fully released, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxiv)   has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (bb) below of this definition, so long as Property Manager, or equivalent of Property Manager, under such business management services agreement holds itself out as an agent of Borrower;

(xxv)    has maintained and will maintain its assets in a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvi)   has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxvii)  has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) or part of it, and has not identified itself, and must not identify itself, as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) of any other Person;

(xxviii)  has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with the Mortgage Loan Agreement;

(xxix)  other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and must not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s length transaction with an unrelated third party;

(xxx)   has not had and must not have any obligation to, and has not indemnified and must not indemnify its partners, officers, directors or members, as the case may be, in each case unless such obligation or indemnification is fully subordinated to the debt and must not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxi)  does not and will not have any of its obligations guaranteed by any Affiliate except as provided in the Mortgage Loan Documents and except for any obligations that will be fully satisfied on or prior to the Origination Date;

(xxxii)  has conducted and will conduct its business so that each of the assumptions made about it and each of the facts stated about it in the non-consolidation opinion are true;

(xxxiii)  has complied and will comply with all of the terms and provisions contained in its organizational documents and cause statements of facts contained in its organizational documents to be and to remain true and correct;

(xxxiv)  has not permitted and must not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Mortgage Loan Documents;

(xxxv)   has not formed, acquired or held and will not form, acquire or hold any subsidiary or own any equity interest in any other entity;

(xxxvi)  opted out of the power to divide under Section 18-217 of the Delaware Limited Liability Company Act, which (absent such opt out) would enable it to divide into one or more newly formed limited liability companies with the dividing company continuing its existence or terminating its existence, as the case may be, and (ii) waived any other right that it might have to divide itself by a plan of division or otherwise; and

(xxxvii)  Borrower’s organizational documents must expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower’s creditors as set forth in the immediately preceding sentence), no independent director shall owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part; provided, however, the foregoing will not eliminate the implied contractual covenant of good faith and fair dealing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any governmental authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Principal” means (i) if Borrower is a limited partnership, each general partner of Borrower, all of which are and will continue to be Special Purpose Entities, or (ii) if Borrower is a multi-member limited liability company, the managing member of Borrower which is and will continue to be a Special Purpose Entity, or (iii) if Borrower is a single member limited liability company (other than a Delaware single member limited liability company), its sole member which is and will continue to be a Special Purpose Entity, or (iv) if Borrower is a properly structured Delaware limited liability company that satisfied the requirements of clause (g) of the definition of “Special Purpose Entity”, then the term “Principal” has no meaning when used in the Mortgage Loan Agreement.

Tenant in Common Agreement

With respect to the Mortgage Loan:

Borrower is required to comply with the provisions of the Tenant in Common Agreement and is required to cause the Tenant in Common Agreement to remain in full force and effect at all times until payment in full of the Mortgage Loan.

Borrower has waived any right that it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement), until such time as the Whole Loan is repaid in full, to make any application to or petition any court for a partition of the Mortgaged Property, and, until such time as the Whole Loan is repaid in full, Borrower is not permitted to make any application to or petition any court for a partition of the Mortgaged Property.

Borrower has expressly waived any and all lien rights it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement) against any other Borrower under the Whole Loan until such time as the Whole Loan is repaid in full for advances made in connection with the continued ownership, operation and maintenance of the Mortgaged Property or as a result of the failure of any Tenant in Common to perform its obligations under the Tenant in Common Agreement.

Borrower has assigned to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Mortgage Loan Documents all of the rights, privileges and prerogatives of Borrower under the Tenant in Common Agreement, including any rights of first refusal (including any such rights arising under Section 363(i) of Chapter 11 of the United States Bankruptcy Code), purchase options or other similar rights under the Tenant in Common Agreement. Borrower has agreed that any rights of first refusal, purchase options or other similar rights under the Tenant in Common Agreement afforded to Borrower are hereby made expressly subordinate to the Security Instrument, the other Mortgage Loan Documents and the Liens created thereby and to the rights of Lender.

Borrower has agreed that the Tenant in Common Agreement and any and all rights and liens created thereby in favor of any Tenant in Common (including without limitation, rights to the payment of monies, rights of indemnity, lien rights, rights of first refusal, options to purchase or other rights of acquisition) are and will be in all respects subordinate and inferior to the lien, security interest and terms of the Mortgage Loan Agreement, the Security Instrument, the Note and the other Mortgage Loan Documents. Borrower must not permit any distributions to be made to any Tenant in Common pursuant to the terms of the Tenant in Common Agreement, other than distributions that are made out of excess cash flow remaining after payment of current installments of debt service and reserves due under the Mortgage Loan Documents and then current payments of operating expenses for the Mortgaged Property.

Borrower is required to promptly (i) perform and observe all of the covenants required to be performed and observed by it under the Tenant in Common Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) notify Lender of any default under the Tenant in Common Agreement of which it is aware; and (iii) deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Tenant in Common Agreement.

Borrower is not permitted to amend, modify, or supplement in any respect, terminate or cancel the Tenant in Common Agreement without the prior written consent of Lender or assign such Individual Borrower’s interest in the Tenant in Common Agreement to any Person, and any such termination, cancellation, modification, supplement, alteration, amendment or assignment of the Tenant in Common Agreement without prior consent of Lender will be void and of no force and effect.

Each person or entity constituting Borrower has acknowledged that it would be difficult for Lender to administer the Whole Loan if a single party for each Individual Property (the “Notice Owner”) was not designated to give and receive all notices required to be given to or received from Borrower under the Mortgage Loan Documents. Borrower has designated CF East 88 Borrower, with respect to the Lexington Property, and CF East 86 Borrower with respect to the Yorkshire Property, as the “Notice Owner”, and Borrower agrees that (a) all notices required to be given to Borrower under the Mortgage Loan Agreement will be given to the Notice Owner at the address shown for “Notice Owner” in the Mortgage Loan Agreement or at such other address of which notice shall have been given to Lender pursuant to the terms of the Mortgage Loan Agreement; (b) except for notices from an Individual Borrower as to a matter personal to such Individual Borrower (i.e., those matters involving such Individual Borrower and not involving either the Mortgaged Property or any other Individual Borrower), all notices to Lender from Borrower must be given solely by the Notice Owner, and Lender is authorized to act in reliance thereon; (c) Lender is authorized to deal exclusively with the Notice Owner with respect to matters involving the obligations of Borrower under the Mortgage Loan Documents, without consultation with or notice to any other party comprising Borrower; (d) each Notice Owner will have the power and authority to make all decisions in respect of the administration of the Mortgage Loan, and such Notice Owner is required to be controlled by a Guarantor; and (e) Lender will not be required to accept notice from any party comprising Borrower other than the Notice Owner, except for a notice from all Borrowers, designating another party comprising Borrower as the Notice Owner; any Notice Owner will be subject to the approval of Lender not to be unreasonably withheld, which approval may be conditioned, in part, upon, if a securitization has occurred, Lender’s receipt of a Rating Agency Confirmation with respect to the designation of the Notice Owner. Each Notice Owner has undertaken to deliver any such notice, process, or other papers (or a copy thereof) promptly to Borrower, who has waived any objection to such service, and has agreed that such service upon such Notice Owner will be deemed in every respect to be good and sufficient service under applicable law. Any notice given by Lender to the Notice Owner will be deemed to have been given to each and every Borrower.

Borrower is required, and is required to cause all of its Affiliates, to comply with any and all securities laws in connections with the issuing, selling, transferring or marketing of tenancy in common interests. Without limiting the foregoing, neither Borrower nor any of its Affiliates may include any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or shall omit any material fact or information from any such materials.

Without limiting any of the foregoing provisions under this heading, Borrower has agreed that in the event of any inconsistency between the provisions set forth under this heading and any of the provisions of the Tenant in Common Agreement and/or the Management Agreement, the provisions set forth under this heading will govern and control.

“Tenant in Common Agreement” means that certain (i) Amended and Restated Tenant in Common Agreement of the Origination Date by and among CF East 88 Borrower, and SM East 88 Borrower, and (ii) Amended and Restated Tenant in Common Agreement of the Origination Date by and among CF East 86 Borrower, SM East 86 Borrower and LSG East 86 Borrower.

For avoidance of doubt, for the purposes of this section, “Borrower” means any tenant in common entity comprising Borrower.

Compliance with O&M Programs

Borrower has covenanted and agreed to maintain the Asbestos-Containing Materials Operations and Maintenance Program dated January 21, 2022, Project Number 453842, and (ii) Asbestos-Containing Materials Operations and Maintenance Program dated January 21, 2022, Project Number 453840 ((i) and (ii) individually and collectively as the context may require, the “ACM Maintenance Program”), designed by AEI Consultants, with respect to asbestos containing materials (“ACM’s”), consistent with Asbestos Hazard Emergency Response Act guidelines and other relevant guidelines, and with applicable state and local laws, and such ACM Maintenance Program is required to continuously remain in effect until the Debt is repaid in full. In furtherance of the foregoing, Borrower is required to inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s are maintained in a condition that prevents exposure of occupants to ACM’s at all times. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such ACM Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of the Mortgaged Property by consultants specified by Lender, and (iv) variation of the ACM Maintenance Program in response to the reports provided by any such consultants.

Lead Paint Program

Borrower has agreed to institute(i) that certain Lead-Based Paint Operations and Maintenance Program, dated as of April 15, 2022, prepared by AEI Consultants, as project No. 453842, and (ii) Lead-Based Paint Operations and Maintenance Program, dated as of April 15, 2022, prepared by AEI Consultants, as project No. 453840 (i) and (ii) individually and collectively, as the context may require, the “Lead-Based Paint Maintenance Program”) designed by AEI consultants, with respect to lead-based paint that is consistent with the United States Department of Housing and Urban Development guidelines and with applicable state and local laws and such Lead-Based Paint Maintenance Program will hereafter continuously remain in effect until the Debt is repaid in full. To the extent Borrower is required by any governmental agency or authority to remove and/or abate lead-based paint at the Mortgaged Property, Borrower is required to remove and/or abate same as and when required by said governmental agency or authority and otherwise in compliance with all Environmental Statutes. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such reasonable intervals as Lender may specify, (ii) an amendment to such Lead-Based Paint Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of the Mortgaged Property by consultants specified by Lender, and (iv) variation of the Lead-Based Paint Maintenance Program in response to the reports provided by any such consultants.

Other Covenants of Borrower

Borrower is required to comply, and in certain cases to cause each other Restricted Party to comply, with certain covenants including without limitation to comply with, and cause the Mortgaged Property to comply in all material respects with, all legal requirements (subject to Borrower’s right to contest the same in accordance with the provisions of the Mortgage Loan Agreement) and to maintain the insurance coverages required by the Mortgage Loan Agreement. In addition, Borrower is required to cause the Mortgaged Property to be maintained in working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements to the Mortgaged Property.

Borrower is required to give Lender prompt notice of litigation or proceedings by any governmental authority pending or threatened in writing against Borrower, the Principal and/or Guarantor which, if adversely determined, would have a Material Adverse Change to Borrower’s, the Principal’s or Guarantor’s condition (financial or otherwise) or business or the Mortgaged Property.

Mortgage Loan Events of Default

Events of Default under the Mortgage Loan Documents (each, a “Mortgage Loan Event of Default”) include, among other items, the following:

(i)       if (A) any Monthly Interest Payment, any deposit to the Reserve Accounts is not made on the required deposit date therefor or any other amount due under subclauses (i) through (vi) and under subclause (viii) under “—Cash Management” above is not paid in full on each Payment Date (unless sufficient funds are available in the relevant subaccount on the applicable date) or any other amount payable on a regular monthly basis under the Note, the Mortgage Loan Agreement or any other Mortgage Loan Document is not paid on the date on which such payment is due; or (B) the entire Outstanding Principal Balance of the Note is not paid in full on the Maturity Date; or (C) any portion of the Debt (other than any portion of the Debt described in subclauses (A) or (B) in this clause (a) is not paid when due and remains unpaid for more than five (5) days after notice of such failure is given by Lender to Borrower;

(ii)      if any of the taxes or Other Charges are not paid when the same are due and payable (unless Lender is obligated to remit payment for such taxes pursuant to the Mortgage Loan Agreement), subject to the provisions of the Mortgage Loan Agreement;

(iii)     if the Policies are not kept in full force and effect (unless due to failure to pay the insurance premiums and Lender will be obligated to remit payment for such insurance premiums), or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by Lender) are not delivered to Lender within thirty (30) days after written request therefor, which period may be extended upon request of Borrower, provided Borrower is diligently pursuing such certificates (or certified copies of the Policies, as the case may be), such additional period not to exceed ninety (90) days;

(iv)     if Borrower transfers or otherwise encumbers any portion of the Mortgaged Property in violation of the provisions of the Mortgage Loan Agreement, or the Security Instrument or any Transfer is made in violation of the restrictions on transfers contained in the Mortgage Loan Agreement;

(v)       if any representation or warranty made by Borrower in the Mortgage Loan Agreement or in any other Mortgage Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender was false or misleading in any material respect as of the date the representation or warranty was made or deemed remade; provided, however, as to any such false or misleading representation or warranty which was immaterial and unintentionally made or submitted to Lender and which can either be made true and correct by action of Borrower (without modification of such representation or warranty) or be cured to Lender’s satisfaction, Borrower will have a period of fifteen (15) days following the earlier of (i) written notice thereof to Borrower and (ii) Borrower gaining actual knowledge that such representation or warranty was false or misleading, to undertake and complete all actions necessary to make such representation or warranty either true and correct in all material respects as and when made or cured to Lender’s reasonable satisfaction;

(vi)       if Borrower, the Principal or Guarantor (i) make an assignment for the benefit of creditors or (ii) is generally not paying its debts as they become due;

(vii)      if a receiver, liquidator or trustee is appointed for Borrower or the Principal, or if Borrower or the Principal is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, Borrower or the Principal, or if any proceeding for the dissolution or liquidation of Borrower or the Principal is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or the Principal, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)     if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Whole Loan makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Whole Loan or if Guarantor or such other guarantor or indemnitor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it will be at Lender’s option to determine whether any of the foregoing is a Mortgage Loan Event of Default;

(ix)      if Borrower attempts to assign its rights under the Mortgage Loan Agreement or any of the other Mortgage Loan Documents or any interest under the Mortgage Loan Agreement or any of the other Mortgage Loan Documents in contravention of the Mortgage Loan Documents;

(x)       if Borrower breaches any of its negative covenants in the Mortgage Loan Agreement or covenants relating to financial reporting set forth in “—Financial Reporting”;

(xi)       if Borrower breaches any representation, warranty or covenant set forth in “—SPE Covenants”; provided, however, that any such breach will not constitute a Mortgage Loan Event of Default (A) if such breach is de minimis, inadvertent and non-recurring, (B) if such breach is curable, Borrower must promptly cure such breach within five (5) Business Days after such breach occurs, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender an additional non-consolidation opinion or a modification of the non-consolidation opinion, as applicable, to the effect that such breach will not in any way impair, negate or amend the opinions rendered in the non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification is required to be acceptable to Lender in its reasonable discretion;

(xii)      with respect to any term, covenant or provision set forth in the Mortgage Loan Agreement which specifically contains a notice requirement or grace period, if Borrower is in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii)     if any of the assumptions contained in the non-consolidation opinion delivered to Lender in connection with the Mortgage Loan, or in any additional non-consolidation opinion delivered subsequent to the closing of the Mortgage Loan, is or becomes untrue in any material respect unless such matter is cured in a timely manner;

(xiv)     if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any replacement management agreement) and if such default permits Property Manager to terminate or cancel the Management Agreement (or any replacement management agreement) and Borrower fails to comply with provisions contained in “—Property Management”;

(xv)      if Borrower continues to be in Mortgage Loan Default under any of the provisions of the Mortgage Loan Agreement regarding Borrower obligation to cooperate with certain transfers of the Whole Loan by Lender, or fails to cooperate with Lender in connection with a securitization pursuant to the provisions of the Mortgage Loan Agreement, for five (5) days after written notice to Borrower from Lender;

(xvi)     if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Whole Loan fails to comply with the financial covenants set forth in the Guaranty;

(xvii)    if there is a default under any of the Mortgage Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Mortgaged Property or if any other event occurs or condition exists, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt in accordance with the Mortgage Loan Documents;

(xviii)    if any default occurs under any guaranty or indemnity executed from time to time in connection with the Mortgage Loan, including the Guaranty of Recourse Obligations, the Carry Guaranty and the Environmental Indemnity, and such default continues after the expiration of applicable grace periods, if any;

(xix)     if (x) there is a breach of the Tenant in Common Agreement or if the Tenant in Common Agreement is amended, modified or terminated without Lender’s consent, (y) any of the terms, covenants or provisions sent forth above under the heading “—Tenant in Common Agreement” or under the second succeeding paragraph below are breached or (z) a partition affecting the Mortgaged Property is filed by or on behalf of any Tenant in Common;

(xx)     if any action, claim, suit, litigation or proceeding in which the amount in controversy exceeds $350,000.00 is brought by an Individual Borrower, Guarantor or any of Borrower’s or Guarantor’s Affiliates against any other Individual Borrower or Guarantor, provided that with respect to Guarantor or its respective Affiliates, such action, claim or suit relates to or arises in connection with the Mortgaged Property, the Whole Loan or the Tenant in Common Agreement; or

(xxi)     if Borrower continues to be in Mortgage Loan Default under any of the other terms, covenants or conditions of the Mortgage Loan Agreement or any other Mortgage Loan Document not specified in clauses (a) to (s) above, for ten (10) days after notice to Borrower from Lender, in the case of any Mortgage Loan Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Mortgage Loan Default; provided, however, that if such non-monetary Mortgage Loan Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower has commenced to cure the Mortgage Loan Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period will be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure the Mortgage Loan Default, such additional period not to exceed ninety (90) days.

Upon the occurrence of a Mortgage Loan Event of Default (other than a Mortgage Loan Event of Default described in clauses (f), (g) or (h) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to the Mortgage Loan Agreement and the other Mortgage Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property, including, without limitation, declaring the obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Mortgage Loan Documents against Borrower and the Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Mortgage Loan Event of Default described in clauses (f), (g) or (h) above, the debt and all other obligations of Borrower under the Mortgage Loan Agreement and under the other Mortgage Loan Documents will immediately and automatically become due and payable, without notice or demand, and Borrower has expressly waived any such notice or demand, anything contained the Mortgage Loan Documents to the contrary notwithstanding.

During the continuance of a Mortgage Loan Event of Default, Lender will have the right in its sole discretion, promptly upon notice, to compel Borrower to transfer its respective interests in the Mortgaged Property to a single, newly formed Special Purpose Entity, the equity of which is required to be owned by Borrower in the same proportion as such Persons hold their respective Tenant in Common interests in the Mortgaged Property as of such date (such transfer of title, a “TIC Roll-Up”), such that the Mortgaged Property is no longer subject to a tenancy in common structure. Borrower will be required to execute and deliver to Lender, promptly after the request of Lender, an assumption agreement by such newly formed entity, transfer documents evidencing such title transfer, a title insurance policy and/or endorsements as Lender may require in order to properly secure the Whole Loan following the consolidation of such ownership structure described in the preceding sentence, all in form and substance satisfactory to Lender. During the continuance of a Mortgage Loan Event of Default, Borrower has appointed Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the TIC Roll-Up, Borrower ratifying all that its said attorney will do by virtue thereof; provided, however, Lender must not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower is obligated to pay any out-of-pocket costs or expenses incurred in connection with the preparation, execution, recording or filing of the transfer documents and related title insurance.

Non-Recourse Provisions and Exceptions

The Whole Loan is a non-recourse loan. As such, recourse on the Whole Loan generally may be applied only against the collateral and other assets that have been pledged to secure the Mortgage Loan. In limited customary circumstances, recourse may be had against Borrower and Guarantor as described further below. Borrower is fully and personally liable and subject to legal action, for any losses, damages actually incurred or suffered (including, without limitation, punitive or exemplary damages actually suffered by Lender for which Lender became liable to any Person as a result of a matter committed by Borrower or Guarantor and identified in this paragraph, but, in all cases, exclusive of any such punitive or exemplary damages imposed solely by Lender), costs, expenses, liabilities (including, without limitation, strict liability), claims, obligations, settlement payments, penalties, fines, assessments, citations, litigation, demands, defenses, judgments, suits, proceedings or other expenses of any kind whatsoever incurred or suffered by Lender (including reasonable attorneys’ fees and expenses and court costs) arising out of or in connection with the following (the “Recourse Obligations”):

(i)       fraud or intentional misrepresentation by or on behalf of Borrower, Guarantor, or any Affiliate of any of them in connection with the Whole Loan or the Mortgaged Property;

(ii)       gross negligence or willful misconduct of Borrower, Guarantor or any Affiliate of any of them in connection with the Whole Loan or the Mortgaged Property;

(iii)       breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Mortgage Loan Agreement or the Security Instrument but, in each case, concerning Environmental Laws or Hazardous Substances;

(iv)       intentional material physical waste of the Mortgaged Property by or on behalf of Borrower, Guarantor or any Affiliate of Borrower or Guarantor, except to the extent that at the time such waste is committed, there are insufficient funds generated from the Mortgaged Property to repair or cure such waste;

(v)       intentional removal or disposal of any portion of the Mortgaged Property (other than in connection with the replacement of any obsolete or damaged portion of the Mortgaged Property) by or on behalf of Borrower, Guarantor or any Affiliated Manager after the occurrence and during the continuance of a Mortgage Loan Event of Default;

(vi)       breach of any legal requirement (including RICO) mandating the forfeiture by Borrower of the Mortgaged Property, or any portion of the Mortgaged Property, because of the conduct or purported conduct of criminal activity by Borrower or any Restricted Party in connection with the Mortgaged Property;

(vii)       any intentional misrepresentation or materially misleading or materially incorrect certification in any representation, warranty or certification made to Lender in order to procure a release of monies from any account held by Lender (including any Reserve Account or similar escrow);

(viii)       misappropriation, conversion or intentional misapplication by or on behalf of Borrower, any Affiliated Manager, or their respective Affiliates of (A) any Insurance Proceeds, (B) any Awards, (C) during the continuance of a Mortgage Loan Event of Default, any Rents, (D) any Rents paid more than one month in advance, or (E) any other monetary collateral for the Mortgage Loan;

(ix)       failure to pay charges for taxes, Other Charges, labor or materials or judgments that could create liens on any portion of the Mortgaged Property, unless (1) cash flow from the Mortgaged Property is insufficient to pay such sums, (2) such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of the Mortgage Loan Agreement, or (3) the failure to pay such charges is due to the failure of Lender to release or apply any amounts escrowed for such purposes pursuant to the terms of the Mortgage Loan Agreement or any of the other Mortgage Loan Documents; provided, that there are sufficient funds in the applicable Reserve Account(s) to pay such amounts;

(x)       failure to deliver to Lender any security deposits, advance deposits or any other deposits collected with respect to the Mortgaged Property upon a foreclosure of the Mortgaged Property or action in lieu of foreclosure, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases or applicable legal requirements prior to the occurrence of a Mortgage Loan Event of Default that gave rise to such foreclosure or action in lieu of foreclosure;

(xi)       failure by Borrower to obtain and maintain, from time to time, the fully paid for insurance policies in accordance with the terms of the Mortgage Loan Agreement; unless (1) the cash flow from the Mortgaged Property is insufficient to pay for such policies or (2) the failure to pay such premiums is due to the failure of Lender to release or apply any amounts escrowed for such purpose pursuant to the Mortgage Loan Agreement or any of the other Mortgage Loan Documents; provided that there are sufficient funds in the applicable Reserve Account(s) to pay such amounts;

(xii)       an act of Borrower, Guarantor, or any Affiliate of Borrower or Guarantor which a court of competent jurisdiction finds to have been taken in bad faith for the sole purpose of hindering, delaying or interfering with Lender’s enforcement of its rights under any Mortgage Loan Document or the realization of the collateral or (II) the assertion of any defense or claim by Borrower, Guarantor, or any Affiliate of Borrower or Guarantor in any legal action which has the effect of hindering, delaying or interfering with Lender’s enforcement of any significant right under any Mortgage Loan Document or the realization of the collateral but only if, in the case of this clause (II), Borrower, Guarantor, or any Affiliate of Borrower or Guarantor does not prevail in establishing the validity of such defense or claim and only, in the case of this clause (II), to the extent of actual out-of-pocket costs incurred by Lender in contesting such defense or claim, or (III) after the occurrence and during the continuation of a Mortgage Loan Event of Default, an affirmative act of Borrower, Guarantor or any Affiliate of Borrower or Guarantor separate and apart from any legal action or proceeding that has the effect of hindering, delaying, or interfering with Lender’s enforcement of any significant right under any Mortgage Loan Document or the realization of the collateral but only, in the case of this clause (III), to the extent of actual out-of-pocket costs incurred by Lender as a result of such affirmative act or omission of any of Borrower, Guarantor, any Affiliated Manager or their respective Affiliates, which hinders, delays or interferes with Lender’s enforcement of its rights under any Mortgage Loan Document or the realization of the collateral, including the assertion by any of Borrower, Guarantor, any Affiliated Manager or their respective Affiliates of defenses or counterclaims;

(xiii)       certain Borrower specific indemnifications of Lender set forth in the Mortgage Loan Agreement;

(xiv)       the existence of any of the violations identified in a schedule to the Mortgage Loan Agreement at the Mortgaged Property;

(xv)       the failure of the Mortgaged Property to have a temporary certificate of occupancy or a permanent certificate of occupancy at any time;

(xvi)       any amendment, modification, waiver of any provisions of or termination of the Tenant in Common Agreement or the Management Agreement without Lender’s consent, or the breach by Borrower of the Tenant in Common Agreement or the Management Agreement;

(xvii)       the cancellation, termination or surrender by Borrower of the Management Agreement without Lender’s prior written consent;

(xviii)       except as set forth in clause (J) of the next paragraph, if any action, claim, suit, litigation or proceeding in which the amount in controversy exceeds $350,000.00 is brought by an Individual Borrower, Guarantor or any of such Borrower’s or Guarantors’ Affiliates against any other Individual Borrower or Guarantor, provided that with respect to Guarantor or their respective Affiliates, such action, claim or suit relates to or arises in connection with the Mortgaged Property, the Mortgage Loan or the Tenant in Common Agreement;

(xix)       (1) Borrower or Principal failing to comply with any representation, warranty or covenant set forth in the Mortgage Loan Documents or failing to maintain its status as a Special Purpose Entity (unless such failure is de minimis and promptly cured), as required by, and in accordance with, the terms and provisions of the Mortgage Loan Agreement or the Security Instrument or (2) a breach of any of the representations set forth in any of the “Recycled Entity Certificates” delivered to Lender in connection with the Mortgage Loan;

(xx)       (A) the violation or breach by Borrower (or any predecessor in interest to Borrower with respect to the Mortgaged Property), Guarantor or any Affiliate thereof, of any legal requirement, representation or covenant related to rent stabilization or other similar laws (including, without limitation, any rent overcharges or rent rollbacks, and damages of any kind awarded in connection with the same) whether the same occurred prior to or after the Origination Date with respect to any residential units or (B) demonstrable diminution in value to the Whole Loan or the Mortgaged Property containing the applicable regulated unit as a result of any rent rollbacks or similar penalties imposed by the applicable governmental authority due to the violation or breach described in clause (A); and/or

(xxi)       any liability relating to the Mortgaged Property’s and/or the compliance by Borrower or any Affiliates of Borrower with Rent Regulations or any termination of the benefits therefrom.

Notwithstanding anything to the contrary in the Mortgage Loan Agreement, the Note or any of the Mortgage Loan Documents, (i) Lender will not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the debt secured by the Security Instrument or to require that all collateral will continue to secure all of the obligations in accordance with the Mortgage Loan Documents, and (ii) Borrower will be personally liable for the payment of the debt in the event of: (A) Borrower, the Principal or Guarantor filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition against Borrower, the Principal or Guarantor under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law in which Borrower, the Principal or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, the Principal or Guarantor causes such event or condition to occur (by way of example, but not limitation, such Person seeks the appointment of a receiver or files a bankruptcy petition), consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event; (C) Borrower, the Principal or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, the Principal or Guarantor filing an answer consenting to or otherwise acquiescing or joining in any involuntary petition filed against Borrower, the Principal or Guarantor, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (D) Borrower, the Principal or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, the Principal or Guarantor consenting to (in writing or in any court proceeding) or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Mortgaged Property initiated or brought by a Person other than Lender; (E) Borrower, the Principal or Guarantor making an assignment for the benefit of creditors, or admitting, in writing (other than in response to a properly served discovery request in any legal proceeding or correspondence delivered to Lender and no other Person), its insolvency or inability to pay its debts as they become due; (F) Borrower or the Principal failing to obtain Lender’s prior written consent to any indebtedness for borrowed money evidenced by a note or other written instrument evidencing such indebtedness or voluntary Lien encumbering the Mortgaged Property as required by the Mortgage Loan Agreement or the Security Instrument, (G) Borrower or the Principal failing to obtain Lender’s prior written consent to any Transfer (excluding Permitted Transfers) as required by the Mortgage Loan Agreement or the Security Instrument, (H) Borrower or the Principal failing to comply with any representation, warranty or covenant set forth in “—SPE Covenants” or failing to maintain its status as a Special Purpose Entity or breaching any of the representations set forth in any of the “Recycled Entity Certificates” delivered to Lender in connection with the Mortgage Loan, to the extent, in each case, such failure is specifically cited by the applicable court to be a factor causing a substantive consolidation of the assets of Borrower with the assets of another Person; (I) the first monthly debt service payment is not paid when due; (J) any involuntary bankruptcy proceeding is brought by an Individual Borrower or Guarantor or any of such Borrower’s or such Guarantor’s Affiliates against any other Individual Borrower and/or Guarantor; (K) any involuntary bankruptcy proceeding is brought by Lender against one or more Individual Borrower following the filing of a bankruptcy proceeding by any other Individual Borrower, and any Individual Borrower or any Guarantor (or any Affiliate of any of the foregoing) files any motion contesting the same; (L) (1) the Mortgaged Property or any portion thereof or interest therein is partitioned or (2) any Individual Borrower, any Guarantor or any Affiliate of an Individual Borrower or Guarantor brings or consents to any action or proceeding for the partition of the Mortgaged Property or any portion thereof or interest therein; (M) Borrower’s failure to comply with the provisions set forth above in the last paragraph of the heading “—Mortgage Loan Events of Default”; and/or (N) the cancellation, termination, surrender, or withdrawal of the Tenant in Common Agreement without Lender’s prior written consent (the “Springing Recourse Obligations” and together with the Recourse Obligations, the “Guaranteed Obligations”).

In connection with the Mortgage Loan, Guarantor executed the Guaranty of Recourse Obligations (Unsecured) in favor of Agent and Lender (the “Guaranty of Recourse Obligations”) guaranteeing payment of the Guaranteed Obligations as and when the payment of the Guaranteed Obligations are due and payable, whether by lapse of time, by acceleration of maturity or otherwise. In accordance with the Guaranty, Guarantor irrevocably and unconditionally is liable for the Guaranteed Obligations as a primary obligor.

Guarantor is required to at all times maintain, until the Guaranteed Obligations have been paid in full, a net worth of at least $500,000,000 (exclusive of the Mortgaged Property) and liquid assets of at least $100,000,000 (exclusive of the Mortgaged Property) (provided that the terms “net worth” and “liquid assets” have the respective meanings assigned to such terms in the Guaranty of Recourse Obligations).

Notwithstanding anything to the contrary contained in the Guaranty of Recourse Obligations but subject to the terms and provisions thereof, Guarantor will not be liable thereunder for any Guaranteed Obligations that a court of competent jurisdiction has found (it being acknowledged and agreed that Guarantor will bear the burden of proof of such matters in court) to arise and accrue as a result of any circumstance, condition, action, omission or event with respect to the Mortgaged Property or Borrower first occurring and arising after the date (the “Mortgage Transfer Date”), and during the period of time that any third party who or which is not an Affiliate or nominee of Borrower or Guarantor acquires title to, and control of, the Mortgaged Property as a result of Agent’s or Lender’s exercise of remedies under the Mortgage Loan Documents, through foreclosure, deed in lieu thereof or otherwise (each a “Mortgage Transfer”); provided, however, that in no event will Guarantor be released from any liability or obligation thereunder (i) that occurred, arose or accrued prior to the Mortgage Transfer Date, (ii) that has occurred, arose or accrued on or after the Mortgage Transfer Date to the extent that an act or action of Borrower, Guarantor, any Affiliate of either of the foregoing or a Person acting at the intentional or knowing direction of any of the foregoing causes or authorizes the event giving rise to such liability or obligation to accrue or (iii) that has occurred, arisen or accrued on or after the date that the Mortgage Transfer is cancelled, terminated, nullified, unwound, revoked, rescinded, void or declared invalid for any reason.

Subject to the terms of the Guaranty of Recourse Obligations, the Guaranty of Recourse Obligations will terminate and the obligations of Guarantor under the Guaranty of Recourse Obligations and be of no further force and effect upon (a)(i) indefeasible repayment of the Debt in full or (ii) the defeasance of the entire principal amount of the Whole Loan in accordance with the terms, provisions and requirements set forth in the Mortgage Loan Agreement and (b) payment of any Guaranteed Obligations then outstanding and, at Guarantor’s request, Agent is required to deliver evidence of such termination to Guarantor.

Carry Guaranty

Guarantor executed the Interest and Carry Guaranty in favor of Agent and Lender (the “Carry Guaranty”“) guaranteeing payment of the Carry Guaranteed Obligations as and when the payment of the Carry Guaranteed Obligations are due and payable, whether by lapse of time, by acceleration of maturity or otherwise. In accordance with the Guaranty, Guarantor irrevocably and unconditionally is liable for the Guaranteed Obligations as a primary obligor.

“Carry Guaranteed Obligations” means the due and punctual payment to Agent and Lenders of the sum of all Carry Costs (defined below) (including interest at the Default Rate, if applicable) that accrue or become payable as and when due (less any amounts then on deposit in the Reserve Accounts for the purpose of paying such Carry Costs pursuant to the Mortgage Loan Agreement) until Stabilization (provided that Guarantor will be liable for any and all of such Carry Guaranteed Obligations that become due and payable prior to the occurrence of Stabilization or which relate back to a time prior to such occurrence of Stabilization); provided that Guarantor’s liability for the Guaranteed Obligations under the Carry Guaranty will be limited to the Supplemental Income Reserve Additional Deposit Amount as and when such payment is due under the Mortgage Loan Agreement.

“Carry Costs” means taxes, insurance premiums, Debt Service, Other Charges and all other expenses of operating the Mortgaged Property. For the avoidance of doubt, Debt Service shall not include payments of principal under the Mortgage Loan.

Guarantor is required to at all times maintain, until the Guaranteed Obligations have been paid in full, a net worth of at least $500,000,000 (exclusive of the Mortgaged Property) and liquid assets of at least $100,000,000 (exclusive of the Mortgaged Property) (provided that the terms “net worth” and “liquid assets” have the respective meanings assigned to such terms in the Carry Guaranty).

The obligations and liabilities of each Guarantor under the Guaranty of Recourse Obligations are joint and several.

Environmental Indemnity

In addition to the Guaranteed Obligations, under the Environmental Indemnity (as defined below), Borrower and Guarantor (collectively, the “Indemnitor”) covenanted and agreed, at its sole cost and expense, to protect, defend, indemnify, release and hold the indemnified parties (including the Servicer, the Special Servicer and the Trustee) harmless from and against any and all Losses (defined below) actually imposed upon or actually incurred by or asserted against any indemnified parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Mortgaged Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Mortgaged Property; (c) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or other occupant or user of the Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Mortgaged Property of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property; (d) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Mortgaged Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any applicable Environmental Laws (or permits issued pursuant to any applicable Environmental Law) in connection with the Mortgaged Property or operations thereon, including, but not limited to, any failure by any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Mortgaged Property to comply with any order of any Governmental Authority in connection with any applicable Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any Environmental Lien encumbering the Mortgaged Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the Environmental Indemnity; (h) any past or present injury to, destruction of or loss of natural resources in any way connected with the Mortgaged Property as a result of a violation of any applicable Environmental Law, including, but not limited to, costs to investigate and assess such injury, destruction or loss each relating to the environment or Hazardous Substances; (i) any acts of any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Mortgaged Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of the Hazardous Substances relating to the Mortgaged Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Mortgaged Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Mortgaged Property arising from or related to the violation of any applicable Environmental Law or the Release of any Hazardous Substances, in each case, in connection with or affecting the Mortgaged Property; and (l) any material misrepresentation or material inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to such Environmental Indemnity.

Except as expressly set forth in the Environmental Indemnity, the obligations and liabilities of Indemnitor under such Environmental Indemnity will fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, the obligation of Indemnitor to indemnify the indemnified parties under such Environmental Indemnity will terminate three (3) years after the full and indefeasible payment by Indemnitor of the Debt; provided, however, that all of the following conditions have been satisfied: (1) Indemnitor has delivered to Lender an environmental site assessment indicating no actual or threatened (A) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) environmental Liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in such Environmental Indemnity, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable Environmental Laws, and in form, scope and substance substantially the same as the Environmental Reports prepared for the benefit of Lender on or about the Origination Date or otherwise in form, scope and substance reasonably satisfactory to Lender, which reports are required to be dated, or last updated, to a date which is not more than three (3) months prior to the date on which Indemnitor are seeking to terminate the obligations and liabilities under such Environmental Indemnity; (2) no environmental claim involving or alleging any non-compliance with any applicable Environmental Law or the existence of any unsafe or hazardous condition resulting from or related to a Release of Hazardous Substances is pending or threatened in writing with respect to the Mortgaged Property and (3) no change has occurred in applicable Environmental Law which could reasonably be expected to result in Lender being held responsible for causing the Mortgaged Property not to be in compliance with Environmental Law. For purposes of the foregoing, (i) payment of the Debt will not be deemed to have occurred if Lender or any Affiliate thereof acquires title to the Mortgaged Property through a Remedy Transfer (as defined below) and (ii) to the extent a third party suit, proceeding, or claim with respect to any non-compliance with any applicable Environmental Law or the existence of any unsafe or hazardous condition resulting from or related to a Release of Hazardous Substances has been instituted or commenced prior to the termination date set forth in the foregoing sentence, such Environmental Indemnity will remain in full force and effect with respect to any such suit, proceeding, or claim (with respect to which Indemnitor has any obligation pursuant to such Environmental Indemnity) until the completion of any such suits, proceedings or claims, including, without limitation, the payment by Indemnitor of any amounts which are due and payable under such Environmental Indemnity in connection with such suits, proceedings or claims.

Notwithstanding anything to the contrary contained in the Environmental Indemnity, Indemnitor will not have any obligations to perform any investigation or remediation of the Mortgaged Property following the occurrence of a Remedy Transfer nor be obligated to indemnify any Indemnified Party under the Environmental Indemnity for any Losses that a court of competent jurisdiction has found (it being acknowledged and agreed that Principal will bear the burden of proof of such matters in court) to have resulted from (i) the gross negligence or willful misconduct of an indemnified party or (ii) the introduction of Hazardous Substances or a non-compliance with Environmental Laws following the occurrence of a Remedy Transfer and provided that Indemnitor prove that such specified event or condition occurred following the Remedy Transfer was with respect to a Release of Hazardous Substances first introduced to the Mortgaged Property after the Remedy Transfer and was not the result of any act, action or inaction by any Indemnitor, any Affiliate thereof or any Person acting on behalf of any of the foregoing; provided however that in no event will Indemnitor be released from any liability or obligation thereunder (and the foregoing provisions of this sentence deemed not to apply) in the event that such Remedy Transfer is cancelled, terminated, nullified, unwound, revoked, rescinded, voided or declared invalid for the period of time following such cancellation, termination, nullification, unwinding, revocation, rescission, voidance or declaration of invalidation of such Remedy Transfer. “Remedy Transfer” means the acquisition of title to the Mortgaged Property by Lender or a third party that is not an Affiliate of Indemnitor as a result of the Lender’s exercise of remedies under the Mortgage Loan Documents, through foreclosure or deed-in-lieu thereof.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the Origination Date, executed by Borrower and Guarantor in connection with the Whole Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Laws” also includes, but is not limited to, any present and future Federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Mortgaged Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any governmental authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity, to the extent relating to Hazardous Substances; (d) relate to nuisance, trespass or other causes of action related to the Mortgaged Property, to the extent relating to Hazardous Substances; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Mortgaged Property, to the extent relating to Hazardous Substances.

“Hazardous Substances” means (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future environmental laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, mold, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Mortgaged Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all applicable Environmental Laws, and (ii) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose an imminent threat to human health or the environment or adversely affect the Mortgaged Property.

“Losses” means any actual losses, damages, costs, out-of-pocket fees and expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages (including, but not limited to, consequential, punitive or special damages actually suffered by Lender for which Lender became liable to any Person as a result of any matter that is the subject of the Environmental Indemnity but, in all cases, exclusive of any such consequential, punitive or special damages imposed solely by Lender), litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards. Losses will include any reduction in the value of the Mortgaged Property; provided, however, that any loss of value of the Mortgaged Property will constitute a Loss only if, when and to the extent that the same renders the indemnified parties unable to collect full repayment of the Debt or full satisfaction thereof through a realization of all of its collateral security for the Debt.

“Release” means with respect to any Hazardous Substance any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment or other movement of Hazardous Substances.

“Remediation” means any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action required to comply with any applicable Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, or laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in the Environmental Indemnity.

Security for the Yorkshire & Lexington Towers Whole Loan

The Yorkshire & Lexington Towers Whole Loan is secured by a first-priority fee mortgage (the “Mortgage”), assignment of leases and rents, security agreement and fixture filing executed and delivered by the Borrower to the Lender as security for The Yorkshire & Lexington Towers Whole Loan and encumbering the Yorkshire & Lexington Towers Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (collectively, the “Collateral”).

Representations and Warranties

The Borrower will make the representations and warranties in the Mortgage Loan Agreement, as of the Origination Date, set forth in “—Representations and Warranties of Borrower” on Annex A to this free writing prospectus. Such representations and warranties, include, without limitation, representations as to the due formation of the Borrower; the authority of the Borrower to enter into and to perform under the Mortgage Loan Documents; the authority of the Borrower to conduct its business and its qualification to do business in all states where such qualification is required; the due authorization and execution of the Mortgage Loan Documents and other related documents by the Borrower; compliance in all material respects with applicable laws (including building and zoning ordinances and codes); the absence of material defaults by the Borrower under other agreements, including the Management Agreement; the payment of all filing and recording taxes; the absence of material litigation; the Borrower’s status as a special purpose entity, and the maintenance of all material permits and licenses and the maintenance of all required insurance.

Governing Law

The Mortgage Loan Documents are governed by the laws of the State of New York (without regard to principles of conflicts of laws) and any applicable law of the United States of America.

DESCRIPTION OF THE MEZZANINE LOANS

The following is a summary of the principal provisions of (i) the Mezzanine A Loan and the Mezzanine A Loan Agreement, dated as of the Origination Date, by and between CF E 88 MEZZ 1 LLC, SM E 88 MEZZ 1 LLC, CF E 86 MEZZ 1 LLC, SM E 86 MEZZ 1 LLC, and LSG E 86 MEZZ 1 LLC, each a Delaware limited liability company (individually or collectively as the context may require, together with their respective successors and permitted assigns, “Mezzanine A Borrower”) and Mezzanine A Lender (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the “Mezzanine A Loan Agreement”), (ii) the Mezzanine B Loan and the Mezzanine B Loan Agreement, dated as of the Origination Date, by and between CF E 88 MEZZ 2 LLC, SM E 88 MEZZ 2 LLC, CF E 86 MEZZ 2 LLC, SM E 86 MEZZ 2 LLC, and LSG E 86 MEZZ 2 LLC, each a Delaware limited liability company (individually or collectively as the context may require, together with their respective successors and permitted assigns, “Mezzanine B Borrower”) and Mezzanine B Lender (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the “Mezzanine B Loan Agreement“), (iii) the Mezzanine C Loan and the Mezzanine C Loan Agreement, dated as of the Origination Date, by and between CF E 88 MEZZ 3 LLC, SM E 88 MEZZ 3 LLC, CF E 86 MEZZ 3 LLC, SM E 86 MEZZ 3 LLC, and LSG E 86 MEZZ 3 LLC, each a Delaware limited liability company (individually or collectively as the context may require, together with their respective successors and permitted assigns, “Mezzanine C Borrower”) and Mezzanine C Lender (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the “Mezzanine C Loan Agreement”), (iv) the Mezzanine D Loan and the Mezzanine D Loan Agreement, dated as of the Origination Date, by and between CF E 88 MEZZ 4 LLC, SM E 88 MEZZ 4 LLC, a Delaware limited liability company, CF E 86 MEZZ 4 LLC, SM E 86 MEZZ 4 LLC, and LSG E 86 MEZZ 4 LLC, each a Delaware limited liability company (individually or collectively as the context may require, together with their respective successors and permitted assigns, “Mezzanine C Borrower”) and Mezzanine D Lender (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the “Mezzanine D Loan Agreement”), (v) the other documents executed by Mezzanine A Borrower and the Mezzanine A Guarantor on the Origination Date in connection with the Mezzanine A Loan (the “Mezzanine A Loan Documents”), (vi) the other documents executed by Mezzanine B Borrower and the Mezzanine B Guarantor on the Origination Date in connection with the Mezzanine B Loan (the “Mezzanine B Loan Documents”), (vii) the other documents executed by Mezzanine C Borrower and the Mezzanine C Guarantor on the Origination Date in connection with the Mezzanine C Loan (the “Mezzanine C Loan Documents”)and (vii) the other documents executed by Mezzanine D Borrower and the Mezzanine D Guarantor on the Origination Date in connection with the Mezzanine D Loan (the “Mezzanine D Loan Documents”), and together with the Mezzanine A Loan Documents, the Mezzanine B Loan Documents and the Mezzanine C Loan Documents, the “Mezzanine Loan Documents”).

General

Pursuant to the Mezzanine A Loan Agreement, Mezzanine A Lender made a loan to Mezzanine A Borrower in the aggregate original principal amount of Eighty Million and No/00 Dollars ($80,000,000.00) (the “Mezzanine A Loan”), which Mezzanine A Loan is evidenced by (i) that certain Promissory Note (A-1) - Mezzanine A, dated the Origination Date, in the principal amount of Fifty Three Million Three Hundred and Thirty-Three Thousand and Three Hundred Thirty-Three Dollars ($53,333,333.00) by Mezzanine A Borrower in favor of BMO and its successors and assigns, and (ii) that certain Promissory Note (A-2) - Mezzanine A, dated the Origination Date, in the principal amount of Twenty Six Million Six Hundred and Sixty-Six Thousand and Six Hundred and Sixty-Seven Dollars ($26,666,667.00), made by Mezzanine A Borrower in favor of Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”) (collectively, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine A Note”), and is governed by the Mezzanine A Loan Agreement. Pursuant to a Pledge and Security Agreement dated as of the Origination Date, Mezzanine A Borrower has pledged 100% of its ownership interests in Borrower (the “Mezzanine A Collateral”) to secure the Mezzanine Loan (the “Mezzanine A Loan Pledge Agreement”).

Borrower Sponsor will enter into a guaranty of recourse obligations in favor of Mezzanine A Agent (the “Mezzanine Guaranty”) and serve as the non-recourse carveout guarantor under the Mezzanine A Loan (in such capacity, the “Mezzanine A Guarantor”).

Pursuant to the Mezzanine B Loan Agreement, Mezzanine B Lender made a loan to Mezzanine B Borrower in the aggregate original principal amount of Twenty Three Million One Hundred Thousand and No/00 Dollars ($23,100,000.00) (the “Mezzanine B Loan”), which Mezzanine B Loan is evidenced by (i) that certain Promissory Note (A-1) - Mezzanine B, dated the Origination Date, in the principal amount of Fifteen Million and Four Hundred Thousand Dollars ($15,400,000.00) made by Mezzanine B Borrower in favor of BMO and its successors and assigns, and (ii) that certain Promissory Note (A-2) - Mezzanine B, dated the Origination Date, in the principal amount of Seven Million Seven Hundred Thousand Dollars ($7,700,000.00), made by Mezzanine B Borrower in favor of CGMRC and its successors and assigns (collectively, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine B Note”), and is governed by the Mezzanine B Loan Agreement. Pursuant to a Pledge and Security Agreement dated as of the Origination Date, Mezzanine B Borrower has pledged 100% of its ownership interests in Mezzanine A Borrower (the “Mezzanine B Collateral”) to secure the Mezzanine B Loan (the “Mezzanine B Loan Pledge Agreement”).

Borrower Sponsor will enter into a guaranty of recourse obligations in favor of Mezzanine B Agent (the “Mezzanine B Guaranty”) and serve as the non-recourse carveout guarantor under the Mezzanine B Loan (in such capacity, the “Mezzanine Guarantor”).

Pursuant to the Mezzanine C Loan Agreement, Mezzanine C Lender made a loan to Mezzanine C Borrower in the aggregate original principal amount of Twenty-Five Million and No/00 Dollars ($25,000,000.00) (the “Mezzanine C Loan”), which Mezzanine C Loan is evidenced by (i) that certain Promissory Note (A-1) - Mezzanine C, dated the Origination Date, in the principal amount of Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred and Sixty-Seven Dollars ($16,666,667.00) made by Mezzanine B Borrower in favor of BMO and its successors and assigns, and (ii) that certain Promissory Note (A-2) – Mezzanine C in the principal amount of Eight Million Three Hundred Thirty-Three Thousand and Three Hundred Thirty-Three Dollars ($8,333,333.00) in favor of CGMRC and its successors and assigns (collectively, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine C Note”), and is governed by the Mezzanine C Loan Agreement. Pursuant to a Pledge and Security Agreement dated as of the Origination Date, Mezzanine C Borrower has pledged one hundred percent (100%) of its ownership interests in Mezzanine B Borrower (the “Mezzanine C Collateral”, and together with the Mezzanine A Collateral and the Mezzanine B Collateral, with respect to each Mezzanine Loan, the “Mezzanine Collateral”) to secure the Mezzanine C Loan (the “Mezzanine C Loan Pledge Agreement”, and together with the Mezzanine A Loan Pledge Agreement and the Mezzanine B Loan Pledge Agreement, each, a “Mezzanine Loan Pledge Agreement”).

Borrower Sponsor will enter into a guaranty of recourse obligations in favor of Mezzanine C Agent (the “Mezzanine C Guaranty”, and together with the Mezzanine A Guaranty and the Mezzanine B Guaranty, each, a “Mezzanine Guaranty”) and serve as the non-recourse carveout guarantor under the Mezzanine C Loan (in such capacity, the “Mezzanine C Guarantor”, and together with the Mezzanine A Guarantor and the Mezzanine B Guarantor, a “Mezzanine Guarantor”).

The rights of Lender and Mezzanine Lenders are governed by an Intercreditor Agreement, dated as of the Origination Date (the “Mezzanine Intercreditor Agreement”), between Lender and Mezzanine Lender.

Pursuant to the Mezzanine D Loan Agreement, Mezzanine D Lender made a loan to Mezzanine D Borrower in the aggregate original principal amount of Forty Six Million Four Hundred Thousand and No/00 Dollars ($46,400,000.00) (the “Mezzanine D Loan” and together with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, each, a “Mezzanine Loan”), which Mezzanine D Loan is evidenced by (i) that certain Promissory Note (A-1) - Mezzanine D, dated the Origination Date, in the principal amount of Thirty Million Nine Hundred Thirty-Three Thousand Three Hundred and Thirty-Three Dollars ($30,933,333.00) made by Mezzanine B Borrower in favor of BMO and its successors and assigns, and (ii) that certain Promissory Note (A-2) – Mezzanine D in the principal amount of Fifteen Million Four Hundred Sixty-Six Thousand and Six Hundred Sixty-Seven Dollars ($15,466,667.00) in favor of CGMRC and its successors and assigns (collectively, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine D Note”, and together with the Mezzanine A Note, the Mezzanine B Note and the Mezzanine C Note, each, a “Mezzanine Note”), and is governed by the Mezzanine D Loan Agreement. Pursuant to a Pledge and Security Agreement dated as of the Origination Date, Mezzanine D Borrower has pledged one hundred percent (100%) of its ownership interests in Mezzanine C Borrower (the “Mezzanine D Collateral”, and together with the Mezzanine A Collateral, the Mezzanine B Collateral and the Mezzanine C Collateral, with respect to each Mezzanine Loan, the “Mezzanine Collateral”) to secure the Mezzanine D Loan (the “Mezzanine D Loan Pledge Agreement”, and together with the Mezzanine A Loan Pledge Agreement, the Mezzanine B Loan Pledge Agreement and the Mezzanine C Loan Pledge Agreement, each, a “Mezzanine Loan Pledge Agreement”).

Borrower Sponsor will enter into a guaranty of recourse obligations in favor of Mezzanine D Agent (the “Mezzanine D Guaranty”, and together with the Mezzanine A Guaranty, the Mezzanine B Guaranty and the Mezzanine C Guaranty, each, a “Mezzanine Guaranty”) and serve as the non-recourse carveout guarantor under the Mezzanine D Loan (in such capacity, the “Mezzanine C Guarantor”, and together with the Mezzanine A Guarantor and the Mezzanine B Guarantor, a “Mezzanine Guarantor”).

The rights of Lender and Mezzanine Lenders are governed by an Intercreditor Agreement, dated as of the Origination Date (the “Mezzanine Intercreditor Agreement”), between Lender and Mezzanine Lender.

Terms of the Mezzanine Loan

Each Mezzanine Loan requires the applicable Mezzanine Borrower to make monthly payments of interest only. Payments on the Mezzanine Loan are required to be made on the 6th day of each calendar month in which the Mezzanine Loan Interest Accrual Period ends (or if such day is not a Business Day, the immediately preceding Business Day), until and including the Maturity Date (each, a “Mezzanine Loan Payment Date”). The maturity date of each Mezzanine Loan is the Mezzanine Loan Payment Date on June 6, 2027 (the “Mezzanine Loan Stated Maturity Date”), or such earlier date as may result from prepayment or acceleration of such Mezzanine Loan in accordance with the terms of the applicable Mezzanine Loan Agreement (the “Mezzanine Loan Maturity Date”).

On each Mezzanine Loan Payment Date following the Origination Date, Mezzanine A Borrower is required to pay Mezzanine A Lender interest on the Mezzanine A Loan for the Mezzanine Loan Interest Accrual Period just ended at a per annum rate equal to 5.80% (the “Mezzanine A Loan Interest Rate”).

On each Mezzanine Loan Payment Date following the Origination Date, Mezzanine B Borrower is required to pay Mezzanine B Lender interest on the Mezzanine B Loan for the Mezzanine Loan Interest Accrual Period just ended at a per annum rate equal to 7.14% (the “Mezzanine B Loan Interest Rate”).

On each Mezzanine Loan Payment Date following the Origination Date, Mezzanine C Borrower is required to pay Mezzanine C Lender interest on the Mezzanine C Loan for the Mezzanine Loan Interest Accrual Period just ended at a per annum rate equal to 8.00% (the “Mezzanine C Loan Interest Rate”).

On each Mezzanine Loan Payment Date following the Origination Date, Mezzanine D Borrower is required to pay Mezzanine D Lender interest on the Mezzanine D Loan for the Mezzanine Loan Interest Accrual Period just ended at a per annum rate equal to 9.4618534500% (the “Mezzanine D Loan Interest Rate”).

No prepayments of a Mezzanine Loan will be permitted except for (i) prepayments resulting from any casualty to the Mortgaged Property or any material portion of the Mortgaged Property, any condemnation of the Mortgaged Property or any material portion of the Mortgaged Property, a Transfer of the Mortgaged Property under the Mortgage Loan Documents in connection with realization thereon following an Event of Default under the Mortgage Loan Documents, including, without limitation, a foreclosure sale or any refinancing or payoff of the Mortgaged Property or the Whole Loan permitted in the Mezzanine Loan Agreement (a “Liquidation Event”), (ii) prepayment of the Mezzanine Loan in whole (but not in part) on any Business Day after the Permitted Release Date, provided that (a) Borrower gives Lender at least thirty (30) days prior written notice thereof and such prepayment is accompanied by (x) all accrued and unpaid interest on the Outstanding Principal Balance prepaid, (y) the Yield Maintenance Premium and (z) all other amounts due under the Note, the Mortgage Loan Agreement, or any of the other Mortgage Loan Documents and (b) the Whole Loan and all the other Mezzanine Loans are also simultaneously prepaid in full or (iii) prepayment of a Mezzanine Loan in whole (but not in part) on or after the Mezzanine Loan Payment Date occurring four (4) months prior to the Mezzanine Loan Stated Maturity Date (the “Mezzanine Open Prepayment Date”) on not less than thirty (30) days’ prior written notice, so long as no Mezzanine Loan Event of Default has occurred and is continuing. Upon the voluntary prepayment of the Whole Loan in full as described under “Description of the Yorkshire & Lexington Towers Whole Loan—Prepayments” or the defeasance of the Whole Loan in full as described under “Description of the Yorkshire & Lexington Towers Whole Loan—Defeasance”, Mezzanine Borrower will be required to prepay the Mezzanine Loan in full in accordance with the Mezzanine Loan Agreement.

In addition, in the event of any Liquidation Event, the applicable Mezzanine Borrower will cause the Net Liquidation Proceeds After Debt Service to be deposited with the applicable Mezzanine Lender, which proceeds will then be applied by Mezzanine Lender as a full or partial prepayment of the outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest accrued to the date of prepayment.

In the event of any voluntary repayment, prepayment or defeasance of the Whole Loan or voluntary repayment or prepayment of all of the Other Mezzanine Loans, the applicable Mezzanine Borrower is required to provide Lender at least thirty (30) days prior written notice thereof, and Lender will have the right to cause Mezzanine Borrower to simultaneously prepay a portion of the applicable Mezzanine Loan, as applicable, in an amount equal to the product of (x) the applicable Mezzanine Loan Outstanding Principal Balance and (y) a fraction, the numerator of which is the sum of (i) the amount of the Whole Loan being repaid, prepaid or defeased, and (ii) the other Mezzanine Loans being repaid or prepaid and the denominator of which is the sum of (i) the then Outstanding Principal Balance of the Whole Loan and (ii) the Mezzanine Loan Outstanding Principal Balance of the other Mezzanine Loans, as applicable (i.e., without taking into account the repayment, prepayment or defeasance of such Whole Loan (or, in the case of the other Mezzanine Loans, the repayment or prepayment, as applicable of such other Mezzanine Loans), which repayment, prepayment or defeasance is required to otherwise be in accordance with the terms of the applicable Mezzanine Loan Agreement and, if prior to the Open Prepayment Date, must include the payment of the applicable Yield Maintenance Premium, if applicable.

Notwithstanding anything to the contrary set forth in any Mezzanine Loan Agreement, no Mezzanine Borrower is permitted to make any repayments, prepayments or defeasance of the Mortgage Loan, or voluntary repayments or prepayments of the other Mezzanine Loans, unless such Mezzanine Borrower’s debt under the related Mezzanine Loan Agreement will also be paid in full simultaneously therewith.

Notwithstanding anything to the contrary set forth in any Mezzanine Loan Agreement, so long as no Mezzanine Loan Event of Default is continuing under the applicable Mezzanine Loan Agreement, in connection with any repayment or prepayment of a Mezzanine Loan, Borrower will be permitted to prepay the Whole Loan in accordance with the express terms of the Mortgage Loan Documents, on a pari passu basis, in an amount equal to the product of (x) the Outstanding Principal Balance of the Whole Loan and (y) a fraction, the numerator of which is the amount of the Mezzanine Loan being repaid or prepaid and the denominator of which is the then-Outstanding Principal Balance of the Mezzanine Loan being repaid or prepaid (i.e., without taking into account the repayment or prepayment of the Mezzanine Loan).

If a Mezzanine Loan Event of Default occurs and is continuing under a Mezzanine Loan, the outstanding principal balance of such Mezzanine Loan and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the applicable Mezzanine Loan Documents, will accrue interest at the applicable Mezzanine Loan Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained in the applicable Mezzanine Loan Documents:

“Mezzanine Loan Default Rate” means, with respect to each Mezzanine Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by law and (b) five percent (5%) above the applicable

Mezzanine Loan Interest Rate otherwise applicable for the applicable Mezzanine Loan Interest Accrual Period.

“Mezzanine Loan Interest Accrual Period” means, with respect to each Mezzanine Loan, (i) initially, the period commencing on and including the Origination Date and ending on and including the fifth (5th) day of the calendar month following the Origination Date, and (ii) thereafter, for any specified Mezzanine Loan Payment Date, including the Maturity Date, the period commencing on and including the sixth (6th) day of the calendar month prior to such Mezzanine Loan Payment Date and ending on and including the fifth (5th) day of the calendar month in which such Mezzanine Loan Payment Date occurs.

“Net Liquidation Proceeds After Debt Service” means, with respect to each Mezzanine Loan and with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation of the Mortgaged Property or the Mortgage Loan in full, less (i) Lender’s and/or Mezzanine Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the case of Casualty or Condemnation, the costs incurred by Borrower in connection with a restoration of the Mortgaged Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Mortgaged Property in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Lender under the Mortgage Loan Documents as Lender is entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as may be reasonably approved by Mezzanine Lender.

“Permitted Release Date” means, for purposes of the Mezzanine Loan Documents, the date that is the earlier of (i) the date that is the third (3rd) anniversary of the first Payment Date, or (ii) the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC which holds the portion of the Mortgage Note last contributed to a Securitization.

Mezzanine Loan Events of Default

Events of default under the Mezzanine Loan Documents for each Mezzanine Loan (each, a “Mezzanine Loan Event of Default”) include, with respect to such Mezzanine Loan and the related Mezzanine Borrower, among other items, the following:

(i)       any monthly debt service payment amount or any other amount payable on a regular monthly basis under the applicable Mezzanine Note, the related Mezzanine Loan Agreement or any other Mezzanine Loan Document is not paid on the date on which such payment is due; (B) the entire outstanding principal balance of the applicable Mezzanine Note is not paid in full on the Maturity Date; or (C) any portion of the applicable Mezzanine Loan debt (other than any portion described in subclauses (A) or (B)) is not paid when due and remains unpaid for more than five (5) days after notice of such failure is given by the applicable Mezzanine Lender to such Mezzanine Borrower;

(ii)       if any of the taxes or Other Charges are not paid when the same are due and payable (unless Lender is obligated to remit payment for such taxes pursuant to the terms of the Mortgage Loan Agreement), subject to the provisions of the applicable Mezzanine Loan Agreement;

(iii)      if the Policies are not kept in full force and effect (unless such failure is due to Lender’s failure to pay insurance premiums), or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by a Mezzanine Lender) are not delivered to such Mezzanine Lender within thirty (30) days after written request therefor, which period may be extended upon request of the applicable Mezzanine Borrower, provided such Mezzanine Borrower is diligently pursuing such certificates (or certified copies of the Policies, as the case may be), such additional period not to exceed ninety (90) days;

(iv)      if such Mezzanine Borrower or Borrower Transfer or otherwise encumbers any portion of the Mortgaged Property, or the related Mezzanine Collateral in violation of the provisions of the applicable Mezzanine Loan Agreement or the applicable Mezzanine Loan Pledge Agreement

(v)       if any representation or warranty made by such Mezzanine Borrower in the applicable Mezzanine Loan Agreement or in any other Mezzanine Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to the applicable Mezzanine Lender was false or misleading in any material respect as of the date the representation or warranty was made or deemed remade; provided, however, as to any such false or misleading representation or warranty which was immaterial and unintentionally made or submitted to Lender and which can either be made true and correct by action of such Mezzanine Borrower (without modification of such representation or warranty) or be cured to Lender’s satisfaction, such Mezzanine Borrower will have a period of fifteen (15) days following the earlier of (i) written notice thereof to such Mezzanine Borrower and (ii) such Mezzanine Borrower gaining actual knowledge that such representation or warranty was false or misleading, to undertake and complete all actions necessary to make such representation or warranty either true and correct in all material respects as and when made or cured to Lender’s reasonable satisfaction;

(vi)      if such Mezzanine Borrower, Borrower or Mezzanine Guarantor makes an assignment for the benefit of creditors or (ii) is generally not paying its debts as they become due;

(vii)     if a receiver, liquidator or trustee is appointed for such Mezzanine Borrower or Borrower, or if such Mezzanine Borrower or Borrower is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, is filed by or against, consented to, or acquiesced to by, such Mezzanine Borrower or Borrower, or if any proceeding for the dissolution or liquidation of such Mezzanine Borrower or Borrower has been instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Mezzanine Borrower or Borrower, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)     if Mezzanine Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with such Mezzanine Loan makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Mezzanine Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with such Mezzanine Loan or if Mezzanine Guarantor or such other guarantor or indemnitor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, is filed by or against, consented to, or acquiesced to by, Mezzanine Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Mezzanine Guarantor or such other guarantor or indemnitor has been instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mezzanine Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it will be the related Mezzanine Lender’s option to determine whether any of the foregoing will be a Mezzanine Loan Event of Default under such Mezzanine Loan;

(ix)      if such Mezzanine Borrower attempts to assign its rights under the applicable Mezzanine Loan Agreement or any of the other Mezzanine Loan Documents or any interest in the applicable Mezzanine Loan Agreement or the other Mezzanine Loan Documents in contravention of such Mezzanine Loan Documents;

(x)       if such Mezzanine Borrower breaches (i) any representation, warranty or covenant regarding financial reporting or (ii) any of its negative covenants contained in the applicable Mezzanine Loan Agreement;

(xi)       if such Mezzanine Borrower breaches any representation, warranty or covenant regarding its status as a Special Purpose Entity; provided, however, that any such breach will not constitute a Mezzanine Loan Event of Default under the applicable Mezzanine Loan Agreement so long as (a) such breach is de minimis, inadvertent and non- recurring, (b) if such breach is curable, if Mezzanine Borrower promptly cures such breach within five (5) Business Days after such breach occurs, and (c) upon the written request of the applicable Mezzanine Lender, if such Mezzanine Borrower promptly delivers to such Mezzanine Lender an additional non-consolidation opinion or a modification of the non-consolidation opinion, as applicable, to the effect that such breach will not in any way impair, negate or amend the opinions rendered in the non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification must be acceptable to such Mezzanine Lender in its reasonable discretion;

(xii)      with respect to any term, covenant or provision set forth in the applicable Mezzanine Loan Agreement which specifically contains a notice requirement or grace period, if such Mezzanine Borrower is in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii)     if any of the assumptions contained in the non-consolidation opinion delivered to the applicable Mezzanine Lender in connection with such Mezzanine Loan, or in any additional non-consolidation opinion delivered subsequent to the closing of such Mezzanine Loan, is or will become untrue in any material respect unless such matter is cured in a timely manner;

(xiv)     if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Property Manager under the Management Agreement to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and such Mezzanine Borrower fails to comply with provisions of the applicable Mezzanine Loan Agreement regarding operation of the Mortgaged Property;

(xv)     if such Mezzanine Borrower continues to be in default under any of the terms, covenants or conditions regarding cooperation, or fails to cooperate with the applicable Mezzanine Lender in connection with a securitization pursuant to the provisions of the applicable Mezzanine Loan Agreement, for five (5) days after written notice to such Mezzanine Borrower from the applicable Mezzanine Lender;

(xvi)     if Mezzanine Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the applicable Mezzanine Loan fails to comply with the financial covenants set forth in the applicable Mezzanine Guaranty;

(xvii)    if there is a default under any of the other Mezzanine Loan Documents with respect to such Mezzanine Loan beyond any applicable cure periods contained in such documents or if any other such event occurs or condition exists, if the effect of such default, event or condition is to accelerate the maturity of any portion of the debt or to permit the applicable Mezzanine Lender to accelerate the maturity of all or any portion of the debt in accordance with the applicable Mezzanine Loan Documents;

(xviii)    if any default occurs under any guaranty or indemnity executed from time to time in connection with the applicable Mezzanine Loan, and such default continues after the expiration of applicable grace periods, if any;

(xix)     if (x) there is a breach of the applicable Tenant in Common Agreement or if the Tenant in Common Agreement is amended, modified or terminated without the applicable Mezzanine Lender’s consent, (y) any of the terms, covenants or provisions relating to such Tenant in Common Agreement specified in the applicable Mezzanine Loan Agreement are breached or (z) a partition affecting the Mortgaged Property is filed by or on behalf of any Tenant in Common;

(xx)     if any action, claim, suit, litigation or proceeding in which the amount in controversy exceeds $350,000.00 is brought by such Mezzanine Borrower, Borrower, Mezzanine Guarantor or any of such Mezzanine Borrower’s, Borrower’s or such Mezzanine Guarantor’s Affiliates against any other Mezzanine Borrower, Borrower or Mezzanine Guarantor, provided that with respect to Mezzanine Guarantor or its Affiliates, such action, claim or suit relates to or arises in connection with the Mortgaged Property, the applicable Mezzanine Loan or the Tenant in Common Agreement;

(xxi)     if a Mortgage Loan Event of Default has occurred and is continuing;

(xxii)    with respect to the Mezzanine B Loan, if a Mezzanine A Loan Event of Default has occurred and is continuing;

(xxiii)    with respect to the Mezzanine C Loan, if a Mezzanine A Loan Event of Default has occurred and is continuing or if a Mezzanine B Loan Event of Default has occurred and is continuing;

(xxiv)    with respect to the Mezzanine D Loan, if a Mezzanine A Loan Event of Default has occurred and is continuing, if a Mezzanine B Loan Event of Default has occurred and is continuing or if a Mezzanine C Loan Event of Default has occurred and is continuing;

(xxv)    breach of any of the terms and provisions relating to the refinancing or prepayment of the Whole Loan or the acquisition of the Whole Loan or any interest therein;

(xxvi)    breach of any representation, warranty or covenant contained in the Pledge and Security Agreement;

(xxvii)    if such Mezzanine Borrower continues to be in default under any of the other terms, covenants or conditions of the applicable Mezzanine Loan Agreement or any other Mezzanine Loan Document not specified in subsections (i) to (xx) above or (xxvi) below, for ten (10) days after notice to such Mezzanine Borrower from applicable Mezzanine Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from applicable Mezzanine Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that such Mezzanine Borrower has commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period will be extended for such time as is reasonably necessary for such Mezzanine Borrower in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days; and/or

(xxviii)       if the liens created pursuant to any Mezzanine Loan Document cease to be a fully perfected enforceable first priority security interest other than, with respect to priority, solely as a result of applicable Mezzanine Lender’s failure to file a UCC financing statement or continuation thereof or applicable Mezzanine Lender’s failure to control and keep in its possession the applicable Mezzanine Collateral.

Upon the occurrence of a Mezzanine Loan Event of Default (other than a Mezzanine Loan Event of Default described in clauses (vi), (vii) or (viii) above) with respect to a Mezzanine Loan and at any time after the occurrence of such Mezzanine Loan Event of Default, in addition to any other rights or remedies available to it pursuant to the applicable Mezzanine Loan Agreement and the other Mezzanine Loan Documents or at law or in equity, such Mezzanine Lender may take such action, without notice or demand, that such Mezzanine Lender deems advisable to protect and enforce its rights against the applicable Mezzanine Borrower and in and to the Mezzanine Collateral, including, without limitation, declaring the obligations to be immediately due and payable, and Mezzanine Lender may enforce or avail itself of any or all rights or remedies provided in the Mezzanine Loan Documents against Mezzanine Borrower and the applicable Mezzanine Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Mezzanine Loan Event of Default described in clauses (vi), (vii) or (viii) above, the debt and all other obligations of such Mezzanine Borrower under the applicable Mezzanine Loan

Agreement and under the other Mezzanine Loan Documents will immediately and automatically become due and payable, without notice or demand, and each such Mezzanine Borrower has expressly waived any such notice or demand, anything contained in the applicable Mezzanine Loan Agreement or in any other Mezzanine Loan Document to the contrary notwithstanding.

During the continuance of a Mezzanine Loan Event of Default with respect to a Mezzanine Loan, each Mezzanine Lender will have the right in its sole discretion, promptly upon notice, to compel the applicable Mezzanine Borrower to cause Borrower to effectuate a TIC Roll-Up pursuant to and in accordance with the applicable provisions in the Mortgage Loan Agreement.

Governing Law

The Mezzanine Loan Documents are governed by the laws of the State of New York.

DESCRIPTION OF THE MEZZANINE INTERCREDITOR AGREEMENT

General

The relative rights of Mortgage Lender and Mezzanine Lender are governed by the Mezzanine Intercreditor Agreement. The following is a summary of the rights of Mortgage Lender and Mezzanine Lender pursuant to the terms of the Mezzanine Intercreditor Agreement.

Modifications, Amendments and Other Matters

Mortgage Lender has the right without the consent of any Junior Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (each, a “Mortgage Loan Modification”) of the Whole Loan or the Mortgage Loan Documents, provided that no such Mortgage Loan Modification can:

(i)       increase the interest rate or principal amount (except for increases in the principal amount to cover Protective Advances) of the Mortgage Loan;

(ii)      increase in any other material respect any monetary obligations of Borrower under the Mortgage Loan Documents;

(iii)     extend by more than three (3) months or shorten the scheduled maturity date of the Whole Loan (other than by acceleration of the Mortgage Loan);

(iv)      convert or exchange the Whole Loan into or for any equity interest or any other indebtedness or subordinate any of the Whole Loan to any indebtedness of Borrower or any Affiliate thereof;

(v)       waive, amend or modify the provisions limiting Transfers of direct or indirect interests in Borrower or the Mortgaged Property;

(vi)      waive, modify or amend in any material respect the terms and provisions of the Mortgage Loan Cash Management Agreement or any of the other Mortgage Loan Documents with respect to the manner, timing, priority, amounts, conditions for release or methods of the application of payments or reserves under the Mortgage Loan Documents or impose new reserve requirements;

(vii)     cross-default the Whole Loan with any other indebtedness or cross-collateralize the security for the Whole Loan with any other indebtedness;

(viii)     obtain any direct or indirect equity interest, contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property, (or other similar equity participation);

(ix)      extend the period during which defeasance or voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of or impose any new prepayment fee, premium or yield maintenance charge;

(x)       release the Lien on all or any material portion of the Mortgaged Property or the Leases and Rents (each as defined in the Mortgage Loan Documents) or any other material portion of the collateral originally granted under the Mortgage Loan Documents (except as may be required or permitted in accordance with the terms of the Mortgage Loan Documents as of the Origination Date) (it being understood that nothing in the Mezzanine Intercreditor Agreement will prohibit or be construed to prohibit the release of any guarantor under any guaranty or indemnity delivered with respect to the Whole Loan pursuant to and in accordance with the terms of the Mortgage Loan Agreement and otherwise permitted without the consent of Mezzanine Lender pursuant to clause (xv) below);

(xi)      impose any financial covenants on Borrower or Guarantor (or if such covenants exist, impose more restrictive financial covenants on Borrower or Guarantor);

(xii)      modify, amend or add any default provision, including modifying or amending the definitions of “Mortgage Loan Default” and “Mortgage Loan Event of Default”, or delete or shorten any notice, cure or grace periods available to Borrower;

(xiii)     modify, amend or waive in any material respect any insurance requirements (including any deductibles, limits, qualifications of insurers, terrorism or environmental insurance requirements), or any casualty or condemnation provisions;

(xiv)     impose any new or additional fees on Borrower not provided for in the Mortgage Loan Documents in effect on the Origination Date;

(xv)      release or modify the scope of liability of any guarantor under the Guaranty of Recourse Obligations, Environmental Indemnity or any other guaranty or indemnity now or at any time after the Origination Date provided by Guarantor in favor of Lender (other than in accordance with the terms of the Mortgage Loan Documents);

(xvi)     modify or amend the definitions of “Cash Trap Period,” “Debt Service,” “Debt Service Coverage Ratio,” “Debt Yield,” “Loan to Value Ratio,” “Major Lease”, “Mezzanine Monthly Debt Service Payment”, “Monthly Debt Service Payment,” “Net Operating Income,” “Permitted Transfers,” “Reserve Funds” or “Yield Maintenance Premium”, and any of the terms used within such definitions (including the definitions of such terms used within such definitions) or the covenants relating thereto, in effect on the Origination Date; and

(xvii)     spread the Lien of the Security Instrument to encumber additional real property, or otherwise accept a grant of lien on or a security interest in any collateral or any property of Borrower or any other Person not originally granted or contemplated to be granted under the Mortgage Loan Documents (except to the extent expressly contemplated by the Mortgage Loan Documents);

provided, however, that after the latest of (I) expiration of the applicable Monetary Cure Period or Non-Monetary Cure Period (such Non-Monetary Cure Period being deemed to terminate ninety (90) days after the commencement thereof), and (II) the date that is thirty (30) days after Junior Lender has been given notice of a Purchase Option Event, as applicable, Mortgage Lender will not be obligated to obtain any Junior Lender’s consent to a Mortgage Loan Modification in the case of a work-out or other surrender, extension, compromise, release, renewal, or indulgence relating to the Whole Loan during the existence of a Continuing Event of Default under the Mortgage Loan, except that under no circumstance may modifications as described in clause (i) (with respect to increases in principal amount only), clause (iii) (with respect to shortening only), clause (v) (to the extent such modification would cause the exercise of remedies and realization upon the Equity Collateral by a Junior Lender or a Loan Pledgee in accordance with the terms of the Mezzanine Intercreditor Agreement or cause such exercise to constitute a Mortgage Loan Event of Default under the Mortgage Loan Documents) or clause (ix) be made without the written consent of Junior Lenders.

In addition, and notwithstanding the above provisions of this subsection, neither (A) any amounts funded by Mortgage Lender under the Mortgage Loan Documents as a result of the making of any Protective Advances or other advances by Mortgage Lender, nor (B) interest accruals or accretions and any compounding interest (including default interest), will be deemed to contravene this subsection.

Each Junior Lender will have the right without the consent of Senior Lender or any other Junior Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (each, a “Junior Loan Modification”) of its respective Junior Loan or the Junior Loan Documents to which it is a party; provided, however, that the following will apply to each of the Junior Lenders:

(i)       without the written consent of Mortgage Lender and each Senior Junior Lender, no such Junior Loan Modification with respect to any Subordinate Junior Loan may, (i) increase the interest rate or principal amount (except for increases in the principal amount to cover Protective Advances) of such Subordinate Junior Loan, (ii) increase in any other material respect any monetary obligations of the applicable Subordinate Junior Borrower under the applicable Subordinate Junior Loan Documents, (iii) extend by more than three (3) months or shorten the scheduled maturity date of such Subordinate Junior Loan (other than by acceleration), (iv) (A) convert or exchange such Subordinate Junior Loan into or for any equity interest or any other indebtedness except in compliance with the Conversion Conditions or (B) subordinate any of such Subordinate Junior Loan to any indebtedness, (v) provide for any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property except in compliance with the Kicker Conditions, (vi) cross-default such Subordinate Junior Loan with any other indebtedness or cross-collateralize the security for such Subordinate Junior Loan with any other indebtedness, (vii) accept a grant of any lien on or security interest in any collateral or property of the applicable Subordinate Junior Borrower or any other Person not originally granted or contemplated to be granted under the applicable Subordinate Junior Loan Documents, unless (A) such collateral or property is owned by a Person other than the applicable Subordinate Junior Borrower or any Guarantor or affiliate thereof and is not collateral for the Senior Loan or a Senior Junior Loan and (B) the consent of Mortgage Lender and if applicable, any Senior Junior Lender is obtained if such consent is required pursuant to the Senior Loan Documents and if applicable, such Senior Junior Loan Documents, (viii) spread the lien and security interest of any Junior Pledge Agreement to encumber additional collateral, (ix) amend or modify the provisions in the applicable Subordinate Junior Loan Documents limiting transfers or encumbrances of interests in Borrower or any Junior Borrower or the Mortgaged Property, (x) impose any financial covenants on the applicable Subordinate Junior Borrower (or if such covenants exist, impose more restrictive financial covenants on such Junior Borrower), (xi) modify, amend or add any default provision, including the definitions of “Default” and “Event of Default” in the applicable Subordinate Junior Loan Documents, or delete or shorten any notice, cure or grace periods available to the applicable Subordinate Junior Borrower, (xii) impose any new or additional fees on the applicable Subordinate Junior Borrower that are not provided for in the applicable Subordinate Junior Loan Documents in effect on the Origination Date, (xiii) modify or amend the definitions of “Debt Service”, “Debt Service Coverage Ratio”, “Monthly Debt Service Payment Amount”, “Loan to Value Ratio”, “Major Lease”, “Mezzanine Monthly Debt Service Payment”, “Monthly Debt Service Payment,” “Net Operating Income,” “Permitted Transfers,” “Reserve Funds” or “Yield Maintenance Premium” in the applicable Subordinate Junior Loan Documents, and any of the terms used within such definitions or the covenants relating thereto, in effect on the Origination Date, (xiv) modify, amend or waive in any material respect any insurance requirements (including any deductibles, limits, qualifications of insurers, terrorism or environmental insurance requirements), or any casualty or condemnation provisions, (xv) release or modify the scope of liability of any guarantor under the Guaranty of Recourse Obligations, the Carry Guaranty or the Environmental Indemnity (other than in accordance with the terms of the applicable Subordinate Junior Loan Documents), (xvi) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee, spread maintenance premium or yield maintenance charge or increase the amount of any such prepayment fee, spread maintenance premium or yield maintenance charge or impose any new prepayment fee, spread maintenance premium or yield maintenance charge or exit fee, or (xvii) release its lien on any material portion of the collateral originally granted under the applicable Subordinate Junior Loan Documents (except as may be required in accordance with the terms of the applicable Subordinate Junior Loan Documents in exchange for repayment in full of the applicable Subordinate Junior Loan); provided, however, that after the later of (I) the expiration of the applicable Junior Loan Monetary Cure Period or Junior Loan Non-Monetary Cure Period (such Junior Loan Non-Monetary Cure Period being deemed to terminate ninety (90) days after the commencement thereof), and (II) the date that is thirty (30) days after such Subordinate Junior Lenders have been given notice of a Junior Purchase Option Event (plus, an additional ten (10) Business Days to the extent such Subordinate Junior Lender has delivered a Purchase Notice to Mortgage Lender or a Junior Purchase Notice to a Senior Junior Lender prior to the expiration of such thirty (30) day period), such Subordinate Junior Lender will not be obligated to obtain the consent of Mortgage Lender or any Senior Junior Lender to a Junior Loan Modification in the case of a work-out or other surrender, extension, compromise, release, renewal, or indulgence relating to such Subordinate Junior Loan, except under no circumstance may modifications as described in clause (i), with respect to increases in principal amounts only, clause (ii), clause (iii) (with respect to shortening the maturity only), clause (iv) (unless the Conversion Conditions have been satisfied), clause (v) (unless the Kicker Conditions have been satisfied), clause (ix) (to the extent such modification would limit or prohibit the exercise of remedies and realization upon the Equity Collateral by a Senior Junior Lender or a Loan Pledgee in accordance with the terms of the Mezzanine Intercreditor Agreement or cause such exercise to constitute an Event of Default under the applicable Senior Junior Loan Documents) or clause (xv) be made without the written consent of Mortgage Lender and each Senior Junior Lender; and

(ii)       without the written consent of Mortgage Lender and each Senior Junior Lender, no such Junior Loan Modification with respect to any Senior Junior Loan may, (i) increase the interest rate or principal amount (except for increases in the principal amount to cover Protective Advances) of such Senior Junior Loan, (ii) increase in any other material respect any monetary obligations of applicable Senior Junior Borrower under the applicable Senior Junior Loan Documents, (iii) extend by more than three (3) months or shorten the scheduled maturity date of such Senior Junior Loan (other than by acceleration), (iv) (A) convert or exchange such Senior Junior Loan into or for any equity interest or any other indebtedness except in compliance with the Conversion Conditions or (B) subordinate any of such Senior Junior Loan to any indebtedness, (v) provide for any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property except in compliance with the Kicker Conditions, (vi) cross-default such Senior Junior Loan with any other indebtedness or cross-collateralize the security for such Senior Junior Loan with any other indebtedness, (vii) accept a grant of any lien on or security interest in any collateral or property of the applicable Senior Junior Borrower or any other Person not originally granted or contemplated to be granted under the applicable Senior Junior Loan Documents, unless (A) such collateral or property is owned by a Person other than the applicable Senior Junior Borrower or any Guarantor or affiliate thereof and is not collateral for the Senior Loan or a Senior Junior Loan and (B) the consent of Mortgage Lender and if applicable, any Senior Junior Lender is obtained if such consent is required pursuant to the Senior Loan Documents and if applicable, such Senior Junior Loan Documents, (viii) spread the lien and security interest of any Junior Pledge Agreement to encumber additional collateral, (ix) amend or modify the provisions in the applicable Senior Junior Loan Documents limiting transfers or encumbrances of interests in Borrower or any Junior Borrower or the Mortgaged Property, (x) impose any financial covenants on the applicable Senior Junior Borrower (or if such covenants exist, impose more restrictive financial covenants on such Junior Borrower), (xi) modify, amend or add any default provision, including the definitions of “Default” and “Event of Default” in the applicable Senior Junior Loan Documents, or delete or shorten any notice, cure or grace periods available to the applicable Senior Junior Borrower, (xii) impose any new or additional fees on the applicable Senior Junior Borrower that are not provided for in the applicable Senior Junior Loan Documents in effect on the Origination Date, (xiii) modify or amend the definitions of “Debt Service”, “Debt Service Coverage Ratio”, “Major Lease”, “Mezzanine Monthly Debt Service Payment”, “Monthly Debt Service Payment,” “Net Operating Income,” “Permitted Transfers,” “Reserve Funds” or “Yield Maintenance Premium” in the applicable Senior Junior Loan Documents, and any of the terms used within such definitions or the covenants relating thereto, in effect on the Origination Date, (xiv) modify, amend or waive in any material respect any insurance requirements (including any deductibles, limits, qualifications of insurers, terrorism or environmental insurance requirements), or any casualty or condemnation provisions, (xv) release or modify the scope of liability of any guarantor under the Guaranty of Recourse Obligations, the Carry Guaranty or the Environmental Indemnity (other than in accordance with the terms of the applicable Senior Junior Loan Documents), (xvi) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee, spread maintenance premium or yield maintenance charge or increase the amount of any such prepayment fee, spread maintenance premium or yield maintenance charge or impose any new prepayment fee, spread maintenance premium or yield maintenance charge or exit fee, or (xvii) release its lien on any material portion of the collateral originally granted under the applicable Senior Junior Loan Documents (except as may be required in accordance with the terms of the applicable Senior Junior Loan Documents in exchange for repayment in full of the applicable Senior Junior Loan); provided, however, that after the later of (I) expiration of the applicable Junior Loan

Monetary Cure Period or Junior Loan Non-Monetary Cure Period (such Junior Loan Non-Monetary Cure Period being deemed to terminate ninety (90) days after the commencement thereof), and (II) the date that is thirty (30) days after all Subordinate Junior Lenders have been given notice of a Junior Purchase Option Event (plus, an additional ten (10) Business Days to the extent such Subordinate Junior Lender has delivered a Junior Purchase Notice a Senior Junior Lender prior to the expiration of such thirty (30) day period), such Senior Junior Lender will not be obligated to obtain the consent of Mortgage Lender or any Subordinate Junior Lender to a Junior Loan Modification in the case of a work-out or other surrender, extension, compromise, release, renewal, or indulgence relating to such Senior Junior Loan, except under no circumstance may modifications as described in clause (i), with respect to increases in principal amounts only, clause (ii), clause (iii) (with respect to shortening the maturity only), clause (iv) (unless the Conversion Conditions have been satisfied), clause (v) (unless the Kicker Conditions have been satisfied), clause (ix) (to the extent such modification would cause the exercise of remedies and realization upon the Equity Collateral by a Subordinate Junior Lender or a Loan Pledgee in accordance with the terms of the Mezzanine Intercreditor Agreement to constitute an Event of Default under the applicable Subordinate Junior Loan Documents) or clause (xv) be made without the written consent of Mortgage Lender and each Subordinate Junior Lender.

In addition, and notwithstanding the foregoing provisions of this section, neither (A) the making of any Protective Advances or other advances by a Junior Lender, nor (B) interest accruals or accretions and any compounding thereof (including default interest) in accordance with the terms of the applicable Junior Loan Documents will be deemed to contravene this section, nor (C) following a Mezzanine Loan Event of Default under the applicable Mezzanine Loan Documents where there is no Continuing Event of Default under the Whole Loan or any Senior Junior Loan, the retention by the applicable Mezzanine Lender of excess net cash flow that would otherwise be payable to Mezzanine Borrower and/or a Mezzanine Borrower and application of such excess net cash flow by such Mezzanine Lender to amortize the principal balance of the related Mezzanine Loan, in each case, in accordance with the terms of the applicable Mezzanine Loan Documents, will be deemed to contravene the terms of the Mezzanine Intercreditor Agreement.

“Borrower Party” means any Person that, directly or indirectly, (1) owns more than ten percent (10%) of the legal or beneficial interests in Borrower or a Junior Borrower, or (2) is in control of, is controlled by or is under common ownership or control with, Borrower or a Junior Borrower; the term “Borrower Party” will also, and in any event, include Guarantor. As used in this definition, the term “control”, “controlled by” and “under common control with” has the meaning assigned to each such term in the definition of “Control”.

“Continuing Event of Default” means (i) with respect to the Whole Loan and the Mortgage Loan Documents, any “Event of Default” (as defined therein) thereunder which has occurred and is continuing for which (a) Mortgage Lender has provided notice of such Event of Default to Junior Lenders and any Load Pledgee in “—Cure Rights” in accordance with the terms of the Mezzanine Intercreditor Agreement, and (b) the cure periods provided to Junior Lenders and their respective Loan Pledgees, if any, in “—Cure Rights” have expired, and (ii) with respect to each Senior Junior Loan, any “Event of Default” as defined in the related Senior Junior Loan Documents which has occurred and is continuing for which (x) the related Senior Junior Lender has provided notice of such Event of Default in accordance with the terms of the Mezzanine Intercreditor Agreement, and (y) the cure periods of each Subordinate Junior Lender and its respective Loan Pledgees (if any) in “—Cure Rights” have expired.

“Conversion Conditions” means unsecured indebtedness or preferred equity meeting the following criteria: (i) a maturity date (or mandatory redemption date) no earlier than the Stated Maturity Date of the Whole Loan and the Senior Junior Loan (if applicable), (ii) a principal amount equal to or less than the principal amount plus accrued interest and all other amounts due and unpaid in respect of the Junior Loan, (iii) a non-default current- pay interest rate, or non-default current-pay rate of return, as applicable, equal to or less than the non-default interest rate on the Junior Loan, (iv) other economic terms substantially similar to the Junior Loan being converted, (v) no creation of a Lien on the Mortgaged Property or on any other collateral for the Whole Loan or any Senior Junior Loan (if applicable), (vi) subordinate by its terms to the Mortgage Loan, and, if requested by Mortgage Lender or any Senior Junior Lender (if applicable), a subordination agreement, in form and substance reasonably acceptable to Mortgage Lender, (vii) if such transaction results in a change to Borrower’s ownership structure such that any new party holds more than a forty-nine percent (49%) (direct or indirect) interest in Borrower, if requested by Mortgage Lender or any Senior Junior Lender (if applicable), delivery within ten (10) Business Days of the applicable conversion of a non-consolidation opinion to Mortgage Lender and any Senior Junior Lender (if applicable), with respect thereto, (viii) if any related certificates are outstanding and rated by at least one Rating Agency, obtaining a Rating Agency Confirmation relating thereto, (ix)(A) Guarantor reaffirms its obligations under the applicable Guaranty of Recourse Obligations and the Environmental Indemnity, and (B)(I) if Guarantor fails to so reaffirm its obligations under the Guaranty of Recourse Obligations and the Environmental Indemnity, or (II) regardless of whether Guarantor has so reaffirmed its obligations under the applicable Guaranty of Recourse Obligations and the Environmental Indemnity, if, after the applicable conversion, the converting Junior Lender possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of Borrower or any Senior Junior Borrower, whether through the ability to exercise voting power, by contract or otherwise (as opposed to veto rights in connection with major decisions), delivery to Mortgage Lender and any Senior Junior Lender (if applicable), of the supplemental New Guaranty from an Acceptable New Guarantor in a form substantially similar to that required by “—Realization on Mezzanine Equity Collateral” in respect of acts or omissions first occurring from and after the date of the conversion of the applicable Junior Loan.

“Crowd-Funded Entity” means any Person which raises capital through contributions from a large number of people executed through mail-order subscriptions, benefit events, Internet-mediated registries or other Internet-based formats, or other similar execution vehicles; a “Crowd-Funded Entity” also includes, without limitation, any Person defined in, or regulated under, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Disqualified Person” means, as of the time the Mezzanine Intercreditor Agreement requires the determination whether a Person is a Disqualified Person, any Person who:

(i)       any Person or country who or which is listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(ii)      any Person or country who or which is named as a “specially designated national and blocked person” under U.S. law and any executive orders or regulations promulgated thereunder, including on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list;

(iii)     any Person that is owned or Controlled by, or acting for or on behalf of, any Person that is described in the foregoing clauses (i) or (ii) above or is otherwise subject to the provisions of the Executive Order;

(iv)      any Person or country with whom another Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(v)      any Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(vi)     any Person who is an Affiliate of a Person listed in clauses (i) through (v) above, provided, that for purposes of this clause (vi) an “Affiliate” will also include any entity (other than a holder of publicly traded shares) that owns ten percent (10%) or more of the interests in a Person;

(vii)    such Person, or any Person that Controls such Person, has been convicted of or is under indictment for a felony;

(viii)    is the Borrower or a Junior Borrower, or a Borrower Party;

(ix)    such Person, or any Person that Controls such Person, has the benefit of sovereign immunity;

(x)     such Person, or any Person that Controls such Person, is a Crowd-Funded Entity, an EB-5 Person, a Delaware Statutory Trust or a tenant-in-common; or

(xi)    such Person, or any Person that Controls such Person, is, or has been within the last seven (7) years, a debtor in a bankruptcy proceeding.

“EB-5 Person” means a foreign Person investing through the Immigrant Investor Program established by the Immigration Act of 1990 (8 U.S.C. 1153(b)(5)), as amended from time to time, and the rules and regulations promulgated thereunder.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $350,000,000 and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, asset manager, registered investment advisor or similar fiduciary, regularly engaged in managing investments in) loans secured by commercial real estate similar in size, scope, use and values as the Mortgaged Property (including participation interests in commercial real estate loans or mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties), or owning or operating or making investments in commercial properties generally similar in size, scope, use and values as the Mortgaged Property.

“Enforcement Action” means any (A) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Mortgaged Property or any portion thereof, or against Borrower, including, without limitation, the taking of possession or control of the Mortgaged Property or any portion thereof, (B) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Mortgaged Property (other than giving of notices of default and statements of overdue amounts or imposing default interest or late charges), or (C) exercise of any right or remedy available to Mortgage Lender under the Mortgage Loan Documents, at law, in equity or otherwise with respect to Borrower or the Mortgaged Property or any portion thereof, provided, however, that, in no event will the giving of notices of default, the giving of statements of overdue amounts, the giving of notices of Mortgage Lender’s reservation of rights, imposition of late charges or default interest and/or the giving of notices of the commencement of a Cash Trap Period be deemed to be an “Enforcement Action.”.

“Equity Collateral” means, with respect to each of the Junior Loans, the equity interests of Borrower or any Junior Borrower pledged to the holder of the applicable Junior Loan pursuant to the applicable Junior Loan Documents.

“Equity Collateral Enforcement Action” means any action or proceeding or other exercise of a Junior Lender’s rights and remedies commenced by such Junior Lender, in law or in equity, or otherwise, in order to realize upon the Equity Collateral, in whole or in part, or any transaction, whether in the nature of a transfer in lieu of foreclosure or otherwise, in order to acquire the Equity Collateral, in whole or in part, other than the giving of notices of default, the giving of statements of overdue amounts, or the giving of notices of such Junior Lender’s reservation of rights, imposition of late charges or default interest.

“Event of Default”, for purposes of the Mezzanine Intercreditor Agreement, means (i) with respect to the Whole Loan and the Mortgage Loan Documents, any “Event of Default” thereunder (as such term is defined in the Mortgage Loan Agreement), (ii) with respect to the Mezzanine A Loan and the Mezzanine A Loan Documents, any Event of Default as defined therein which has occurred and is continuing; (iii) with respect to the Mezzanine B Loan and the Mezzanine B Loan Documents, any Event of Default as defined therein which has occurred and is continuing; (iv) with respect to the Mezzanine C Loan and the Mezzanine C Loan Documents, any Event of Default as defined therein which has occurred and is continuing; and (iv)

with respect to the Mezzanine D Loan and the Mezzanine D Loan Documents, any Event of Default as defined therein which has occurred and is continuing.

“Kicker Conditions” means any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property (or similar equity participation) that does not (i) become payable or otherwise impose monetary obligations prior to the date the Mortgage Loan Liabilities are fully and indefeasibly paid in full, and (ii) violate applicable law.

“Junior Lenders” means each of Mezzanine A Lender, Mezzanine B Lender, Mezzanine C Lender and Mezzanine D Lender. As the context requires, Junior Lenders will have the following order of priority: first, Mezzanine A Lender; (ii) second, Mezzanine B Lender; (iii) third, Mezzanine D Lender; and (iv) fourth, Mezzanine C Lender.

“Junior Loan” means the Mezzanine A Loan, the Mezzanine B Loan, the Mezzanine C Loan and the Mezzanine D Lender, individually or collectively as the context may require.

“Junior Loan Agreement” means the Mezzanine A Loan Agreement, the Mezzanine B Loan Agreement, the Mezzanine C Loan Agreement and the Mezzanine D Loan Agreement, individually or collectively as the context may require.

“Junior Loan Documents” means the Mezzanine A Loan Documents, the Mezzanine B Loan Documents, the Mezzanine C Loan Documents and the Mezzanine D Loan Documents, individually or collectively as the context may require.

“Lien” means, for purposes of the Mezzanine Intercreditor Agreement, mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, any Junior Borrower, the Premises, any Separate Collateral or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan Pledgee” means any entity which has extended a credit facility including, without limitation, credit in the form of a repurchase agreement facility, to a Junior Lender that is a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency and is not a Borrower Party.

“Mezzanine A QT” means Mastern US Private Real Estate Fund 51 or any other collective investment vehicle established and managed by Mastern Asset Management in accordance with the laws of Republic of Korea.

“Mezzanine B QT” means Hyundai Investments Global Private Real Estate Trust No. 20 or any other collective investment vehicle established and managed by Hyundai Investments Co., Ltd. in accordance with the laws of Republic of Korea.

“Mezzanine C QT” means BMD-III CHT Mezz, LLC, a Delaware limited liability company.

“Mezzanine D QT” means BMD-III CHT Mezz, LLC, a Delaware limited liability company.

“Mezzanine Intercreditor Agreement Rating Agency Confirmation” means each of the Rating Agencies have confirmed in writing that the occurrence of the event with respect to which such Mezzanine Intercreditor Agreement Rating Agency Confirmation is sought will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates or Loan-Specific Certificates then outstanding. For the purposes of the Mezzanine Intercreditor Agreement, except as expressly set forth therein, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage, any request for a Mezzanine Intercreditor Agreement Rating Agency Confirmation thereunder, such waiver, declination, refusal or failure to respond will be deemed to eliminate, for such request only, the condition that a Mezzanine Intercreditor Agreement Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of the Mezzanine Intercreditor Agreement, provided, that, in such circumstances, the written consent of Mortgage Lender, in its sole but reasonable discretion, with respect to such matter will still be required in lieu of such Mezzanine Intercreditor Agreement Rating Agency Confirmation from such Rating Agency (only). If, within thirty (30) days following delivery to a Rating Agency of a written request for an Mezzanine Intercreditor Agreement Rating Agency Confirmation in connection with a proposed action thereunder, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for an Mezzanine Intercreditor Agreement Rating Agency Confirmation, then Mortgage Lender is required to reasonably cooperate to obtain confirmation (A) if applicable, that such Rating Agency has received such request, and (B) whether such Rating Agency waives, declines or refuses to review or otherwise engage such request. In the event that no Certificates are outstanding or the Whole Loan is not part of a Securitization, any action that would otherwise require a Mezzanine Intercreditor Agreement Rating Agency Confirmation will require the consent of Mortgage Lender, which consent may be granted in Mortgage Lender’s sole discretion. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for an Mezzanine Intercreditor Agreement Rating Agency Confirmation thereunder will not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for an Mezzanine Intercreditor Agreement Rating Agency Confirmation thereunder and the condition for an Mezzanine Intercreditor Agreement Rating Agency Confirmation pursuant to the Mezzanine Intercreditor Agreement for any subsequent request will apply regardless of any previous waiver or refusal to review or otherwise engage in such prior request. For purposes of this definition, any waiver, request, acknowledgement or approval that is required to be in writing may be in the form of electronic email.

“Mezzanine Loan Qualified Transferee” means (i) Mezzanine A QT, Mezzanine B QT, Mezzanine C QT and Mezzanine D QT and (ii) one or more of the following:

(a)       a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (ii)(a) satisfies the Eligibility Requirements;

(b)       an investment company, asset management company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii)(b) satisfies the Eligibility Requirements;

(c)       an institution substantially similar to any of the foregoing entities described in clauses (ii)(a) or (ii)(b) that satisfies the Eligibility Requirements;

(d)       any entity which Controls, is Controlled by, or is under common Control with any of the entities described in clauses (ii)(a), (ii)(b) or (ii)(c) above or clause (ii)(e) below;

(e)       an investment fund (which may be structured as a limited liability company, limited partnership or general partnership) (a “Permitted Investment Fund”) where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (A), (B), (C) or (D) of this definition investing through a fund with committed capital of at least $250,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: a Junior Lender, a Qualified Transferee under clauses (ii)(a), (ii)(b), (ii)(c) or (ii)(d) of this definition, an institutional

“accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth in this clause (ii)(e) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements;

(f)       a Qualified Trustee (or, in the case of collateralized debt obligations (“CDO”), a single-purpose bankruptcy-remote entity which contemporaneously assigns or pledges all or a portion of its interest in the applicable Junior Loan to a Qualified Trustee) in connection with (i) a securitization of, (ii) the creation of a CDO secured by, or (iii) a financing through an “owner trust” of, all or a portion of the applicable Junior Loan (any of the foregoing, a “Securitization Vehicle”), provided, that, (1) the Securitization Vehicle is an Acceptable Sponsored Securitization Vehicle, (2) the Securitization Vehicle Conditions have been satisfied and (3) (a) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a Transfer of the applicable Junior Loan (or any portion thereof or interest therein) to such Securitization Vehicle, except that if one or more classes of securities issued in connection with a securitization is rated by Moody’s, the transferee may not rely on this clause (1) with respect to Moody’s); (b) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle (if it is not an Acceptable Sponsor) has the Required Special Servicer Rating at the time of Transfer and the related transaction documents for such Securitization Vehicle require that any successor (unless it is an Acceptable Sponsor) have the Required Special Servicer Rating (each of such entity and Acceptable Sponsor, an “Approved Servicer”) and such Approved Servicer is required to service and administer the applicable Junior Loan in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (c) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Transferee, are each a Qualified Transferee under clauses (ii)(a), (ii)(b), (ii)(c), (ii)(d), (ii)(e), or (ii)(g) of this definition;

(g)       any other lender or Person (including opportunity funds) that has been approved as a Qualified Transferee by the Rating Agencies pursuant to the Mezzanine Intercreditor Agreement;

(h)        any private real estate fund investment trust established and authorized under the laws of Korea (a “Korean Trust”), so long as the beneficiaries of, and owners of not less than 51% of the equity interest in, such trust are, directly or indirectly, Persons that (x) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements or (y) Control, are Controlled by, or under Common Control with, other Persons that satisfy the financial tests in clause (i) of the definition of Eligibility Requirements ; or

(i)       any Qualified Transferee that is acting in an agency capacity in connection with a lending syndicate, so long as more than fifty percent (50%) of the lenders in the lending syndicate (by loan balance or committed loan amounts) are Qualified Transferees.

Notwithstanding anything to the contrary contained in this definition of Mezzanine Loan Qualified Transferee, in no event will any Disqualified Person be a Mezzanine Loan Qualified Transferee.

“Mortgage Loan Liabilities” means, individually and collectively, all of the indebtedness, liabilities and obligations of Borrower or Guarantor evidenced by the Mortgage Loan Documents and all amounts due or to become due pursuant to the Mortgage Loan Documents, including, without limitation, (i) the principal amount of, and accrued interest on (including, without limitation, any interest which accrues after the commencement of any bankruptcy proceeding of Borrower, whether or not such interest would be allowed in such bankruptcy proceeding), the Mortgage Loan, including, without limitation, advances made in the nature of Protective Advances, (ii) all other indebtedness, obligations and liabilities of Borrower or Guarantor to Mortgage Lender now existing or hereafter incurred or created under the Mortgage Loan Documents and (iii) all other indebtedness, obligations and liabilities of each Borrower Party to Mortgage Lender now existing or hereafter incurred, created and arising from or relating to the Mortgage Loan, including, without limitation, interest thereon and any other amounts payable in respect thereof or in connection therewith, including, without limitation, any late charges, default interest, prepayment fees or premiums, minimum interest premium, breakage, exit fees, advances, post-petition interest, and special servicing, workout and liquidation fees payable to the servicer of the Mortgage Loan.

“Permitted Fund Manager” means any Person that on the date of determination is (i) (x) one of the entities listed in the Mezzanine Intercreditor Agreement or a Person Controlling, Controlled by or under common Control with such entity or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, or (y) any Person approved by Lender or, if any related certificates are outstanding, as to which a Mezzanine Intercreditor Agreement Rating Agency Confirmation has been given pursuant to the Mezzanine Intercreditor Agreement approving such Person as a “Permitted Fund Manager”, (ii) investing through a fund with committed capital of at least $250,000,000, (iii) not a Disqualified Person and (iv) not subject to a bankruptcy proceeding.

“Permitted Investment Fund” has the meaning set forth in the definition of “Mezzanine Loan Qualified Transferee”.

“Protective Advances” means, individually and collectively, any and all sums expended in accordance with the Mortgage Loan Documents or the applicable Junior Loan Documents, as the case may be, in respect of any (or all) of the following: (i) for the purposes of payment of real estate taxes (including special assessments or payments in lieu of real estate taxes), maintenance costs, insurance premiums, ground rents or other items (including capital expenses and leasing costs such as (without limitation) leasing commissions and tenant improvement allowances) reasonably necessary to protect the Mortgaged Property or any portion thereof (including, but not limited to, all reasonable attorneys’ fees, costs relating to the entry upon the Mortgaged Property or any portion thereof to make repairs and the payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Mortgage Lender or any Junior Lender, as the case may be, appear to be prior or superior to the Mortgage Loan Documents or any of the applicable Junior Loan Documents, as applicable) or the Separate Collateral, respectively, from forfeiture, casualty, loss or waste, or to protect, preserve or defend the lien of the Mortgage Loan Documents or any of the applicable Junior Loan Documents, as applicable (including, without limitation, amounts advanced by any Junior Lender to effect a cure pursuant to the terms set forth in “— Cure Rights”), (ii) to protect and preserve the value or safety of the security of any collateral given as security for the Whole Loan or the applicable Junior Loan, as the case may be, or to pay for expenditures which are emergency in nature, or which are necessary to prevent or minimize personal injury, the occurrence of life safety or health issues and/or material damage or substantial economic harm to the Mortgaged Property, or which are required by applicable law or otherwise to protect the Mortgaged Property or any portions thereof from forfeiture, casualty, loss or waste, or (iii) any and all reasonable attorneys’ fees and expenses and court costs relating to any of the foregoing.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Senior Junior Borrowers” means (i) with respect to the Mezzanine A Loan, no other Junior Borrower; (ii) with respect to the Mezzanine B Loan, Mezzanine A Borrower; (iii) with respect to Mezzanine C Loan, Mezzanine A Borrower and Mezzanine B Borrower; and (iv) with respect to Mezzanine D Loan, Mezzanine A Borrower, Mezzanine B Borrower and Mezzanine C Borrower.

“Senior Junior Lenders” means (i) with respect to the Mezzanine A Loan, no other Junior Lender; (ii) with respect to the Mezzanine B Loan, Mezzanine A Lender; (iii) with respect to the Mezzanine C Loan, Mezzanine A Lender and Mezzanine B Lender; and (iv) with respect to the Mezzanine D Loan, Mezzanine A Lender, Mezzanine B Lender and Mezzanine C Lender.

“Senior Junior Loan” means (i) with respect to the Mezzanine A Loan, no other Junior Loan; (ii) with respect to the Mezzanine B Loan, the Mezzanine A Loan; (iii) with respect to the Mezzanine C Loan, the Mezzanine A Loan and the Mezzanine B Loan; and (iv) with respect to the Mezzanine D Loan, the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan.

“Senior Junior Loan Agreement” means (i) with respect to the Mezzanine A Loan, no other Junior Loan Agreement; (ii) with respect to the Mezzanine B Loan, the Mezzanine A Loan Agreement; (iii) with respect to the Mezzanine C Loan, the Mezzanine A Loan Agreement and the Mezzanine B Loan Agreement; and (iv) with respect to the Mezzanine D Loan, the Mezzanine A Loan Agreement, the Mezzanine B Loan Agreement and the Mezzanine C Loan Agreement.

“Senior Junior Loan Documents” means (i) with respect to the Mezzanine A Loan, no other Junior Loan Documents; (ii) with respect to the Mezzanine B Loan, the Mezzanine A Loan Documents; (iii) with respect to the Mezzanine C Loan, the Mezzanine A Loan Documents and the Mezzanine B Loan Documents; and (iv) with respect to the Mezzanine D Loan, the Mezzanine A Loan Documents, the Mezzanine B Loan Documents and the Mezzanine C Loan Documents.

“Subordinate Junior Borrowers” means (i) with respect to the Mezzanine A Loan, Mezzanine B Borrower and Mezzanine C Borrower; (ii) with respect to the Mezzanine B Loan, Mezzanine C Borrower; (iii) with respect to the Mezzanine C Loan, Mezzanine D Borrower; and (iv) with respect to the Mezzanine D Loan, no Junior Borrower.

“Subordinate Junior Lenders” means (i) with respect to the Mezzanine A Loan, the Mezzanine B Lender and the Mezzanine C Lender; (ii) with respect to the Mezzanine B Loan, the Mezzanine C Lender; (ii) with respect to the Mezzanine C Loan, the Mezzanine D Lender; and (iv) with respect to the Mezzanine D Loan, no Junior Lender.

“Subordinate Junior Loans” means (i) with respect to the Mezzanine A Loan, the Mezzanine B Loan, the Mezzanine C Loan and the Mezzanine D Loan; (ii) with respect to the Mezzanine B Loan, the Mezzanine C Loan and the Mezzanine D Loan; (iii) with respect to the Mezzanine C Loan, the Mezzanine D Loan; and (iii) with respect to the Mezzanine D Loan, no Junior Loan.

“Separate Collateral” means, with respect to each Junior Loan, (i) the Equity Collateral securing such Junior Loan, (ii) any accounts (and monies therein from time to time) established by a Junior Borrower and all amounts deposited therein and (iii) any other collateral given as security for such Junior Loan pursuant to the related Junior Loan Documents, including, without limitation, any guaranty (but subject to provisions of the Mezzanine Intercreditor Agreement), indemnity, or letter of credit, and all proceeds of the foregoing, including without limitation, “proceeds”, as such term is defined in the Uniform Commercial Code, in connection with an Equity Collateral Enforcement Action, in each case not directly constituting security for the Mortgage Loan.

“Stated Maturity Date” means, with respect to the Whole Loan and each Junior Loan, the scheduled maturity date under the terms of the Mortgage Loan Agreement or the applicable Junior Loan Agreement, as applicable.

Subordination of the Mezzanine Loans and the Mezzanine Loan Documents

Except as otherwise expressly provided in the Mezzanine Intercreditor Agreement, each Junior Lender hereby subordinates and makes junior the Junior Loan held by such Junior Lender, the related Junior Loan Documents and the liens and security interests created thereby, and all rights, remedies, terms and covenants contained therein to (i) the Whole Loan and each Senior Junior Loan, (ii) the liens and security interests created by the Mortgage Loan Documents and the Senior Junior Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Mortgage Loan Documents and the Senior Junior Loan Documents; and no amendments, extensions, consolidations, supplements, replacements, restatements or modifications to the Mortgage Loan Documents or the Senior Junior Loan Documents, or waivers of any provisions thereof is required to affect the subordination thereof as set forth in this section.

The Mezzanine Intercreditor Agreement will not be construed as subordinating and is required to not subordinate or impair a Junior Lender’s first lien priority right, estate and interest in and to the Separate Collateral relating solely to the Junior Loan held by such Junior Lender and Mortgage Lender and the other Junior Lenders hereby acknowledges and agrees that (i) none of Mortgage Lender or the other Junior Lenders has, and is required to not hereafter acquire, any lien on, or any other interest whatsoever in, such Separate Collateral, or any part thereof, and that collection from any such Separate Collateral (including the sale by such Junior Lender of all or any of its interests in the applicable Junior Loan made in compliance with the Mezzanine Intercreditor Agreement and its retention of the related sales proceeds), the exercise of remedies and realization upon such Separate Collateral by such Junior Lender or a Loan Pledgee and the application of proceeds therefrom (including the proceeds from any sale of such Junior Lender’s interest in the applicable Junior Loan made in compliance with the terms of the Mezzanine Intercreditor Agreement) as such Junior Lender deems appropriate in its discretion are, except as set forth in “—Realization on Mezzanine Equity Collateral”, expressly permitted and is required to not constitute a default or an event of default under the Mezzanine Intercreditor Agreement, the Mortgage Loan Documents or the Senior Junior Loan Documents, (ii) no Separate Collateral is collateral for the Whole Loan and no property of a Junior Borrower other than its interest in another Junior Borrower is collateral for such other Junior Lender’s Loan and (iii) no Junior Borrower has any legal obligations to pay the Whole Loan or to render any other performance under the Mortgage Loan Documents and no Subordinate Junior Borrower has any legal obligations to pay any Senior Junior Loan or to render any other performance under the Senior Junior Loan Documents.

Except (i) as otherwise expressly provided in the Mezzanine Intercreditor Agreement or (ii) in connection with the exercise by a Junior Lender of its rights and remedies with respect to the Separate Collateral in accordance with the terms of the Mezzanine Intercreditor Agreement and the application of proceeds therefrom as such Junior Lender deems appropriate in its sole discretion, (i) all of such Junior Lender’s rights to payment of the Junior Loan held by such Junior Lender and the obligations evidenced by the related Junior Loan Documents are hereby subordinated to all of the Mortgage Loan Liabilities and all of Mortgage Lender’s rights to payment by Borrower of the Whole Loan and the obligations secured by the Mortgage Loan Documents; and (ii) all of such Junior Lender’s rights to payment of the Junior Loan held by such Junior Lender and the obligations evidenced by the related Junior Loan Documents are hereby subordinated to all of the rights of each Senior Junior Lender to payment by each Senior Junior Borrower of the related Senior Junior Loan and the obligations secured by the Senior Junior Loan Documents, and such Junior Lender, from and after receipt by such Junior Lender of written notice of the declaration of, and thereafter, during the continuance of a Continuing Event of Default under the Mortgage Loan Documents or the Senior Junior Loan Documents, is not permitted to accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from any Borrower Party, the Mortgaged Property, from any Senior Junior Borrower, and/or proceeds from Separate Collateral securing or guaranteeing such Senior Junior Loan prior to the date that all Mortgage Loan Liabilities and all obligations of the related Senior Junior Borrower to the related Senior Junior Lender under the Senior Junior Loan Documents are paid in full in cash. If a bankruptcy proceeding of Borrower has occurred and has not been dismissed or a Continuing Event of Default has occurred and be continuing under the Mortgage Loan, Mortgage Lender will be entitled to receive payment and performance in full of all amounts due or to become due to Mortgage Lender under the Mortgage Loan Documents before any Junior Lender is entitled to receive any payment on account of any Junior Loan (other than payments with respect to a Junior Lender’s Separate Collateral, including the proceeds of any enforcement, sale or liquidation of such Separate Collateral conducted in accordance with the terms of the Mezzanine Intercreditor Agreement and the proceeds of any Transfer of such Junior Loan made in accordance with the provisions set forth in “—Transfer Restrictions”). If a bankruptcy proceeding with respect to any Senior Junior Borrower has occurred and has not been dismissed or a Continuing Event of Default has occurred and is continuing under any Senior Junior Loan Documents, then the Senior Junior Lenders relative to such Subordinate Junior Lender will be entitled to receive payment and performance in full of all amounts due to or to become due to such Senior Junior Lenders before such Subordinate Junior Lender is entitled to receive any payment on account of its Subordinate Junior Loan (other than payments with respect to Subordinate Junior Lender’s Separate Collateral including the proceeds of any enforcement, sale or liquidation of such Separate Collateral conducted in accordance with the terms of the Mezzanine Intercreditor Agreement and the proceeds of any Transfer of such Subordinate Junior Loan made in accordance with the provisions of the Mezzanine Intercreditor Agreement). All payments, prepayments or distributions upon or with respect to a Junior Loan which are received by a Junior Lender contrary to the provisions of the Mezzanine Intercreditor Agreement is required to be received and held in trust by such Junior Lender for the benefit of Mortgage Lender and, if applicable, Senior Junior Lender and will be paid over first to Mortgage Lender to the extent then payable to Mortgage Lender and then to Senior Junior Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance first of the Whole Loan in accordance with the terms of the Mortgage Loan Documents and then the Senior Junior Loans in accordance with the terms of the Senior Junior Loan Documents. Nothing contained in the Mezzanine Intercreditor Agreement will prohibit a Junior Lender from making Protective Advances (and adding the amount thereof to the principal balance of its Junior Loan) notwithstanding the existence of a default under the Whole Loan or a Senior Junior Loan at such time. In no event will the provisions set forth under this heading be deemed to apply to a Transfer of a Junior Loan in accordance with the terms of the Mezzanine Intercreditor Agreement or the ability of a Junior Lender to retain any sales proceeds in connection therewith.

Notwithstanding anything to the contrary contained in the Mezzanine Intercreditor Agreement:

(a)       provided that (x) no Continuing Event of Default then exists under the Mortgage Loan Documents or, with respect to a Subordinate Junior Lender, the Senior Junior Loan Documents, (y) the Stated Maturity Date of the Whole Loan or a Senior Junior Loan has not occurred and (z) no bankruptcy proceeding of Borrower or a Senior Junior Borrower has occurred, a Junior Lender may accept and retain (A) payments and prepayments of its Junior Loan (together with any Yield Maintenance Premium, as such term is defined in the applicable Junior Loan Agreement), provided that concurrently with such payment and/or prepayment there is a pro rata payment or prepayment or defeasance of the Whole Loan and each Senior Junior Loan (together with any other amounts payable to Mortgage Lender pursuant to the Mortgage Loan Documents or the applicable Senior Junior Loan Documents or, with respect to a Subordinate Junior Lender, to a Senior Junior Lender pursuant to the Senior Junior Loan Documents, in connection with such payment or prepayment or defeasance of the Mortgage Loan) to the extent required by the Mortgage Loan Documents and provided further that such payment or prepayment or defeasance does not otherwise violate the terms of the Mortgage Loan Documents and the applicable Senior Junior Loan Documents and (B) any amounts due and payable from time to time (including, without limitation, payments to cure a default under a Junior Loan) from a Junior Borrower out of such Junior Borrower’s own funds and out of funds of any Affiliate of such Junior Borrower contributed to such Junior Borrower (which may include any Property-related revenue that is or was distributed or dividended to such Person (other than a distribution or dividend in violation of applicable terms and conditions of the Mortgage Loan Documents or the applicable Senior Junior Loan Documents), which a Junior Borrower is expressly obligated to pay such Junior Lender in accordance with the terms and conditions of the applicable Junior Loan Documents, and such Junior Lender will have no obligation to pay over to Mortgage Lender or any Senior Junior Lender any such amounts received by such Junior Lender pursuant to this clause;

(b)       if funds are deposited into a Junior Lender’s account for a Junior Loan, or otherwise paid to a Junior Lender, Mortgage Lender and each Senior Junior Lender agrees that, absent clear and manifest evidence of error, such amounts will be deemed to have been properly paid to such Junior Lender and may be accepted and retained by such Junior Lender; provided that such funds were not deposited or otherwise paid in violation of any provision of the Mortgage Loan Documents, the Senior Junior Loan Documents or the Mezzanine Intercreditor Agreement; and

(c)       a Junior Lender may accept and retain amounts received in connection with the exercise of its rights and remedies with respect to its related Separate Collateral in accordance with the terms and conditions of the Mezzanine Intercreditor Agreement notwithstanding the existence of an Event of Default under the Whole Loan or a Senior Junior Loan but subject to the provisions of the Mezzanine Intercreditor Agreement.

Realization on Mezzanine Equity Collateral

No Junior Lender may complete a foreclosure, assignment in lieu or other realization upon the Equity Collateral securing such Junior Lender’s Loan (including, without limitation, obtaining title to such Equity Collateral or selling or otherwise transferring such Equity Collateral) or take Active Control (each, a “Realization Event”) without (x) if any related certificates are then outstanding and rated by at least one Rating Agency, a Rating Agency Confirmation or (y) if there are no related certificates then outstanding that are rated by at least one Rating Agency, the prior written approval of Senior Lender and, if the Realization Event relates to a Subordinate Junior Loan, each of the Senior Junior Lenders (and with respect to approval by Senior Lender or any Senior Junior Lender, such approval not to be unreasonably withheld, conditioned or delayed), unless:

(i)       the Junior Lender effectuating such Realization Event or the Person acquiring title to the applicable Equity Collateral is a Qualified Transferee (the “Equity Transferee”);

(ii)       the Mortgaged Property will be managed by a Qualified Manager promptly after the transfer of title to the applicable Equity Collateral; provided, however, such Equity Transferee may retain the existing Manager upon written consent of Mortgage Lender, and if the Realization Event Transfer relates to a Subordinate Junior Loan, each of the Senior Junior Lenders;

(iii)       if not in place prior to the consummation of such Realization Event, hard cash management will be implemented under the Whole Loan promptly after the transfer of title to the Equity Collateral to Equity Transferee (upon the same terms and conditions, and with identical reserves, set forth in the Mortgage Loan Documents as of the Origination Date), provided that the implementation of such hard cash management will not cause a “significant modification” as defined in Treasury Regulations Section 1.860G-2(b);

(iv)       as a precondition to the consummation of a Realization Event by such Junior Lender, the applicable Junior Lender has cured or caused to be cured all Senior Curable Defaults (provided, however, that, in each case, in order to consummate such Realization Event, such Junior Lender will not be required to cure an Event of Default under the Whole Loan or any Senior Junior Loan that results solely from the failure of Borrower or any Senior Junior Borrower to repay the Whole Loan or any Senior Junior Loan in full as a result of the occurrence of the Stated Maturity Date); provided, however, that nothing in this sentence is intended as (i) a waiver by Mortgage Lender or any Senior Junior Lender of any default or of any rights or remedies Mortgage Lender or any Senior Junior Lender may have as a result of such default or otherwise under the Mortgage Loan Documents or the Senior Junior Loan Documents, at law or in equity or (ii) any agreement on the part of Mortgage Lender or any Senior Junior Lender to extend the term of the Whole Loan or any Senior Junior Loan or otherwise modify any of Mortgage Loan Documents or any Senior Junior Lender in any respect except as expressly set forth the Mezzanine Intercreditor Agreement;

(v)       if a non-consolidation opinion was delivered in connection with the closing of the Whole Loan or any Senior Junior Loan, the Equity Transferee is required to deliver a new non-consolidation opinion relating to the Equity Transferee acceptable to Mortgage Lender and each applicable Senior Junior Lender, and meeting the then-current criteria of the Rating Agencies within ten (10) Business Days after the transfer of title to the Equity Collateral;

(vi)       the applicable Junior Lender is required to provide written notice of the transfer and an officer’s certificate from an officer of such Junior Lender certifying that all conditions set forth in this paragraph have been (or will be, in which case such Junior Lender is required to provide one or more additional officer’s certificates upon satisfaction of such conditions) satisfied to Mortgage Lender (or after a Securitization, the applicable Rating Agencies rating the Certificates and the Loan-Specific Certificates) and any Senior Junior Lenders upon consummation of any Realization Event pursuant to this paragraph. The applicable Junior Lender agrees that if it fails to timely deliver to Mortgage Lender and any Senior Junior Lender any of the notices required to be delivered by it pursuant to this paragraph, then (A) the applicable Realization Event will not be a valid or effective Realization Event and will be null and void ab initio and (B) any bankruptcy proceeding filed by or against Borrower or any Junior Borrower by Equity Transferee or any of its Affiliates will be deemed to be a bad faith and ultra vires filing;

(vii)       as a condition precedent to the consummation of any Realization Event, an Acceptable New Guarantor is required to (i) execute and deliver to Mortgage Lender and each applicable Senior Junior Lender new guaranties and indemnities (individually and collectively, the “New Guaranty”) in respective forms substantially similar to the Guaranty of Recourse Obligations and the Environmental Indemnity Agreement (and no less favorable to Mortgage Lender and, if applicable, each Senior Junior Lender, than the Guaranty of Recourse Obligations and the Environmental Indemnity Agreement delivered on the Origination Date (or otherwise approved by such Junior Lender), pursuant to which such Acceptable New Guarantor will have liability solely for acts and omissions occurring on and after the date of the consummation of any Realization Event (the “Future Third Party Obligations”), and (ii) deliver (or cause to be delivered) to Mortgage Lender (or after a Securitization, the applicable Rating Agencies rating the Certificates and the Loan-Specific Certificates) and, if applicable, each Senior Junior Lender, an opinion of counsel that the New Guaranty has been duly authorized and constitutes the legal, valid and binding obligations of the Acceptable New Guarantor, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity. Notwithstanding anything to the contrary contained the Mezzanine Intercreditor Agreement, the Acceptable New Guarantor will not have any liability under any New Guaranty for any Guaranteed Obligations that first arise from and after the date that Mortgage Lender, its designee or nominee takes title to the Mortgaged Property by foreclosure, deed in lieu or otherwise, or from and after the date that any Subordinate Junior Lender, its designee or nominee takes title to the applicable Equity Collateral by foreclosure, assignment in lieu or otherwise; provided that the Acceptable New Guarantor will not be entitled to the above-mentioned limitations on liability if any such Guaranteed Obligations are caused by the affirmative acts of the Acceptable New Guarantor or any Affiliate of the Acceptable New Guarantor (it being understood that neither Borrower nor any Junior Borrower will be deemed an Affiliate of the Acceptable New Guarantor until such Junior Lender has completed a foreclosure, assignment in lieu or other realization upon the applicable Equity Collateral). For the avoidance of doubt, any New Guaranty delivered to Mortgage Lender prior to the consummation of a Realization Event pursuant to this paragraph will only become effective upon the consummation of the related Realization Event. As used herein, an “Acceptable New Guarantor” means a Person that owns, directly or indirectly, at least ten percent (10%) of the ownership interest in and controls (as described in clause (ii) of the definition of Control) the Equity Transferee of title to the Equity Collateral that (A) has a Net Worth (as defined in the Guaranty of Recourse Obligations) (excluding such Person’s interest in the Mortgaged Property) of at least $500,000,000.00 and Liquid Assets (as defined in the Guaranty of Recourse Obligations) of at least $50,000,000.00, (B) is or is controlled (as described in clause (ii) of the definition of Control) by a Qualified Transferee, (C) is not a Disqualified Person or identified on the OFAC List, and (D) is not then the subject of a bankruptcy proceeding. Notwithstanding the foregoing, more than one Acceptable New Guarantor (up to a maximum of five Acceptable New Guarantors) shall deliver respective New Guarantees, (I) such New Guarantees (x) in the aggregate shall guaranty one hundred percent (100%) of Future Third Party Obligations and (y) is required to be on a joint and several basis; provided that for purposes of satisfying the applicable minimum amount of Net Worth or Liquid Assets required above, the Net Worth and Liquid Assets of each such Acceptable New Guarantor may be aggregated.

Subject to the provisions of the Mezzanine Intercreditor Agreement, each Junior Lender may take any Equity Collateral Enforcement Action; provided, however, that (i) such Junior Lender is required to, prior to commencing any Equity Collateral Enforcement Action, give Mortgage Lender and each Senior Junior Lender not less than five (5) Business Days prior written notice of the default which would permit such Junior Lender to commence such Equity Collateral Enforcement Action, (ii) such Junior Lender is required to provide Mortgage Lender and each Senior Junior Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, or delivered to any party to any Equity Collateral Enforcement Action and otherwise keep Mortgage Lender and each Senior Junior Lender reasonably apprised as to the status of any Equity Collateral Enforcement Action, and (iii) if and to the extent that an Equity Transferee acquires all of the ownership interest in Borrower or any Junior Borrower pursuant to an Equity Collateral Enforcement Action in accordance with the terms of the Mezzanine Intercreditor Agreement, including, without limitation, this provisions set forth under this heading, then upon, from and after the vesting of title thereto, subject to the terms of the Mezzanine Intercreditor Agreement, the Mezzanine Intercreditor Agreement will terminate with respect to such Equity Transferee.

In the event that, as of the date of transfer of the applicable Equity Collateral pursuant to the provisions set forth under this heading to an Equity Transferee, a non-monetary default remains uncured under the Whole Loan or any Senior Junior Loan that was not susceptible to cure without foreclosure of the applicable Equity Collateral, the Equity Transferee will have the right to cure such non-monetary default under the Whole Loan or any applicable Senior Junior Loan, so long as (A) following the occurrence of such non-monetary default, the applicable Junior Lender has continuously and diligently pursued foreclosure of the Equity Collateral in accordance with the requirements set forth in “—Cure Rights”, (B) such Equity Transferee is continuously and diligently pursuing a cure of such non-monetary default, (C) such Equity Transferee reimburses Mortgage Lender and/or any Senior Junior Lender, as applicable, for any out-of-pocket costs or expenses (including, without limitation, Protective Advances and interest thereon) reasonably incurred by it as a result of such non-monetary default, (D) such default is not caused by a bankruptcy proceeding of Borrower or any Senior Junior Borrower, and no bankruptcy proceeding of Borrower or any Senior Junior Borrower then exists, and (E) during the period in which such Equity Transferee is pursuing such cure in accordance with this paragraph, there is no material impairment to the value, use or operation of the Mortgaged Property or to Mortgage Lender’s Lien on any of the collateral for the Mortgage Loan, in each case as determined by Mortgage Lender in good faith, or to Senior Junior Lender’s Lien on any of the collateral for such Senior Junior Loan, in each case as determined by such Senior Junior Lender in good faith. Notwithstanding anything to the contrary contained the Mezzanine Intercreditor Agreement or in the Mortgage Loan Documents or any Senior Junior Loan Documents, the Equity Transferee will have no obligation to cure, and Mortgage Lender and each Senior Junior Lender is required to waive, any non-monetary default under the Whole Loan and any Senior Junior Loan which (X) remains uncured as of the date of the Transfer of the Equity Collateral, and (Y) is not susceptible of being cured by such Equity Transferee; provided that (I) there is no material impairment to the value, use or operation of the Mortgaged Property or to Mortgage Lender’s Lien on any of the collateral for the Mortgage Loan, in each case as determined by Mortgage Lender in good faith, or with respect to any Senior Junior Loan, the related Equity Collateral or to Senior Junior Lender’s Lien on any of the collateral for such Senior Junior Loan, in each case as determined by such Senior Junior Lender in good faith, (II) such default is not caused by, and does not consist of a bankruptcy proceeding of Borrower or any Senior Junior Borrower, and (III) such Equity Transferee reimburses Mortgage Lender and each Senior Junior Lender for any out-of-pocket costs or expenses (including, without limitation, Protective Advances and interest thereon) reasonably incurred by it as a result of such non-monetary default.

In the event an Equity Transferee obtains title to the Equity Collateral pursuant to and in accordance with the provisions under this heading, Mortgage Lender and each Senior Junior Lender hereby agrees that it will use commercially reasonable efforts to cooperate with such Equity Transferee to effect the amendment of the Mortgage Loan Documents and the Senior Junior Loan Documents, if applicable, to make substantively consistent changes to the existing permitted Affiliate transfer provisions contained therein to reflect the organizational structure of such Equity Transferee and such Person’s Affiliates in lieu of that of Borrower and its Affiliates or any Senior Junior Borrower and its Affiliates, as applicable, and to refer thereafter to such Equity Transferee and such Person’s respective Affiliates instead of Borrower or its Affiliates or any Senior Junior Borrower and its Affiliates, as applicable; provided, that such amendments provide substantively the same protections to (i) Mortgage Lender as the existing provisions of the Mortgage Loan Documents and (ii) each Senior Junior Lender as the existing provisions of the Senior Junior Loan Documents; provided, further, that each Senior Lender and Senior Junior Lender acknowledges and agrees that the Senior Loan or the applicable Senior Junior Loan will not be or become due as a result of such Transfer and that it will not impose any fees (other than any right to recover any related costs and expenses provided for in any Senior Loan Document or Senior Junior Loan Document) or unreasonable delays in connection with such Transfer.

Nothing contained in this subsection or “—Transfer Restrictions” is intended (i) to limit any Loan Pledgee’s right under its financing documents with a Junior Lender to foreclose against such Junior Lender, provided that such Loan Pledgee complies with the applicable provisions of the Mezzanine Intercreditor Agreement, or (ii) if any such Loan Pledgee has foreclosed under its financing documents, to limit such Loan Pledgee’s right to foreclose against such Junior Borrower’s interest in the Separate Collateral, provided, that, such Loan Pledgee complies with the applicable provisions of this subsection.

“Active Control” means the exercise by a Junior Lender or its nominee or designee of (i) any control, (ii) any proxy rights and/or (iii) any power of attorney granted pursuant to any of the related Junior Loan Documents with respect to the Equity Collateral securing the related Junior Loan, Borrower or any Junior Borrower, including, but not limited to, any action taken by such Junior Lender pursuant to any such exercise to direct or cause the direction of the management, policies or activities of Borrower or any Junior Borrower, including, without limitation, in connection with the commencement of any bankruptcy proceeding with respect to the Equity Collateral, or Borrower, but will not include any Junior Lender Loan Document Control Rights.

“Junior Lender Loan Document Control Rights” means the rights of any Junior Lender (or any nominee, designee or servicer acting on its behalf), to either (i) exercise any consent rights or waive any consent rights under the applicable Junior Loan Documents to the extent that the same are exercised in the ordinary course of administering the applicable Junior Loan or (ii) exercise cure rights pursuant to the applicable Junior Loan Documents; provided such exercise of consent rights (or waiver thereof) or exercise of cure rights will not involve the exercise of any proxy rights and/or power of attorney.

“Mezzanine Qualified Property Manager” means either (a) any Person that (i) is a reputable, nationally or regionally recognized, management company having at least five (5) years’ experience in the management of commercial properties with similar uses as the Mortgaged Property and in the jurisdiction in which the Mortgaged Property is located, and (ii) has, for at least five (5) years prior to its engagement as property manager, managed at least ten (10) properties of the same property type, size, scope, class and use as the Mortgaged Property in the relevant submarket, or (b) any other manager approved by Lender in its sole discretion (provided, that any such approval may be conditioned upon the issuance of a Rating Agency Confirmation following a Securitization (or the Whole Loan is not then outstanding, by Senior Junior Lender); provided, that no Person will constitute a Mezzanine Qualified Property Manager under the Mezzanine Intercreditor Agreement if at the time of its engagement as property manager of the Mortgaged Property such Person is the subject of a bankruptcy proceeding or is a Disqualified Person.

“Mortgage Loan Curable Defaults” means (i) with respect to the Mortgage Loan, all monetary defaults of Borrower under the Mortgage Loan Documents which are continuing and for which Mortgage Lender has provided notice to Junior Lenders in accordance with the terms of the Mezzanine Intercreditor Agreement, but expressly excluding (A) the payment of any late payment charges, default rate interest, and similar penalties so long as a Junior Lender has cured all defaults in payment of interest in accordance with the Mezzanine Intercreditor Agreement and (B) an Event of Default that results solely from the failure of the Borrower to repay the Whole Loan in full as a result of the occurrence of the Maturity Date and (ii) with respect to any Senior Junior Loan, all monetary defaults of the applicable Senior Junior Borrower under the applicable Senior Junior Loan Documents which are continuing and for which such Senior Junior Lender has provided notice to Subordinate Junior Lenders in accordance with the terms of the Mezzanine Intercreditor Agreement, but expressly excluding (A) the payment of any late payment charges, default rate interest, and similar penalties so long as a Subordinate Junior Lender has cured all defaults in payment of interest in accordance with the Mezzanine Intercreditor Agreement and (B) an Event of Default that results solely from the failure of a Senior Junior Borrower to repay the applicable Senior Junior Loan in full as a result of the occurrence of the Maturity Date.

Cure Rights

Prior to Mortgage Lender commencing any Enforcement Action under the Mortgage Loan Documents (excluding on the Stated Maturity Date of the Mortgage Loan, for which no notice is required), Mortgage Lender is required to provide written notice of the Mortgage Loan Event of Default under the Whole Loan which would permit Mortgage Lender to commence such Enforcement Action to each of the Junior Lenders and any Loan Pledgee entitled to notice thereof pursuant to the terms of the Mezzanine Intercreditor Agreement, whether or not Mortgage Lender is obligated to give notice thereof to Borrower (each, a “Mortgage Loan Default Notice”) and is required to permit Junior Lenders an opportunity to cure the underlying default which precipitated such Mortgage Loan Event of Default in accordance with the provisions set forth under this heading; provided, that, notwithstanding anything to the contrary set forth the Mezzanine Intercreditor Agreement, in the event Borrower fails to repay the Whole Loan in full on the maturity date thereof, then Junior Lenders will not have the right to cure such maturity default, but will have the right to purchase the Whole Loan pursuant to the terms, and subject to the conditions, set forth in “—Purchase Rights” below. Prior to or concurrently with undertaking any curative action with respect to the Mortgage Loan, a Junior Lender is required to provide all Lenders with written notice thereof and thereafter is required to keep such Lenders informed as to its progress as well as any abandonment of such cure promptly after such abandonment. In the event Mortgage Lender has delivered a Mortgage Loan Default Notice that has not been cured by Junior Lenders pursuant to the provisions set forth under this heading, Mortgage Lender is required to provide Junior Lenders with copies of any and all material notices relating to such Mortgage Loan Event of Default, and otherwise upon request keep Junior Lenders reasonably apprised as to the current status of any Enforcement Action, provided, however, that, Senior Lender’s obligations set forth in this sentence shall not be a condition to Senior Lender’s completion of an Enforcement Action and Senior Lender’s failure to give any such additional notices or to keep each Junior Lender reasonably apprised as to the status of any Enforcement Action shall not give rise to any right of Junior Lenders to, or to move or otherwise seek to, stay, delay, postpone, prevent or otherwise interfere with any Enforcement Action except to the extent that any Junior Lender is actually prejudiced by such failure.

If the underlying default which precipitated such Mortgage Loan Event of Default is a monetary default relating to a liquidated sum of money, Junior Lenders will have until twelve (12) Business Days after the later of (i) the receipt (or deemed receipt) by Junior Lenders of the Mortgage Loan Default Notice and (ii) the expiration of Borrower’s cure provision, if any (a “Monetary Cure Period”) to cure such monetary default; provided, however, that in the event a Junior Lender elects to cure any such monetary default, such Junior Lender is required to (x) reimburse and pay Mortgage Lender for all actual out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements arising under the pooling and servicing agreement for the Mortgage Loan, to the extent imposed on, incurred by or asserted against Mortgage Lender due to or arising from such Monetary Cure Period (but only to the extent such Monetary Cure Period extends later than two (2) Business Days after the Mortgage Loan Default Notice), (y) without duplication of the foregoing, reimburse Mortgage Lender for any interest charged by Mortgage Lender or its servicer on any advances required under the applicable pooling and servicing agreement for monthly payments of principal and/or interest on the Whole Loan and/or on any Protective Advances during the Monetary Cure Period, and (z) without duplication of the foregoing, if the monetary default is not cured within the Monetary Cure Period, pay Mortgage Lender the excess of interest accruing at the default rate under the Mortgage Loan Documents over interest accruing at the rate of interest which would have been payable by Borrower in the absence of such default under the Whole Loan for the number of days after the expiration of the Monetary Cure Period that such Mortgage Loan Event of Default continued uncured less any amounts paid by Junior Lenders under clause (y) above (it being understood that Mortgage Lender is not obligated to accept any such cure after the expiration of the Monetary Cure Period). No Junior Lender will have the right to cure as hereinabove set forth with respect to monthly scheduled debt service payments on the Whole Loan for a period of more than six (6) months during any consecutive twelve (12) month period of the Whole Loan unless such Junior Lender has commenced and is continuing to diligently pursue its rights against such Junior Lender’s Equity Collateral. Notwithstanding the foregoing, no Junior Lender will be required, in order to effect a cure under the Mezzanine Intercreditor Agreement to pay any interest at the Default Rate or late charges under the Mortgage Loan Documents, and no interest at the Default Rate or late charges will accrue against any Junior Lender prior to expiration of the Monetary Cure Period. In the event more than one Junior Lender cures any monetary default in accordance with the terms of this paragraph, Mortgage Lender hereby agrees (1) to accept the cure from the junior-most Junior Lender and (2) to return to the applicable Senior Junior Lender within three (3) Business Days of accepting such cure from the junior-most Junior Lender any funds tendered by such Senior Junior Lender. The Monetary Cure Period for a Junior Lender with respect to a monetary default will run concurrently with the cure period for the other Junior Lenders with respect to such monetary default and in no event will such cure periods run sequentially. Notwithstanding the foregoing, if a Junior Lender elects to pursue such cure of defaults involving monthly scheduled debt service payments as set forth above and thereafter either fails to make the required cure payments or fails to diligently pursue its rights against such Junior Lender’s Equity Collateral as required above, then notwithstanding the earlier election of the remaining Junior Lender not to cure the defaults involving monthly scheduled debt service payments, such remaining Junior Lender will be entitled to succeed to all such cure rights, upon written notice to Mortgage Lender, so long as such remaining Junior Lender promptly or during the Monetary Cure Period commences and thereafter diligently pursues its rights against its Equity Collateral as required above and otherwise satisfies the provisions of this paragraph. If the default referenced in a Mortgage Loan Default Notice has been cured such that there is no longer a Mortgage Loan Event of Default under the Mortgage Loan Documents, Junior Lenders will have the same Monetary Cure Period with respect to any future Mortgage Loan Default Notice.

If the underlying default which precipitated the Mortgage Loan Event of Default is of a non-monetary nature, Junior Lenders will have the following cure periods (each, a “Non-Monetary Cure Period”):

(i)       Mezzanine D Lender shall have until the later of (A) five (5) Business Days after the receipt by Mezzanine D Lender of a Senior Loan Default Notice and fifteen (15) Business Days after the expiration of Borrower’s cure period, if any, for such non-monetary default provided in the Senior Loan Documents, to cure such non- monetary default;

(ii)       if Mezzanine D Lender does not exercise the cure rights pursuant to clause (i) above, then Mezzanine C Lender shall have until the later of (A) five (5) Business Days after the receipt by Mezzanine C Lender from Senior Lender of notice that Mezzanine D Lender failed to exercise the right to cure the default specified in a Senior Loan Default Notice and (B) eighteen (18) Business Days after the expiration of Borrower’s cure period, if any, for such non-monetary default provided in the Senior Loan Documents, to cure such non-monetary default;

(iii)       if Mezzanine C Lender does not exercise the cure rights pursuant to clause (ii) above, then Mezzanine B Lender shall have until the later of (A) five (5) Business Days after the receipt by Mezzanine B Lender from Senior Lender of notice that Mezzanine C Lender failed to exercise the right to cure the default specified in a Senior Loan Default Notice and (B) twenty (20) Business Days after the expiration of Borrower’s cure period, if any, for such non-monetary default provided in the Senior Loan Documents, to cure such non-monetary default; and

(iv)       if Mezzanine B Lender does not exercise the cure rights pursuant to clause (iii) above, then Mezzanine A Lender shall have until the later of (A) five (5) Business Days after the receipt by Mezzanine A Lender from Senior Lender of notice that Mezzanine B Lender failed to exercise the right to cure the default specified in a Senior Loan Default Notice and (B) twenty-five (25) Business Days after the expiration of Borrower’s cure period, if any, for such non-monetary default provided in the Senior Loan Documents, to cure such non-monetary default.

Notwithstanding the applicable Non-Monetary Cure Period with respect to each Junior Lender, if (i) such non-monetary default identified in a Mortgage Loan Default Notice is susceptible of cure but cannot reasonably be cured within the Non-Monetary Cure Period or, if not susceptible of cure without foreclosure of the Equity Collateral or not susceptible to cure at all, a Junior Lender is diligently pursuing foreclosure of its Equity Collateral (subject to any applicable stay) and (ii) curative action, which may include, in the case of a non-monetary default that is not susceptible of cure during the applicable Non-Monetary Cure Period, an Equity Collateral Enforcement Action, was promptly commenced and is being diligently pursued by a Junior Lender (subject to any applicable stay), such Junior Lender will be given such additional period of time as is reasonably necessary for such Junior Lender in the exercise of due diligence to cure such non-monetary default (or to foreclose if the non-monetary default is not susceptible of cure without foreclosure of the Equity Collateral, or not susceptible to cure at all) for so long as (i) Borrower or such Junior Lender makes or causes to be made timely payment of Borrower’s regularly scheduled monthly principal (if any) and/or interest payments under the Whole Loan and any other amounts due under the Mortgage Loan Documents as and when the same are due thereunder (i.e., without additional cure or grace periods), (ii) such additional period of time does not exceed ninety (90) days; provided, however, in the event such non-monetary default is of a nature that cannot be cured within such ninety (90) day period, such Junior Lender will have an additional period of time as is reasonably necessary for such Junior Lender in the exercise of due diligence to cure such non-monetary default (or to foreclose on the Equity Collateral if the non-monetary default is not susceptible of cure without the foreclosure of the Equity Collateral), such additional period of time not to another ninety (90) day period, so long as such Junior Lender is continuously and diligently pursuing a cure of such non-monetary default (or the foreclosure on the Equity Collateral) and all of the conditions in this paragraph are satisfied, (iii) such default is not caused by a bankruptcy proceeding by or against Borrower and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Mortgaged Property or of Mortgage Lender’s Lien on any of the collateral for the Mortgage Loan, in each case as determined by Mortgage Lender in its good faith discretion. If a Junior Lender has commenced exercising any such cure right during a Non-Monetary Cure Period and elects not to proceed with such cure, such Junior Lender is required to promptly notify Mortgage Lender and, if applicable, Senior Junior Lender, and Senior Junior Lender will be deemed in compliance with the terms of the Mezzanine Intercreditor Agreement if it commences curing such event within five (5) Business Days following receipt of written notice of such election not to proceed with such cure by Subordinate Junior Lender and otherwise complies with the provisions of this paragraph. If a Subordinate Junior Lender is exercising its cure right pursuant to this paragraph, it is required to consult with each Senior Junior Lender and keep each Senior Junior Lender informed as to its progress. Any non-monetary and/or additional cure period granted to such Junior Lender under the Mezzanine Intercreditor Agreement will automatically terminate upon the commencement of a bankruptcy proceeding of the Borrower which, in the case of an involuntary bankruptcy proceeding, is not dismissed within ninety (90) days of filing thereof.

Prior to accelerating a Senior Junior Loan or commencing any other Equity Collateral Enforcement Action by reason of an Event of Default under the applicable Senior Junior Loan Documents, the related Senior Junior Lender is required to provide written notice of the default which would permit such Senior Junior Lender to commence such Equity Collateral Enforcement Action to each Subordinate Junior Lender and any Loan Pledgees entitled to notice thereof pursuant to the terms of the Mezzanine Intercreditor Agreement, whether or not such Senior Junior Lender is obligated to give notice thereof to the Senior Junior Borrower under such Senior Junior Loan (each, a “Junior Loan Default Notice”). Except in connection with such Senior Junior Borrower’s failure to repay such Senior Junior Loan in full in cash on the maturity date thereof, such Senior Junior Lender is required to permit such Subordinate Junior Lender an opportunity to cure such default in accordance with the provisions set forth under this heading and is not permitted to accelerate such Senior Junior Loan or commence any other Equity Collateral Enforcement Action on account of such default unless such cure is not effectuated within the applicable cure period provided for in this paragraph or the following paragraph. In the event such Senior Junior Borrower fails to repay such Senior Junior Loan in full in cash on the maturity date thereof, each Subordinate Junior Lender will have the right to purchase such Senior Junior Loan as set forth under the heading “—Purchase Rights”. Prior to or concurrently with undertaking any curative action with respect to a Senior Junior Loan, a Subordinate Junior Lender is required to provide the related Senior Junior Lender with written notice thereof. A Senior Junior Lender is required to keep each Subordinate Junior Lender reasonably apprised as to the status of any Equity Collateral Enforcement Action.

If the default identified in a Junior Loan Default Notice is a monetary default relating to the payment of interest or scheduled principal (if any) or a liquidated sum of money, (i) each Subordinate Junior Lender will have until twelve (12) Business Days after the later of (i) the receipt (or deemed receipt) by the applicable Senior Junior Lender of such Junior Loan Default Notice and (ii) the expiration of such Senior Junior Borrower’s cure provision, if any (such period, the “Junior Loan Monetary Cure Period”); provided, however, in the event a Junior Lender elects to cure any such monetary default, such Junior Lender is required to (x) reimburse and pay the applicable Senior Junior Lender for all actual out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements arising under the pooling and servicing agreement for the applicable Senior Junior Loan, to the extent imposed on, incurred by or asserted against such Senior Junior Lender due to or arising from such Junior Loan Monetary Cure Period (but only to the extent such Junior Loan Monetary Cure Period extends later than two (2) Business Days after the Junior Loan Default Notice), (y) without duplication of the foregoing, reimburse Senior Junior Lender for any interest charged by Senior Junior Lender or its servicer on any advances required under the applicable pooling and servicing agreement for monthly payments of principal and/or interest on the Senior Junior Loan and/or on any Protective Advances during the Junior Loan Monetary Cure Period, and (z) without duplication of the foregoing, if the monetary default is not cured within the Junior Loan Monetary Cure Period, pay the applicable Senior Junior Lender the excess of interest accruing at the default rate under the related Senior Junior Loan Documents over interest accruing at the rate of interest which would have been payable by the applicable Senior Junior Borrower in the absence of such default under such Senior Junior Loan for the number of days after the expiration of the Junior Loan Monetary Cure Period that such Event of Default continued uncured less any amounts paid by a Junior Lender under clause (y) above (it being understood that a Senior Junior Lender is not obligated to accept any such cure after the expiration of the Junior Loan Monetary Cure Period). No Junior Lender will have the right to cure as hereinabove set forth with respect to monthly scheduled debt service payments on any Senior Junior Loan for a period of more than six (6) months during any consecutive twelve (12) month period of such Senior Junior Loan unless such Junior Lender has commenced and is continuing to diligently pursue its rights against such Junior Lender’s Equity Collateral. Notwithstanding the foregoing, no Junior Lender will be required, in order to effect a cure under the Mezzanine Intercreditor Agreement to pay any interest at the Default Rate or late charges under the Senior Junior Loan Documents, and no interest at the Default Rate or late charges will accrue against any Junior Lender prior to expiration of the Junior Loan Monetary Cure Period. In the event that more than one Junior Lender cures any monetary default in accordance with the terms of this paragraph, each Senior Junior Lender hereby agrees (1) to accept the cure from the junior-most Junior Lender and (2) to return to the applicable Junior Lender within three (3) Business Days of accepting such cure from the junior-most Junior Lender any funds tendered by such Junior Lender. The cure period for a Junior Lender with respect to a monetary default will run concurrently with the cure period for the other Junior Lenders with respect to such monetary default and in no event will such cure periods run sequentially. Notwithstanding the foregoing, if a Junior Lender elects to pursue such cure of defaults involving monthly scheduled debt service payments as set forth above and thereafter either fails to make the required cure payments or fails to diligently pursue its rights against such Junior Lender’s Equity Collateral as required above, then notwithstanding the earlier election of the remaining Junior Lender not to cure the defaults involving monthly scheduled debt service payments, such remaining Junior Lender will be entitled to succeed to all such cure rights, upon written notice to each Senior Junior Lender, so long as such remaining Junior Lender promptly or during the Junior Loan Monetary Cure Period commences and thereafter diligently pursues its rights against its Equity Collateral as required above and otherwise satisfies the provisions of this paragraph. If the default referenced in a Junior Loan Default Notice has been cured such that there is no longer an Event of Default under the applicable Senior Junior Loan Documents, Junior Lenders will have the same Junior Loan Monetary Cure Period with respect to any future Junior Loan Default Notice.

If the underlying default which precipitated the Event of Default is of a non-monetary nature, each Subordinate Junior Lender will have until the later of (A) fifteen (15) Business Days after the receipt by it of a Junior Loan Default Notice and (B) thirty (30) days after the expiration of the applicable Senior Junior Borrower’s cure period, if any, for such non-monetary default provided in the related Senior Junior Loan Documents, to cure such non-monetary default the following cure periods (each, a “Junior Loan Non-Monetary Cure Period”). Notwithstanding the applicable Junior Loan Non-Monetary Cure Period with respect to each Junior Lender, if (i) such non-monetary default identified in a Junior Loan Default Notice is susceptible of cure but cannot reasonably be cured within the Junior Loan Non-Monetary Cure Period or, if not susceptible of cure without foreclosure of the Equity Collateral or not susceptible to cure at all, a Subordinate Junior Lender is diligently pursuing foreclosure of its Equity Collateral (subject to any applicable stay) and (ii) curative action, which may include, in the case of a non-monetary default that is not susceptible of cure during the applicable Junior Loan Non-Monetary Cure Period, an Equity Collateral Enforcement

Action, was promptly commenced and is being diligently pursued by a Subordinate Junior Lender (subject to any applicable stay), such Subordinate Junior Lender will be given such additional period of time as is reasonably necessary for such Subordinate Junior Lender in the exercise of due diligence to cure such non-monetary default (or to foreclose if the non-monetary default is not susceptible of cure without foreclosure of the Equity Collateral, or not susceptible to cure at all) for so long as (i) Senior Junior Borrower or such Subordinate Junior Lender makes or causes to be made timely payment of Senior Junior Borrower’s regularly scheduled monthly principal (if any) and/or interest payments under the Senior Junior Loan and any other amounts due under the Senior Junior Loan Documents as and when the same are due thereunder (i.e., without additional cure or grace periods), (ii) such additional period of time does not exceed ninety (90) days; provided, however, in the event such non-monetary default is of a nature that cannot be cured within such ninety (90) day period, such Subordinate Junior Lender will have an additional period of time as is reasonably necessary for such Subordinate Junior Lender in the exercise of due diligence to cure such non-monetary default (or to foreclose on the Equity Collateral if the non-monetary default is not susceptible of cure without the foreclosure of the Equity Collateral), such additional period of time not to exceed an additional ninety (90) day period, so long as such Subordinate Junior Lender is continuously and diligently pursuing a cure of such non-monetary default (or the foreclosure on the Equity Collateral) and all of the conditions in this paragraph are satisfied, (iii) such default is not caused by a bankruptcy proceeding by or against a Senior Junior Borrower and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the applicable Senior Junior Lender’s Equity Collateral or of Senior Junior Lender’s Lien on any of the collateral for the Senior Junior Loan, in each case as determined by Senior Junior Lender. If a Subordinate Junior Lender has commenced exercising any such cure right during a Junior Loan Non-Monetary Cure Period and elects not to proceed with such cure, such Subordinate Junior Lender is required to promptly notify each remaining Subordinate Junior Lender and each remaining Subordinate Junior Lender will be deemed in compliance with the terms of the Mezzanine Intercreditor Agreement if it commences curing such event within five (5) Business Days following receipt of written notice of such election not to proceed with such cure by the Subordinate Junior Lender that precedes it in priority of cure rights pursuant to this paragraph and otherwise complies with the provisions of this paragraph. If a Subordinate Junior Lender is exercising its cure right pursuant to this paragraph, it is required to consult with each Senior Junior Lender and keep each Senior Junior Lender informed as to its progress. Any non-monetary and/or additional cure period granted to such Subordinate Junior Lender under the Mezzanine Intercreditor Agreement will automatically terminate upon the commencement of a bankruptcy proceeding of the applicable Senior Junior Borrower which, in the case of an involuntary bankruptcy proceeding, is not dismissed within ninety (90) days of filing thereof.

Notwithstanding anything to the contrary under in the Mezzanine Intercreditor Agreement, , in the event that a Subordinate Junior Lender exercises its right set forth under this heading to cure any default (whether monetary or non-monetary) under the Whole Loan and at the time of such cure an Event of Default with respect to any Senior Junior Loan is then continuing, then such Subordinate Junior Lender will also be required to concurrently cure (or, in the case of a non-monetary default, commence and diligently pursue a cure of) each Event of Default (whether monetary or non-monetary) under such Senior Junior Loan. Mortgage Lender may not accept a cure of a default (whether monetary or non-monetary) under the Whole Loan without notice from each applicable Senior Junior Lender that the applicable Subordinate Junior Lender has cured each Event of Default (whether monetary or non-monetary) under the related Senior Junior Loan in accordance with the terms of the Mezzanine Intercreditor Agreement.

So long as no Continuing Mortgage Loan Event of Default has occurred and is continuing under the Mortgage Loan Documents, all funds held and applied pursuant to the Cash Management Agreement and Mortgage Loan Agreement will continue to be applied pursuant to the Cash Management Agreement and Mortgage Loan Agreement and will not be applied by Mortgage Lender to prepay the outstanding principal balance of the Mortgage Loan.

Purchase Rights

If (1) an Event of Default under the Mortgage Loan Documents occurs and Mortgage Lender notifies Borrower of Mortgage Lender’s intention to exercise any of its remedies under the Mortgage Loan Documents (subject to Mortgage Lender’s obligations under this paragraph), (2) Borrower has become a debtor in any bankruptcy proceeding, (3) the Whole Loan has been accelerated, (4) any Enforcement Action has been commenced by Mortgage Lender under the Mortgage Loan Documents or (5) the Whole Loan is a “specially serviced mortgage loan” under the applicable pooling and servicing agreement or trust and servicing agreement (each of the foregoing, a “Purchase Option Event”), Mortgage Lender is required to provide prompt written notice thereof (a “Purchase Option Notice”) to Junior Lenders (other than in the case of a Stated Maturity Default, where no such notice from Mortgage Lender will be required), and, upon fifteen (15) Business Days prior written notice to Mortgage Lender and the other Junior Lenders (the “Purchase Notice”), each Junior Lender will have the right to purchase, in whole but not in part, the Whole Loan for a price equal to the sum of (without duplication) (i) the outstanding principal balance thereof, together with all accrued interest, and other amounts due thereon, (ii) any unreimbursed Protective Advances, monthly advances of principal and interest or “servicing advances” made by Mortgage Lender or the Whole Loan servicer and any interest charged by Mortgage Lender on any advances for monthly payments of principal and/or interest on the Whole Loan and/or on any Protective Advances, (iii) any workout fee or liquidation fee payable under any applicable pooling and servicing agreement, provided, that (A) the annual special servicing fee rate shall not exceed twenty-five basis points per annum (0.25%) of the outstanding principal balance of the Mortgage Loan, (B) the aggregate workout fee rate shall not exceed 100 basis points (1.0%) of each collection of interest and principal received on the Mortgage Loan, and (C) the liquidation fee rate shall not exceed 100 basis points (1.0%) of any liquidation proceeds received on the Mortgage Loan; (iv) post-petition interest and (v) all reasonable costs and expenses (including special servicing fees and reasonable legal fees and expenses) actually incurred by Mortgage Lender or any servicer in enforcing the terms of the Mortgage Loan Documents, but specifically excluding (x) any prepayment fees or premiums, yield or spread maintenance premiums or fees, late charges, default interest (other than interest on advances as set forth in clause (ii) above) and/or exit fees and (y) notwithstanding clause (iii) above, in the event that a Junior Lender purchases the Whole Loan within ninety (90) days of the date it receives notice of the applicable Purchase Option Event, any workout or liquidation fees (collectively, the “Loan Purchase Price”). If a Senior Junior Lender delivers a Purchase Notice to Mortgage Lender (with a copy to each Subordinate Junior Lender), each Subordinate Junior Lender will thereafter have the right to subsequently deliver a Purchase Notice within three (3) Business Days of receiving such Senior Junior Lender’s Purchase Notice (provided, however, that if any two (2) or more Junior Loans are owned by the same Person or 50% or more owned by Persons that are Affiliates of each other, then no such Person or Affiliate will be afforded such additional three (3) Business Day Period). Once a Purchase Notice is delivered, the Junior Lender delivering such notice will be required to close the purchase of the Whole Loan (and, as set forth below, all Senior Junior Loans) within fifteen (15) Business Days after delivery of the Purchase Notice (such fifteen (15) Business Day period, the “Mortgage Loan Purchase Period”). In the event that more than one Junior Lender timely elects to purchase the Whole Loan pursuant to this paragraph), the most subordinate such Junior Lender will have the priority right to so purchase the Mortgage Loan, provided that (i) such Subordinate Junior Lender will also be required to concurrently purchase all Senior Junior Loans (relative to such Subordinate Junior Lender) from the Senior Junior Lenders for the Senior Junior Loan Purchase Prices, (ii) the Mortgage Loan Purchase Period for such Subordinate Junior Lender will commence on the earlier of delivery of its Purchase Notice or three (3) Business Days after original commencement date of the Mortgage Loan Purchase Period (if applicable as set forth above) (and not on the date of any previous Purchase Notice delivered by any other Junior Lender), and (iii) if such Subordinate Junior Lender defaults in its obligation to purchase the Mortgage Loan, such Subordinate Junior Lender will cease to have any right to purchase the Whole Loan and any Senior Junior Loans as provided in the succeeding paragraph and Mortgage Lender is required to notify the non-defaulting Junior Lenders of such default whereupon the most subordinate remaining Junior Lender that had elected to purchase the Whole Loan will have the right to elect to purchase the Whole Loan by delivering a Purchase Notice to Mortgage Lender within three (3) Business Days after Senior Junior Lender’s receipt of such notice from Mortgage Lender (provided, however, that if any two (2) or more Junior Loans are owned by the same Person or 50% or more owned by Persons that are Affiliates of each other, then no such Affiliate will be afforded such additional right to purchase the Whole Loan after such Person or Affiliate has so defaulted). A Subordinate Junior Lender may not close the purchase of the Whole Loan without concurrently closing the purchase of all Senior Junior Loans in accordance with the terms set forth under this heading unless such acquisition is not consummated solely as a result of a Senior Junior Lender’s failure to convey the applicable Senior Junior Loan in accordance with the terms and conditions of the Mezzanine Intercreditor Agreement. The right of each Junior Lender to purchase the Whole Loan (and, in the case of each Subordinate Junior Lender, each applicable Senior Junior Loan) will automatically terminate (I) upon a transfer of the Mortgaged Property, by foreclosure sale, sale by power of sale or delivery of a deed in lieu, or assignment in lieu, as applicable, of foreclosure and acceptance thereof by Mortgage Lender, in accordance with the terms of the Mezzanine Intercreditor Agreement, or (II) to the extent such right arose with respect to a specific Purchase Option Event, if such Purchase Option Event ceases to exist; provided, however, that with respect to clause (I), in no event may any Junior Lender have less than thirty (30) days to deliver a Purchase Notice following receipt of notice from Mortgage Lender of the occurrence of a Purchase Option Event, it being acknowledged and agreed that each Junior Lender will be entitled to bid at foreclosure as permitted by applicable law.

If any Junior Lender has elected to purchase the Whole Loan and fails to complete such purchase within its Mortgage Loan Purchase Period or if a Subordinate Junior Lender fails to concurrently purchase the Senior Junior Loans as required under the Mezzanine Intercreditor Agreement (unless such acquisition is not consummated solely as a result of Mortgage Lender’s or a Senior Junior Lender’s respective failure or inability to convey the respective Whole Loan or Senior Junior Loan in accordance with the terms and conditions of the Mezzanine Intercreditor Agreement; it being understood that no failure by Mortgage Lender or Senior Junior Lender to so convey the Whole Loan or Senior Junior Loan will affect the applicable Junior Lender’s obligation to purchase the Whole Loan or, if applicable, the Senior Junior Loan in accordance with the terms of this paragraph), then such Purchase Notice will be deemed invalid, such defaulting Junior Lender will cease to have any right to purchase the Whole Loan (and, if applicable, the Senior Junior Loans) in connection with the applicable Purchase Option Event, the remaining Junior Lenders will thereafter be entitled to exercise their respective purchase rights under, and in accordance with, the first paragraph of this section), and if a Subordinate Junior Lender is the defaulting Junior Lender then Senior Junior Lenders will cease to have any obligation to forbear from exercising remedies set forth under this heading or otherwise. Concurrently with payment to Mortgage Lender of the Loan Purchase Price, Mortgage Lender will deliver or cause to be delivered to the Junior Lender delivering the Loan Purchase Price all Mortgage Loan Documents held by or on behalf of Mortgage Lender and all amounts then held in any reserve or escrow account controlled by or held on account of Mortgage Lender and will execute or cause to be executed in favor of such Junior Lender or its designee assignment documentation, in form and substance reasonably acceptable to such Junior Lender, at the sole cost and expense of such Junior Lender, to assign the Whole Loan and its rights under the Mortgage Loan Documents (without recourse, representations or warranties, except for representations as to (x) the power and authority of Mortgage Lender to enter into the applicable assignment documentation, (y) Mortgage Lender’s ownership and not having assigned, transferred, participated, or encumbered its rights in the Whole Loan other than with respect to any participation, encumbrance or other action which will be satisfied or released as of the date of such assignment and (z) the outstanding principal balance of the Mortgage Loan. Concurrently with payment to a Senior Junior Lender of the applicable Senior Junior Loan Purchase Price, such Senior Junior Lender will deliver or cause to be delivered to the Subordinate Junior Lender delivering the Junior Purchase Notice all Senior Junior Loan Documents held by or on behalf of such Senior Junior Lender and all amounts then held in any reserve or escrow account controlled by or held on account of such Senior Junior Lender and will execute or cause to be executed in favor of such Subordinate Junior Lender or its designee assignment documentation, in form and substance reasonably acceptable to such Subordinate Junior Lender, at the sole cost and expense of such Subordinate Junior Lender, to assign such Senior Junior Loan and its rights under the applicable Senior Junior Loan Documents (without recourse, representations or warranties, except for representations as to (x) the power and authority of Senior Junior Lender to enter into the applicable assignment documentation, (y) Senior Junior Lender’s ownership and not having assigned, transferred, participated, or encumbered its rights in the Senior Junior Loan other than with respect to any participation, encumbrance or other action which will be satisfied or released as of the date of such assignment) and (z) the outstanding principal balance of the applicable Senior Junior Loan.

If (1) an Event of Default under the Senior Junior Loan Documents occurs and Senior Junior Lender notifies the applicable Senior Junior Borrower of Senior Junior Lender’s intention to exercise any of its remedies under the applicable Senior Junior Loan Documents (subject to Senior Junior Lender’s obligations set forth under “—Cure Rights”), (2) a Senior Junior Borrower has become a debtor in any bankruptcy proceeding, (3) the Senior Junior Loan has been accelerated, or (4) any Equity Collateral Enforcement Action has been commenced by a Senior Junior Lender under the applicable Senior Junior Loan

Documents (each of the foregoing, a “Junior Purchase Option Event”), Senior Junior Lender is required to provide prompt written notice thereof (a “Junior Purchase Option Notice”) to each Subordinate Junior Lender (other than in the case of a Stated Maturity Default, where no such notice from a Senior Junior Lender will be required), and, upon fifteen (15) Business Days prior written notice to Senior Junior Lender and the other Junior Lenders (the “Junior Purchase Notice”), each Subordinate Junior Lender will have the right to purchase, in whole but not in part, such Senior Junior Loan for a price equal to the sum of (without duplication) (i) the outstanding principal balance thereof, together with all accrued interest, and other amounts due thereon, (ii) any unreimbursed Protective Advances, monthly advances of principal and interest or “servicing advances” made by such Senior Junior Lender or Senior Junior Loan servicer and any interest charged by such Senior Junior Lender on any advances for monthly payments of principal and/or interest on such Senior Junior Loan and/or on any Protective Advances, (iii) post-petition interest and (iv) all reasonable costs and expenses (including special servicing fees and reasonable legal fees and expenses) actually incurred by such Senior Junior Lender or any servicer in enforcing the terms of the applicable Senior Junior Loan Documents, but specifically excluding any prepayment fees or premiums, yield or spread maintenance premiums or fees, late charges, default interest (other than interest on advances as set forth in clause (ii) above) and/or exit fees (collectively, the “Senior Junior Loan Purchase Price”). The right of any Subordinate Junior Lender to purchase a Senior Junior Loan will automatically terminate (I) upon a Transfer of the Equity Collateral covered by the related Senior Junior Loan Documents pursuant to any Equity Collateral Enforcement Action in accordance with the terms of the Mezzanine Intercreditor Agreement, or (II) to the extent such right arose with respect to a specific Junior Purchase Option Event, if such Junior Purchase Option Event ceases to exist; provided, however, that with respect to clause (I), in no event will any Subordinate Junior Lender have less than thirty (30) days to deliver a Junior Purchase Notice following receipt of notice from a Senior Junior Lender of the occurrence of a Junior Purchase Option Event, it being acknowledged and agreed that a Subordinate Junior Lender will be entitled to bid at foreclosure as permitted by applicable law.

Notwithstanding anything to the contrary contained in the Mezzanine Intercreditor Agreement, but subject to the last sentence of this paragraph, Mortgage Lender and each Junior Lender agree that:

(i)        Mortgage Lender is not permitted to not accept (or cause any nominee or designee to accept) a deed-in-lieu of foreclosure without first providing each Junior Lender with at least fifteen (15) Business Days prior written notice (a “DIL Notice”) of Mortgage Lender’s good faith intention to accept a deed-in-lieu with respect to the Premises within the forty-five (45) day period following delivery of such DIL Notice;

(ii)       if no Junior Lender delivers a Purchase Notice within ten (10) Business Days following the delivery of a DIL Notice, or if a Junior Lender delivers a Purchase Notice but does not consummate the purchases within the period of time provided under this heading (other than by reason of the default of Mortgage Lender), and subject to the notice to each Senior Junior Lender and subsequent right of each such Senior Junior Lender to deliver a Purchase Notice described herein, if applicable, the Mortgage Lender shall have the right, for forty-five (45) days after the expiration of the applicable ten (10) Business Day period, to accept such deed-in-lieu of foreclosure, and

(iii)       if the Mortgage Lender does not accept such deed-in-lieu of foreclosure prior to the expiration of such forty-five (45) day period described in the preceding subparagraph (ii), Mortgage Lender is not permitted thereafter to accept a deed-in-lieu of foreclosure without again complying with all of the provisions of this paragraph.

Notwithstanding anything to the contrary in the foregoing: (i) Mortgage Lender may not give a DIL Notice during any Monetary Cure Period or Non-Monetary Cure Period, and (ii) no DIL Notice may be delivered if a Junior Lender has commenced an Equity Collateral Enforcement Action with respect to its Equity Collateral and thereafter is continuously and diligently pursuing the completion of such Equity Collateral Enforcement Action.

Notwithstanding anything to the contrary contained herein, but subject to the last sentence of this paragraph, each Senior Junior Lender and each Subordinate Junior Lender agree that:

(i)        Senior Junior Lender is not permitted to accept (or cause any nominee or designee to accept) a conveyance-in-lieu of foreclosure with respect to its Equity Collateral (without first providing each Subordinate Junior Lender with at least fifteen (15) Business Days prior written notice (a “CIL Notice”) of Senior Junior Lender’s good faith intention to accept a conveyance-in-lieu with respect to its Equity Collateral within the forty-five (45) day period following delivery of such DIL Notice;

(ii)       if no Subordinate Junior Lender delivers a Junior Purchase Notice within ten (10) Business Days following the delivery of a CIL Notice, or if a Subordinate Junior Lender delivers a Junior Purchase Notice but does not consummate the purchases within the period of time provided under this heading (other than by reason of the default of the applicable Senior Junior Lender), the applicable Senior Junior Lender will have the right, for forty-five (45) days after the expiration of the applicable ten (10) Business Day period, to accept such conveyance-in-lieu of foreclosure, and

(iii)       if Senior Junior Lender does not accept such conveyance-in-lieu of foreclosure prior to the expiration of such forty-five (45) day period described in the preceding subparagraph (ii), Senior Junior Lender is not permitted thereafter to accept a conveyance-in-lieu of foreclosure without again complying with all of the provisions of this paragraph.

Notwithstanding anything to the contrary in the foregoing: (i) Senior Junior Lender may not give a CIL Notice during any Junior Loan Monetary Cure Period or Junior Loan Non-Monetary Cure Period, and (ii) no CIL Notice may be delivered if a Junior Lender has commenced an Equity Collateral Enforcement Action with respect to its Equity Collateral and thereafter is continuously and diligently pursuing the completion of such Equity Collateral Enforcement Action.

Each Junior Lender has covenanted not to enter any agreement with any Borrower Party purchase the Whole Loan or any Junior Loan pursuant to the terms set forth in this section or in connection with any refinancing of the Whole Loan or any Junior Loan in any manner designed to avoid or circumvent the provisions of the Mortgage Loan Documents or any of the Junior Loan Documents relating to the payment of a prepayment fee, exit fee, late charge, default interest, liquidated damages or yield maintenance charge in connection with a prepayment of the Whole Loan or a Junior Loan.

Transfer Restrictions

No Junior Lender is permitted to Transfer in the aggregate (taking into account prior Transfers) more than 49% of its beneficial interest in its respective Junior Loan to any Person unless either (i) a Rating Agency Confirmation has been given with respect to such Transfer, in which case the related transferee will thereafter be deemed to be a “Qualified Transferee” for all purposes of the Mezzanine Intercreditor Agreement, (ii) such Transfer is to a Qualified Transferee, (iii) such Transfer is a Pledge effectuated in compliance with the terms and conditions of the Mezzanine Intercreditor Agreement, (iv) in the event that no Certificates are then outstanding, such Transfer has been approved by Mortgage Lender, and, in the case of a Transfer by a Subordinate Junior Lender, each Senior Junior Lender has approved such Transfer in its sole discretion, in which case the related transferee will thereafter be deemed to be a “Qualified Transferee” for all purposes of the Mezzanine Intercreditor Agreement or (v) such transfer complies with the provisions set forth under the heading “—Realization on Mezzanine Equity Collateral”. Any transferee of a direct interest in a Junior Loan must assume in writing the obligations of the applicable Junior Lender under the Mezzanine Intercreditor Agreement arising from and after such Transfer and agree to be bound by the terms and provisions of the Mezzanine Intercreditor Agreement. Such proposed transferee (other than a Loan Pledgee (prior to its realization on its Pledge) or a participant in connection with a participation of a portion of a Junior Loan) is required to also remake each of the representations and warranties made by such transferring Junior Lender for the benefit of Mortgage Lender and the other Junior Lenders, with certain exceptions as set forth in the Mezzanine Intercreditor Agreement. Notwithstanding any such Transfer or subsequent Transfer by a transferee of a Junior Lender, each Senior Junior Loan and the Senior Junior Loan Documents will be and remain a senior obligation in the respects set forth in the Mezzanine Intercreditor Agreement to the applicable Subordinate Junior Loan and the Subordinate Junior Loan Documents in accordance with the terms and provisions of the Mezzanine Intercreditor Agreement. Notwithstanding anything contained the Mezzanine Intercreditor Agreement to the contrary, no Junior

Lender nor any Loan Pledgee may Transfer all or any portion of its beneficial interest in a Junior Loan (A) to Borrower, a Junior Borrower or any Borrower Party or (B) in violation of the terms and conditions of the applicable Junior Loan Agreement, and any Transfer of any interest in the applicable Junior Loan in breach of the provisions of the foregoing clauses (A) and (B) of this sentence will be null and void and will constitute a breach of the Mezzanine Intercreditor Agreement, unless such Transfer results in the substantially contemporaneous extinguishment of such Junior Loan.

Termination of the Property Manager

Mortgage Lender has consented to each Junior Lender’s right pursuant to the related Junior Loan Documents, and each Junior Lender has consented to Mortgage Lender’s right pursuant to the Mortgage Loan Documents and the other Junior Lenders’ right pursuant to the applicable Junior Loan Documents, to cause the termination of the Property Manager, and the exercise of (or election not to exercise) such right will not (in and of itself) permit Mortgage Lender or any Junior Lender to declare an Event of Default under the Mortgage Loan Documents or Junior Loan Documents or take any Enforcement Action or Equity Collateral Enforcement Action. In the event Mortgage Lender and one or more Junior Lenders have the right to so terminate the Property Manager, and Mortgage Lender fails to exercise (or fail to elect not to exercise) such rights, a Junior Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by Mortgage Lender pursuant to the Mortgage Loan Documents or, in the case of a Subordinate Junior Lender, by a Senior Junior Lender pursuant to the Senior Junior Loan Documents. Notwithstanding anything under this heading to the contrary, if the right of Mortgage Lender (or a Senior Junior Lender, as the case may be) to cause the termination of the Property Manager arises solely from an event of default by the Property Manager under the related Management Agreement, then Mortgage Lender is required to obtain the consent of each Junior Lender (and such Senior Junior Lender is required to obtain the consent of each Subordinate Junior Lender) in the event that Mortgage Lender (or such Senior Junior Lender, as applicable) elects not to exercise such right and thereby to retain the Property Manager as the Property Manager of the Mortgaged Property notwithstanding such event of default.

Notwithstanding anything under this heading to the contrary, if an Event of Default under the Whole Loan then exists or any other event has occurred (in each case which is not in the process of being cured by a Junior Lender as permitted hereby) pursuant to which Mortgage Lender has the right to cause the termination of the Property Manager pursuant to the Mortgage Loan Documents (or, at Mortgage Lender’s option, to elect not to exercise such right and to retain the then-current Property Manager), Mortgage Lender will have the sole right to elect not to exercise such right and to retain the then-current Property Manager (and in such case will notify each Junior Lender of such election).

Notwithstanding anything under this heading to the contrary but subject to Mortgage Lender’s rights and the other terms and conditions set forth under this heading, if an Event of Default under a Senior Junior Loan then exists or any other event has occurred (in each case which is not in the process of being cured by a Subordinate Junior Lender as permitted hereby) pursuant to which the related Senior Junior Lender has the right to cause the termination of the Property Manager pursuant to the applicable Senior Junior Loan Documents (or, at such Senior Junior Lender’s option, to elect not to exercise such right and to retain the then-current Property Manager), the most senior Senior Junior Lender will have the sole right as between such Senior Junior Lender and each Subordinate Junior Lender to elect not to exercise such right and to retain the then-current Property Manager (and in such case its required to notify each Subordinate Junior Lender of such election).

INDEX TO DEFINED TERMS

A Notes	7
Acceptable New Guarantor	93
ACM Maintenance Program	54
ACM’s	54
Active Control	94
Affiliate	52
Affiliated Manager	32
Agent	7
Allocated Loan Amount	46
Annual Budget	47
Approved Annual Budget	47
Approved Leasing Expenses	22
Approved Rating Agencies	25
Approved Replacement Guarantor	32
Approved Servicer	86
Assignment of Management Agreement	5, 25
Award	44
B Notes	7
BMO	1
BMO Lender	7
Borrower	54
Borrower Party	81
Borrower Sponsor Controlled Party	32
Borrower Sponsor Controlled Party (Chetrit)	32
Borrower Sponsor Controlled Party (Stellar)	32
Borrower Sponsor Family Group	32
Borrower Sponsor(s)	32
Business Day	8
Capital Expenditures	17
Carry Costs	63
Carry Guaranteed Obligations	63
Carry Guaranty	62
Cash Management Account	16
Cash Management Agreement	17
Cash Trap Period	17
Casualty	12, 44
CDO	86
CGMRC	68
Chetrit Borrower	32
Chetrit Guarantor	32
Chetrit Sponsor	32
Chetrit Sponsor Family Group	32
CIL Notice	103
Clearing Account	16
Clearing Bank	18
Collateral	66
Completion Conditions	38
Condemnation	12, 44
Condemnation Proceeds	13, 44
Continuing Event of Default	81
Control	33
Controlled	33
Controlling	33
Conversion Conditions	81
CREFI	1
CREFI Lender	7
Crowd-Funded Entity	82
DBRS Morningstar	25
Debt	12
Debt Service Coverage Ratio	18
Debt Yield	18
Default Rate	9
Defeasance Date	14
Defeasance Deposit	16
Defeasance Event	14
Defeasance Payment Amount	16
Deposit Bank	18
DHCR	40
DIL Notice	103
Disqualified Person	82
EB-5 Person	83
Eligibility Requirements	83
Eligible Account	18
Eligible Institution	18
Embargoed Person	25
Enforcement Action	83
Environmental Indemnity	65
Environmental Laws	65
Equity Collateral	83
Equity Collateral Enforcement Action	83
Equity Transferee	91
Event of Default	83
Excess Cash	17, 23
Excess Cash Reserve Account	22
Executive Order	82
Extraordinary Expense	19
Fitch	25
Flood Insurance Acts	40
Full Replacement Cost	40
Future Third Party Obligations	92
Gross Income from Operations	19
Guaranteed Obligations	62
Guaranty of Recourse Obligations	62
Hazardous Substances	65
Indemnitor	63
Individual Property	37

Initial Supplemental Income Reserve Deposit	23
Insurance Escrow Waiver Requirements	21
Insurance Proceeds	13, 45
Interest Rate	9
Junior Lender Loan Document Control Rights	94
Junior Lenders	84
Junior Loan	84
Junior Loan Agreement	84
Junior Loan Default Notice	98
Junior Loan Documents	84
Junior Loan Modification	78
Junior Loan Monetary Cure Period	98
Junior Loan Non-Monetary Cure Period	99
Junior Purchase Notice	102
Junior Purchase Option Event	102
Junior Purchase Option Notice	102
KBRA	25
Kicker Conditions	84
Korean Trust	86
Lead-Based Paint Maintenance Program	55
Lender	8
Lexington Management Agreement	2
Lexington Property	37
Lien	16, 84
Liquidation Event	71
Loan Pledgee	84
Loan Purchase Price	100
Loan to Value Ratio	19
Losses	66
Major Lease	37
Management Agreement	25
Material Adverse Change	19
Material Agreements	38
Maturity Date	7
Mezzanine A Borrower	9, 68
Mezzanine A Collateral	69
Mezzanine A Guarantor	69
Mezzanine A Lender	9
Mezzanine A Loan	9, 68
Mezzanine A Loan Agreement	9, 68
Mezzanine A Loan Documents	9, 68
Mezzanine A Loan Interest Rate	70
Mezzanine A Loan Outstanding Principal Balance	9
Mezzanine A Loan Pledge Agreement	69
Mezzanine A Note	68
Mezzanine A QT	84
Mezzanine B Borrower	9, 68
Mezzanine B Collateral	69
Mezzanine B Guaranty	69
Mezzanine B Loan	10, 69
Mezzanine B Loan Agreement	10, 68
Mezzanine B Loan Documents	10, 68
Mezzanine B Loan Interest Rate	71
Mezzanine B Loan Outstanding Principal Balance	10
Mezzanine B Loan Pledge Agreement	69
Mezzanine B Note	69
Mezzanine B QT	84
Mezzanine Borrower	10
Mezzanine C Borrower	10, 68
Mezzanine C Collateral	69
Mezzanine C Guarantor	69
Mezzanine C Guaranty	69
Mezzanine C Loan	10, 69
Mezzanine C Loan Agreement	10, 68
Mezzanine C Loan Documents	10, 68
Mezzanine C Loan Interest Rate	71
Mezzanine C Loan Outstanding Principal Balance	10
Mezzanine C Loan Pledge Agreement	69
Mezzanine C Note	69
Mezzanine C QT	84
Mezzanine Collateral	69, 70
Mezzanine D Borrower	10
Mezzanine D Collateral	70
Mezzanine D Guarantor	70
Mezzanine D Guaranty	70
Mezzanine D Loan	10, 70
Mezzanine D Loan Agreement	10, 68
Mezzanine D Loan Documents	10, 68
Mezzanine D Loan Interest Rate	71
Mezzanine D Loan Outstanding Principal Balance	11
Mezzanine D Loan Pledge Agreement	70
Mezzanine D Note	70
Mezzanine D QT	85
Mezzanine Guarantor	69, 70
Mezzanine Guaranty	69, 70
Mezzanine Intercreditor Agreement	70
Mezzanine Intercreditor Agreement Rating Agency Confirmation	85
Mezzanine Loan	11, 70
Mezzanine Loan Agreement	11
Mezzanine Loan Default Rate	72
Mezzanine Loan Documents	11, 68
Mezzanine Loan Event of Default	20, 73
Mezzanine Loan Interest Accrual Period	72
Mezzanine Loan Maturity Date	70
Mezzanine Loan Outstanding Principal Balance	11
Mezzanine Loan Payment Date	70
Mezzanine Loan Pledge Agreement	69, 70
Mezzanine Loan Qualified Transferee	85
Mezzanine Loan Stated Maturity Date	70
Mezzanine Monthly Debt Service Payment Amount	11
Mezzanine Note	11, 70
Mezzanine Open Prepayment Date	71

Mezzanine Qualified Property Manager	94
Monetary Cure Period	96
Monthly Interest Payment	8
Monthly Supplemental Income Reserve Disbursement Amount	23
Moody’s	26
Mortgage	13, 66
Mortgage Loan Agreement	6
Mortgage Loan Curable Defaults	95
Mortgage Loan Default	11
Mortgage Loan Default Notice	95
Mortgage Loan Documents	6
Mortgage Loan Event of Default	11, 55
Mortgage Loan Interest Accrual Period	11
Mortgage Loan Liabilities	87
Mortgage Loan Modification	77
Mortgage Loan Purchase Period	101
Mortgage Transfer	62
Mortgage Transfer Date	62
Net Cash Flow	20
Net Cash Flow Schedule	47
Net Liquidation Proceeds After Debt Service	72
Net Operating Income	48
Net Proceeds	13, 45
New Guaranty	92
Non-Monetary Cure Period	96
Note	7
Note A-1	6
Note A-10	6
Note A-11	6
Note A-12	6
Note A-13	6
Note A-14	7
Note A-15	7
Note A-16	7
Note A-17	7
Note A-18	7
Note A-2	6
Note A-3	6
Note A-4	6
Note A-5	6
Note A-6	6
Note A-7	6
Note A-8	6
Note A-9	6
Note B-1	7
Note B-2	7
Notice Owner	54
OFAC	33
Officer’s Certificate	16
Open Prepayment Date	11
Operating Expenses	20
Origination Date	1, 6
Originators	1
Other Charges	20
Outstanding Principal Balance	7
PACE Loan	35
Payment Date	8
Permitted Encumbrances	35
Permitted Fund Manager	87
Permitted Investment Fund	86, 87
Permitted Release Date	16, 72
Permitted Transfer	33
Person	52
Plans and Specifications	39
Policies	42
Policy	42
Prepayment Rate	13
Prepayment Rate Determination Date	13
Principal	52
Project Documents	39
Project Permits	39
Property Manager	2, 26
Protective Advances	87
Purchase Notice	100
Purchase Option Event	100
Purchase Option Notice	100
Qualified Insurer	42
Qualified Manager	26
Qualified Transferee	33
Qualified Trustee	88
Radius	43
Rating Agencies	26
Rating Agency Confirmation	26
Realization Event	91
Recourse Obligations	59
Recycled Entity Certificate	48
Related	28
Release	66
Remediation	66
Remedy Transfer	65
REMIC Loan to Value Ratio	45
Rents	20
Replacement Management Agreement	26
Replacement Reserve Account	21
Replacement Reserve Funds	21
Required Repairs	40
Reserve Account	21
Reserve Accounts	21
Restoration	45
Restricted Party	33
Rollover Reserve Account	22
Rollover Reserve Funds	22
S&P	26
Sale or Pledge	33
Scheduled Defeasance Payments	15
Securitization Vehicle	86
Security Agreement	14
Security Instrument	13
Senior Junior Borrowers	88
Senior Junior Lenders	88

Senior Junior Loan	88
Senior Junior Loan Agreement	88
Senior Junior Loan Documents	88
Senior Junior Loan Purchase Price	102
Separate Collateral	89
SMC	1
SNDA	36
Special Purpose Entity	48
Special Transfer	28
Springing Recourse Obligations	62
Stabilization	20
Stabilization Debt Yield	20
Starwood Lender	8
Stated Maturity Date	7, 89
Stellar	33
Stellar ACP Controlled Party	33
Stellar Alternate Control Party	33
Stellar Borrower	34
Stellar Guarantor	34
Stellar Qualified Replacement Guarantor	34
Stellar Qualified Transferee	34
Stellar Sponsor	35
Stellar Sponsor Family Group	35
Subordinate Junior Borrowers	88
Subordinate Junior Lenders	88
Subordinate Junior Loans	88
Successor Borrower	15
Supplemental Income Reserve Account	23
Supplemental Income Reserve Additional Deposit Amount	24
Supplemental Income Reserve Funds	23
Supplemental Income Reserve Recalculation Date	23
Supplemental True-Up Period	24
Tax and Insurance Escrow Account	21
Tax and Insurance Escrow Funds	21
Tenant in Common Agreement	54
Terrorism Coverage	42
TIC Roll-Up	58
Transfer	27
Transferee	28
Transient Debt Yield	24
Trust Subordinate Companion Loan	1
U.S. Obligations	16
Underwritten Stabilized Expense Amount	21
Unit Update Reserve Funds	24
Unit Upgrade Permitted Deposits	24
Unit Upgrade Reserve Account	24
Unit Upgrade Scope	39
Unit Upgrade Work	39
Violations	38
Violations Deadline	38
Violations Work	38
Whole Loan	6
Yield Maintenance Premium	13
Yorkshire & Lexington Towers Mortgage Loan	1
Yorkshire & Lexington Towers Mortgaged Property	1
Yorkshire & Lexington Towers Pari Passu Companion Loans	1
Yorkshire & Lexington Towers Senior Loan	1
Yorkshire & Lexington Towers Trust Subordinate Companion Loan	1
Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder	1
Yorkshire & Lexington Towers Whole Loan	1
Yorkshire Management Agreement	3
Yorkshire Property	37

ANNEX A

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

All capitalized terms used in this Annex A that are not defined in this free writing prospectus have the meanings ascribed to such terms in the Yorkshire & Lexington Towers Loan Agreement.

The Borrower made the following representations and warranties in the Yorkshire & Lexington Towers Loan Agreement as of the Origination Date as to itself and the Yorkshire & Lexington Towers Mortgaged Property. These representations and warranties were made at the time the Yorkshire & Lexington Towers Whole Loan was originated and there can be no assurance that such representations and warranties are true and correct as of the date of this free writing prospectus.

The Borrower represented to the lender that, as of the Origination Date:

1.1.1.       Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached to the Yorkshire & Lexington Towers Loan Agreement as Schedule III. Borrower (a) has complied in all respects with its certificate of incorporation, bylaws, limited partnership agreement, articles of organization and limited liability company operating agreement, as applicable; (b) has maintained complete books and records and bank accounts separate from those of its Affiliates; (c) has obeyed all formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof); and (d) has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the state in which the Property is located. The signatory of each Borrower to Yorkshire & Lexington Towers Loan Agreement has all necessary power, authority and legal right to execute on said Borrower’s behalf the Yorkshire & Lexington Towers Loan Agreement, the Note and the other Loan Documents to which Borrower is a party. Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty, the Carry Guaranty and the Environmental Indemnity.

1.1.2.       Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Agreement and the other Loan Documents. The Mortgage Loan Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

1.1.3.       No Conflicts. The execution, delivery and performance of the Mortgage Loan Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Mortgage Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower and/or Guarantor, as applicable, of the Mortgage Loan Agreement or any other Loan Documents has been obtained and is in full force and effect.

1.1.4.       Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor, Principal, any Affiliate of the foregoing or the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor, Principal any Affiliate of the foregoing or the Property, is reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor, Principal, any Affiliate of the foregoing or the condition or ownership of the Property.

1.1.5.       Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in the Yorkshire & Lexington Towers Loan Agreement, and (b) the obligations under the Mortgage Loan Documents.

1.1.6.       Title. Borrower has good and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Mortgage Loan Documents and the Liens created by the Mortgage Loan Documents. The property is “single asset real estate” as defined in 11 U.S.C. §101(51B) and pursuant to 11 U.S.C. §362(d)(3). The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Whole Loan. The Security Instrument and the Assignment of Leases, when properly recorded in the appropriate records, together with any UCC-1 financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Mortgage Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Mortgage Loan Documents and the Liens created by the Mortgage Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Mortgage Loan Documents.

1.1.7.       Solvency. Borrower has (a) not entered into the transaction contemplated by the Mortgage Loan Agreement or executed the Note, the Mortgage Loan Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Whole Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Whole Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. In Borrower’s reasonable judgment, the fair saleable value of Borrower’s assets is and will, immediately following the making of the Whole Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Whole Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No Bankruptcy Action exists against Borrower or any Principal, and neither Borrower nor Principal has ever been a party to a Bankruptcy Action. Neither

Borrower nor Principal is contemplating either a Bankruptcy Action or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any petition against it or any Principal.

1.1.8.       Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Mortgage Loan Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which is reasonably likely to adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.

1.1.9.       No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Compliance by Borrower and Guarantor with the provisions of the Yorkshire & Lexington Towers Loan Agreement will not involve any Prohibited Transaction. Neither Guarantor nor Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such plan. The performance by Borrower of its obligations under the Mortgage Loan Documents and Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by the Mortgage Loan Agreement, and (c) none of Borrower, Guarantor or ERISA Affiliate is at the Origination Date, or has been at any time within the two years preceding the Origination Date, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and none of Borrower, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to the Lender in writing.

1.1.10.       Compliance. Except as set forth in the Physical Condition Report and any Environmental Report, Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Mortgage Loan Documents. Neither the Improvements as constructed, nor the use of the Property by Tenants under the Leases and the contemplated accessory uses, will violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or records, or agreements affecting the Property or any part thereof. Except as set forth in the Physical Condition Report and any Environmental Report, the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.

1.1.11.       Financial Information. All financial data with respect to the Property and Guarantor, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower in connection with the Whole Loan (a) are true, complete and correct in all material respects as of the date of such material, (b) accurately represent the financial condition of the Property and Guarantor as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted

Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Change on the Property or the operation thereof as a mixed use building, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operation or business of Borrower or Guarantor from that set forth in said financial statements.

1.1.12.       Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

1.1.13.       Federal Reserve Regulations. No part of the proceeds of the Whole Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of the Mortgage Loan Agreement or the other Loan Documents.

1.1.14.       Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. There is no on-site sewage disposal system and the Property is served by a sewer system maintained by a Governmental Authority or property owners association.

1.1.15.       Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

1.1.16.       Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

1.1.17.       Assessments. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may, to Borrower’s knowledge, result in such special or other assessments.

1.1.18.       Enforceability. The Mortgage Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Mortgage Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Mortgage Loan Documents, or the exercise of any right thereunder, render the Mortgage Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

1.1.19.       No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

1.1.20.       Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in the Mortgage Loan Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and to Borrower’s best knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.

1.1.21.       Use of Property. The Property is used exclusively as a mixed-use building and other appurtenant and related uses.

1.1.22.       Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, temporary or final certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a mixed-use building (collectively, the “Licenses”), have been obtained and valid and in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a mixed-use building. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all such Licenses.

1.1.23.       Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Yorkshire & Lexington Towers Loan Agreement is in full force and effect with respect to the Property.

1.1.24.       Physical Condition. Except as disclosed to Lender in the Property Condition Report, , to Borrower’s knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components thereof are in good condition, order and repair in all material respects. Except as disclosed to Lender in the Property Condition Report, to Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

1.1.25.       Boundaries. Except as disclosed on the final Survey for the Property delivered to Lender prior to the closing of the Whole Loan, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to adversely affect the value or marketability of the Property except those easements or other encumbrances with respect to which the Title Insurance Policy insures against any losses resulting therefrom.

1.1.26.       Leases. The Property is not subject to any Leases other than the Leases described on the rent roll attached to the Yorkshire & Lexington Towers Loan Agreement at Schedule I. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to Borrower’s best knowledge, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder except as set forth on the rent roll attached to the Yorkshire & Lexington Towers Loan Agreement at Schedule I. The copies of the Leases and any related guaranty (including all amendments thereto) delivered to Lender are accurate, true and complete, and there are no oral agreements with respect thereto. No Rent (other than security deposits, if any, listed on Schedule I attached to the Yorkshire & Lexington Towers Loan Agreement) has been paid more than one (1) month in advance of its due date. Except as disclosed to Lender in writing prior to the closing of the Whole Loan, all work to be performed by the landlord under each Lease has been performed as required in such Lease and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord under such Lease to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Except as listed on Schedule I attached to the Yorkshire & Lexington Towers Loan Agreement, to the actual knowledge of Borrower, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. Except as listed on Schedule VI attached to the Yorkshire & Lexington Towers Loan Agreement, no commercial Tenant under any Lease has any right or option for additional space in the Improvements.

1.1.27.       Survey. The Survey for the Property delivered to Lender in connection with the Mortgage Loan Agreement has been prepared by a professional and properly licensed land surveyor in accordance with the 2016 Minimum Detail Requirements for ALTA/NSPS Land Title Surveys as jointly established and adopted by ALTA and NSPS. The Survey reflects the same legal description contained in the Title Insurance Policy and includes, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal is affixed to the Survey and the surveyor provided a certification for the Survey in form and substance acceptable to Lender and does not, to Borrower’s knowledge, fail to reflect any material matter affecting the Property or the title thereto.

1.1.28.       Principal Place of Business; State of Organization. Borrower’s principal place of business as of the Origination Date is the address set forth in the introductory paragraph of the Mortgage Loan Agreement. CF E 88 Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5590826. SM E 88 Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5547579. CF E 86 Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5590836. SM E 86 Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5547575. LSG E 86 Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5600463.

1.1.29.       Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.

1.1.30.       Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a Special Purpose Entity.

(b)       The representations, warranties and covenants set forth in this Section shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c)       Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects, and Borrower and Principal will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each Affiliate of Borrower with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with the Mortgage Loan Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(d)       Borrower covenants and agrees that Borrower shall provide Lender with fifteen (15) days’ prior written notice prior to the removal of an Independent Director of any of Borrower and/or Principal. Additionally, Borrower covenants and agrees that its organizational documents, or those of its Principal, which contains the requirement of having an Independent Director, will provide that no Independent Director of Borrower and/or Principal may be removed or replaced without Cause and unless Borrower provides Lender with not less than fifteen (15) days’ prior written notice of (a) any proposed removal of an Independent Director together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director.

(e)       Borrower covenants and agrees that its organizational documents, or those of its Principal, which contains the requirement of having an Independent Director, will also provide substantially the following language: “To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Borrower, including its respective creditors, in acting or otherwise voting on Bankruptcy Actions or Material Actions, as applicable. Except for duties to the Borrower as set forth in the immediately preceding sentence (including duties to the Member and the Borrower’s creditors solely to the extent of their respective economic interests in the Borrower but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Borrower, and (iii) the interests of any group of Affiliates of which the Borrower is a part), the Independent Director shall not have any fiduciary duties to the Member or any other Person bound by the Mortgage Loan Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.”

1.1.31.       Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

1.1.32.       Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

1.1.33.       No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower or Guarantor to Lender including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Whole Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower or Guarantor in the Mortgage Loan Agreement or in any other Loan Document, are accurate, complete and correct in all material respects as of the date made. There has been no Material Adverse Change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations and/or the financial condition of Borrower or Guarantor. Borrower and Guarantor have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

1.1.34.       Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other Federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

1.1.35.       Embargoed Person. As of the Origination Date and at all times throughout the term of the Whole Loan, including after giving effect to any Transfers permitted pursuant to the Mortgage Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Whole Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Whole Loan is in violation of law.

1.1.36.       Cash Management Account. (a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the UCC) in the Clearing Account and Cash Management Account in favor of Lender, as and when each such account may be established, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Mortgage Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed its interest in the Clearing Account and Cash Management Account;

(b)       Each of the Clearing Account and Cash Management Account shall constitute a “deposit account” within the meaning of the UCC;

(c)       Pursuant and subject to the terms of the Yorkshire & Lexington Towers Loan Agreement and of the other Loan Documents, Borrower agrees that the Clearing Bank shall comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Clearing Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities;

(d)       The Clearing Account and Cash Management Account shall not be held in the name of any Person other than Borrower, as pledgor, for the benefit of Lender, as secured party; and

(e)       The Property is not subject to any cash management system (other than pursuant to the Mortgage Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the Origination Date.

1.1.37.       Filing of Returns. Borrower, Principal and Guarantor have filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and have paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those being contested in good faith. Borrower and Guarantor have each established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by sound accounting principles consistently applied. None of Borrower, Principal or Guarantor knows of any proposed assessment for additional Federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower, Guarantor or the Property.

1.1.38.       Tenant in Common Agreement.

(a)       Each party obligated hereunder as “Borrower” is a party to the Tenant in Common Agreement. The Tenant in Common Agreement has been duly executed by each party thereto (each, a “Tenant in Common”). The Tenant in Common Agreement (x) is in full force and effect, (y) has not been modified or amended, (z) has been duly executed by each party thereto and constitutes the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its terms.

(b)       There are no defaults under the Tenant in Common Agreement on the part of any Borrower, and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Tenant in Common Agreement on the part of any Borrower.

(c)       The Tenant in Common Agreement provides that so long as the Whole Loan or any portion thereof is outstanding, each Tenant in Common agrees that it will not seek or be entitled to seek and obtain a partition of all or any part of the Property without first obtaining the prior written consent of Lender, and each Tenant in Common expressly waives any right it may have to partition the Property or any part thereof.

(d)       The Tenant in Common Agreement provides that each Tenant in Common agrees that the Tenant in Common Agreement, and all rights and privileges and remedies of each Tenant in Common thereunder, including without limitation, any rights of first refusal, purchase options or other similar rights under the Tenant in Common Agreement, are subject and subordinate to the Security Instrument and the other Loan Documents and the Liens created thereby, and to all rights of the Lender thereunder.

(e)       The Tenant in Common Agreement provides that no party thereunder may exercise any remedy provided for therein (including any rights of indemnification) against any other party for as long as the Whole Loan (or any portion thereof) is outstanding.

(f)       The Tenant in Common Agreement provides that each Tenant in Common waives, for so long as the Whole Loan (or any portion thereof) is outstanding, any lien rights, whether statutory or otherwise, that it may have against the co-tenancy interest of any other Tenant in Common.

(g)       The Tenant in Common Agreement provides that for so long as the Whole Loan (or any portion thereof) is outstanding, Lender shall be a third party beneficiary of the Tenant in Common Agreement.

(h)       A memorandum of the Tenant in Common Agreement shall be duly recorded prior to the Security Instrument in the applicable land records of the jurisdiction in which the Property is located.

1.1.39.       Securities Laws Compliance. No Legal Requirements have been violated in connections with the issuing, selling, transferring or marketing of tenancy in common interests. Without limiting the foregoing, no Borrower nor any of their Affiliates has made any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or has omitted any material fact or information from any such materials.

1.1.40.       Violations. To Borrower’s knowledge, there are no outstanding municipal violations with respect to the Properties except as set forth on Schedule V attached to the Yorkshire & Lexington Towers Loan Agreement (collectively, the “Violations”).

1.1.41.       Residential Apartments Status and Leases. To the best of Borrower’s knowledge, except as otherwise disclosed to Lender in writing prior to the Origination Date, there are no proceedings with any Tenant or other occupant of the Property presently pending or threatened before the New York State Division of Housing and Community Renewal (“DHCR”), or any other Governmental Authority or any New York City or New York State Court (each, a “Court”), in which a Tenant or other occupant of the Property has alleged an overcharge of rent, diminution of services or similar grievance, or asserted a claim of succession or to rent-regulated rights, or in which Borrower (and/or previous owners of the Property) is otherwise a party (other than usual landlord/tenant non-payment or holdover proceedings), and to the best of Borrower’s knowledge, there are no outstanding orders of DHCR, or any other Governmental Authority or any Court, that have not been complied with by Borrower (and/or previous owners of the Property). Borrower has and to Borrower’s knowledge, all previous owners of the Property have (i) complied with all filing, notice and other Legal Requirements, including the submission of all relevant Rent Registration Filings, and for any major capital improvement, individual apartment improvement or any other rent increases; (ii) complied with all filing, notice and other Legal Requirements necessary for the permanent deregulation of any apartment that has at any time been subject to rent stabilization and is set forth on the rent roll delivered to Lender in connection with the closing of the Whole Loan, as an unregulated, market-rate apartment; and (iii) satisfied all Legal Requirements necessary for the temporary exemption from rent regulation of any apartment for which such an exemption is presently claimed based on its occupancy by an employee. To the best of Borrower’s knowledge, the rents collected from the rent regulated Leases did not, prior to the Origination Date, exceed, in the aggregate, the maximum legal rent applicable thereto and do not continue to exceed the maximum legal rent applicable thereto. To the best of Borrower’s knowledge, there are no pending harassment proceedings with respect to any of the Leases before any Governmental Authority or any Court. To the best of Borrower’s knowledge, in the past twelve (12) months, there has been no organized rent strike or joint action by tenant groups to withhold rent from Borrower and neither Borrower nor to the best of Borrower’s knowledge, previous owners of the Property have entered into any agreement or stipulation with any tenant or tenant group regarding the Property. To the best of Borrower’s knowledge, there are no outstanding orders of DHCR, or any other Governmental Authority that have not been complied with by Borrower (and/or previous owners of the Property).

1.2.       Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth above and elsewhere in the Yorkshire & Lexington Towers Loan Agreement and in the other Loan Documents shall survive for so long as the Obligations remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in the Yorkshire & Lexington Towers Loan Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.